QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
APROPOS TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, $0.01 par value per share, of Apropos Technology, Inc.
	(2)	Aggregate number of securities to which transaction applies: 17,971,849
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $2.76 per share outstanding which is the offer price in the Merger.

	(4)	Proposed maximum aggregate value of transaction: $49,602,303.24
	(5)	Total fee paid: $5,838.19
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

DEFINITIVE PROXY MATERIALS

APROPOS TECHNOLOGY, INC.
One Tower Lane
28th Floor
Oakbrook Terrace, IL 60181

October 21, 2005

Dear Apropos Shareholder:

        You are cordially invited to attend the Special Meeting of Shareholders of Apropos Technology, Inc. ("Apropos" or the "Corporation"), to be held at the offices of the Corporation, One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois 60181, on November 21, 2005, at 10:30 a.m.

        At the Special Meeting you will be asked to vote upon a proposal to approve an Agreement and Plan of Merger, dated September 26, 2005 (the "Merger Agreement"), pursuant to which Amelia Acquisition Corporation, an Illinois corporation and wholly-owned subsidiary of Syntellect Inc., a Delaware corporation ("Syntellect"), will merge into Apropos with Apropos being the surviving corporation and becoming a wholly-owned subsidiary of Syntellect (the "Merger"), and the Merger. If Apropos shareholders approve the Merger Agreement and the Merger and the Merger is completed, and subject to your right to exercise dissenters' rights, each share of Apropos common stock will be automatically canceled and converted into the right to receive $2.76 in cash without interest.

        Apropos' Board of Directors has unanimously determined that the Merger Agreement and the Merger are fair to, advisable and in the best interests of the Corporation and its shareholders and has approved and adopted the Merger Agreement and the Merger. The Board of Directors unanimously recommends that Apropos shareholders vote "for" approval of the Merger Agreement and the Merger.

        Shareholders representing 7,432,193 shares of common stock, or approximately 41.4% of the total shares of Apropos common stock outstanding, have entered into Voting Agreements with Syntellect, pursuant to which, among other things, they have agreed to vote for the approval of the Merger Agreement and the Merger and to vote against any competing transaction. Copies of the Voting Agreements are attached as Appendix B.

        The accompanying proxy statement provides detailed information about the proposed Merger and the Special Meeting. Please give this material your careful attention. Additional information about Apropos is available from documents it has filed with the Securities and Exchange Commission and at Apropos' website at www.apropos.com. The contents of Apropos' website are not incorporated herein by reference.

        Expenses incurred in the solicitation of proxies will be borne by the Corporation. Officers of the Corporation may make additional solicitations in person or by telephone. In addition, the Corporation has retained Morrow & Co., Inc., to assist in the solicitation of proxies for a fee of $7,500, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the solicitation.

        As of October 19, 2005, the Corporation had outstanding 17,971,849 shares of common stock. These shares are the only shares entitled to vote at the Special Meeting. Each share is entitled to one vote on each matter to be voted upon at the Special Meeting.

        Apropos common stock is listed on the Nasdaq National Market under the trading symbol "APRS". At the close of trading on October 19, 2005, the bid price of Apropos common stock was $2.68 per share.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF APROPOS COMMON STOCK YOU OWN. BECAUSE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER REQUIRES THE AFFIRMATIVE VOTE BY THE HOLDERS OF AT LEAST TWO-THIRDS OF APROPOS' OUTSTANDING SHARES OF COMMON STOCK, FAILURE TO VOTE WILL COUNT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE MERGER. ACCORDINGLY, YOU ARE REQUESTED TO PROMPTLY VOTE YOUR SHARES BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. Voting in this manner will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting. If you submit a proxy, you may revoke it at any time before the vote is taken at the Special Meeting. To revoke your proxy, you must either provide a written notice of revocation to the Secretary of Apropos, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the meeting and vote your shares in person. Merely attending the Special Meeting will not constitute revocation of your proxy.

Thank you for your cooperation.

Kenneth D. Barwick
President and Chief Executive Officer

DEFINITIVE PROXY MATERIALS

THIS PROXY STATEMENT IS DATED OCTOBER 21, 2005 AND IS
FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 21, 2005

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 21, 2005

To the Shareholders of APROPOS TECHNOLOGY, INC.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Apropos Technology, Inc., an Illinois corporation ("Apropos" or the "Corporation"), will be held at the offices of the Corporation, One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois 60181, on November 21, 2005, at 10:30 a.m., for the following purposes:

  1.
  To vote upon a proposal to approve the Agreement and Plan of Merger, dated September 26, 2005 (the "Merger Agreement"), among Apropos, Syntellect Inc., a Delaware corporation ("Syntellect"), and Amelia Acquisition Corporation, an Illinois corporation and a wholly-owned subsidiary of Syntellect ("Amelia Acquisition"), and the resulting merger. A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement. Pursuant to the terms of the Merger Agreement, Amelia Acquisition will merge with and into Apropos (the "Merger"). In the Merger, Apropos will be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and become a wholly-owned subsidiary of Syntellect, and each share of common stock of Apropos, other than those shares held by any shareholders who properly exercise their dissenters' rights under Illinois law and certain other shares as more fully described in the Merger Agreement, will be converted into the right to receive $2.76 in cash without interest.

  2.
  To consider and transact such other business as may properly come before the Special Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on October 19, 2005 are entitled to vote at the Special Meeting and at any adjournment or postponement of the Special Meeting. All shareholders of record at such time are cordially invited to attend the Special Meeting in person. However, to assure your representation at the meeting in case you cannot attend, you are urged to vote your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. If you attend the Special Meeting, you may vote in person even if you have previously completed and returned a proxy card.

        Apropos shareholders have the right to dissent from the Merger and obtain payment in cash of the fair value of their shares of common stock under applicable provisions of Illinois law. In order to perfect and exercise dissenters' rights, shareholders must give a written demand for payment of their shares before the vote on the Merger Agreement and the Merger is taken at the Special Meeting and must not vote in favor of the Merger Agreement and the Merger. A copy of the applicable Illinois statutory provisions is included as Appendix C to the accompanying proxy statement, and a summary of these provisions can be found under the heading "The Merger—Dissenters' Rights" in the accompanying proxy statement.

        Shareholders representing 7,432,193 shares of common stock, or approximately 41.4% of the total shares of common stock outstanding, have entered into Voting Agreements with Syntellect, pursuant to which, among other things, they have agreed to vote FOR the approval of the Merger Agreement and the Merger and against any competing transaction. Copies of the Voting Agreements are attached as Appendix B.

        A majority of the outstanding shares entitled to vote at the Special Meeting and represented in person or by proxy will constitute a quorum. The approval of the Merger Agreement and the Merger requires the affirmative vote by the holders of at least two-thirds of the outstanding shares of Apropos common stock as of the record date. In the event that there are not sufficient votes to approve the Merger Agreement and the Merger at the time of the Special Meeting or otherwise, the Special Meeting may be adjourned or postponed in order to permit further solicitation by Apropos. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY, OF COURSE, ATTEND THE SPECIAL MEETING, REVOKE YOUR PROXY AND VOTE IN PERSON EVEN IF YOU HAVE ALREADY RETURNED YOUR PROXY CARD.

        Please do not send your stock certificates at this time. If the Merger Agreement and the Merger are approved, you will be sent instructions regarding the surrender of your stock certificates.

BY ORDER OF THE BOARD OF DIRECTORS,
Kenneth D. Barwick President and Chief Executive Officer

Oakbrook Terrace, Illinois
October 21, 2005

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS CONTEMPLATED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN SUCH JURISDICTION.

WE URGE YOU TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

TABLE OF CONTENTS

SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE MERGER	6
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	9
THE PARTIES TO THE MERGER	9
Apropos	9
Syntellect	9
Amelia Acquisition	9
THE SPECIAL MEETING OF APROPOS SHAREHOLDERS	10
Time, Place and Purpose of the Special Meeting	10
Who Can Vote at the Special Meeting	10
Vote Required for Approval of Merger Agreement and Merger	10
Voting By Proxy	11
How to Vote	11
Proxy Solicitation	12
Voting Agreements	12
THE MERGER	13
General Description of the Merger	13
Background of the Merger	13
Apropos' Considerations Relating to the Merger	14
Recommendation of Apropos' Board of Directors	16
Failure to Approve and Complete the Merger	16
Opinion of Apropos' Financial Advisor	16
Interests of Apropos' Directors and Officers in the Merger	24
Apropos Employees and Employee Benefit Plans	24
Financing of the Merger	24
Completion and Effectiveness of the Merger	25
Material United States Federal Income Tax Consequences	25
Accounting Treatment of the Merger	26
Regulatory Filings and Approvals	26
Right to Dissent	26
Delisting and Deregistration of Apropos Stock After the Merger	27
THE MERGER AGREEMENT	28
Structure of Merger	28
Effective Time of the Merger	28
Consideration to be Received in Merger	28
Conditions to Consummation of the Merger	29
Representations and Warranties of Apropos	30
Representations and Warranties of Syntellect and Amelia Acquisition	31
Material Adverse Effect	31
Conduct of the Business Pending the Merger	32
No Solicitation	35
Commercially Reasonable Efforts	36
Termination of Merger Agreement	37
Expenses and Termination Fees	38
Amendment and Modification	38
Apropos' Articles of Incorporation and Bylaws	39

i

Apropos' Board of Directors and Officers	39
RECENT MARKET PRICES OF APROPOS COMMON STOCK	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40
EXCHANGE PROCEDURES	42
OTHER MATTERS	42
WHERE YOU CAN FIND MORE INFORMATION	43
HOUSEHOLDING	43
APPENDIX A: AGREEMENT AND PLAN OF MERGER	A-1
APPENDIX B: VOTING AGREEMENTS	B-1
APPENDIX C: ILLINOIS BUSINESS CORPORATION ACT SECTIONS 11.65 AND 11.70	C-1
APPENDIX D: OPINION OF JEFFERIES BROADVIEW	D-1

ii

SUMMARY TERM SHEET

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the Merger and the related transactions, you should read carefully this entire proxy statement and the documents we refer to herein. See "Where You Can Find More Information." The Merger Agreement is attached as Appendix A to this proxy statement. We encourage you to read the entire Merger Agreement as it is the legal document that governs the Merger. Apropos has included section and page references to other portions of this proxy statement to direct you to a more complete description of the topics described in this summary. All references to "we," "us" and "our" in this proxy statement refer to Apropos Technology, Inc.

•
The Merger.  Apropos Technology, Inc., an Illinois corporation ("Apropos" or the "Corporation"), has entered into an Agreement and Plan of Merger, dated September 26, 2005 (the "Merger Agreement"), among Apropos, Syntellect Inc., a Delaware corporation ("Syntellect"), and Amelia Acquisition Corporation, an Illinois corporation and a wholly-owned subsidiary of Syntellect ("Amelia Acquisition"). Pursuant to the terms of the Merger Agreement, Amelia Acquisition will merge with and into Apropos (the "Merger"). In the Merger, Apropos will be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and become a wholly-owned subsidiary of Syntellect. Please read the discussion under the heading "The Merger Agreement" beginning on page 28.

•
The Parties.

  Apropos Technology, Inc.    Apropos develops communications management solutions for contact center operations. Apropos solutions are largely used when differentiated levels of service and support are required to effectively service the customer base. Organizations rely on Apropos' solutions to prioritize and route customers to the right service agent and measure contact center performance as well as enhance business continuity across the enterprise. Apropos solutions integrate with existing CRM systems to manage and archive voice, e-mail, Web chat, VoIP or fax interactions. Founded in 1989, the Corporation serves over 300 clients worldwide from its corporate headquarters in Oakbrook Terrace, IL, and from its European headquarters in the United Kingdom. Apropos' telephone number is (630) 472-9600.

  Syntellect Inc.    Syntellect offers a comprehensive array of self-service and live-assistance solutions and services—from packaged off-the-shelf products to modular tools and custom capabilities—all of which are focused on increasing customer satisfaction and decreasing customer service costs for inbound and outbound voice, web and email communications. The principal office address of Syntellect is c/o Enghouse Systems Limited, 80 Tiverton Court, Suite 800, Markham (Toronto), Ontario, L3R OG4, Canada. Syntellect's telephone number is (905) 946-3200.

  Amelia Acquisition.    Amelia Acquisition Corporation, referred to as "Amelia Acquisition" in this proxy statement, is an Illinois corporation that was recently formed by Syntellect for the sole purpose of completing the Merger with Apropos. Amelia Acquisition is wholly-owned by Syntellect and has not engaged in any business except in anticipation of the Merger. The principal office address of Amelia Acquisition is c/o Enghouse Systems Limited, 80 Tiverton Court, Suite 800, Markham (Toronto), Ontario, L3R OG4, Canada. Amelia Acquisition's telephone number is (905) 946-3200.

  Please read the discussions under the heading "The Parties to the Merger" beginning on page 9.

•
Merger Consideration.  If the Merger is completed, each share of Apropos common stock, other than those shares held by any shareholders who properly exercise their right to dissent under Illinois law and certain other shares more fully described in the Merger Agreement, will be converted into the right to receive $2.76 in cash without interest. Please read the discussion under the heading "The Merger Agreement—Consideration to be Received in Merger" beginning on page 28.

•
Special Meeting and Record Date.  The Special Meeting of Apropos shareholders will be held at the offices of the Corporation, One Tower Lane, 28th Floor, Oakbrook Terrace, IL 60181, on November 21, 2005, at 10:30 a.m., to vote on the proposal to approve the Merger Agreement and the Merger. Only Apropos shareholders of record on October 19, 2005 are entitled to receive notice of and vote at the Special Meeting (the "record date"). On the record date, there were 17,971,849 shares of Apropos common stock outstanding which were held by approximately 100 record holders. Please read the discussions under the headings "The Special Meeting of Apropos Shareholders—Time, Place and Purpose of the Special Meeting" and "The Special Meeting of Apropos Shareholders—Who Can Vote at the Special Meeting" each beginning on page 10.

•
Vote Required.  Each share of Apropos common stock held by shareholders of record on the record date will be entitled to one vote. The approval of the Merger and the Merger Agreement requires the affirmative vote by the holders of at least two-thirds of the shares of Apropos common stock outstanding on the record date. Apropos shareholders should vote by completing, signing and dating their proxy cards and sending them to Apropos (which vote may be revoked at any time before the Special Meeting of shareholders). Please see the discussions under the headings "The Special Meeting of Apropos Shareholders—Vote Required for Approval of Merger Agreement and Merger" and "The Special Meeting of Apropos Shareholders—Voting by Proxy" beginning on pages 10 and 11, respectively.

•
Voting Agreements.  Shareholders representing 7,432,193 shares of common stock, or approximately 41.4% of the total shares of common stock outstanding, have entered into Voting Agreements with Syntellect, pursuant to which, among other things, they have agreed to vote for the approval of the Merger and the Merger Agreement and against any competing transaction. Copies of the Voting Agreements are attached as Appendix B. Please see the discussions under the headings "The Special Meeting of Apropos Shareholders—Vote Required for Approval of Merger Agreement and Merger" beginning on page 10.

•
Recommendation of Apropos Board of Directors.  Apropos' board of directors, after considering many factors, unanimously recommends that Apropos shareholders vote "for" approval of the Merger and the Merger Agreement. Please see the discussion under the heading "The Merger—Recommendation of Apropos' Board of Directors" beginning on page 16.

•
Financing of the Merger.  The consummation of the Merger is not contingent upon Syntellect obtaining financing. Syntellect plans to finance the Merger with currently available funds (or with funds available from its parent company or from Apropos). Syntellect may alter its plans on how to finance the Merger depending on market conditions or other factors. Please see the discussion under the heading "The Merger—Financing of the Merger" beginning on page 24.

•
Conditions to Consummate Merger.  The Merger will be consummated only if certain customary conditions and obligations have been satisfied or waived, such as approval by Apropos shareholders of the Merger and the Merger Agreement. If permitted by law, either Apropos or Syntellect could choose to waive a condition to its obligation to complete the Merger even though that condition has not been satisfied. Please see the discussion under the heading "The Merger Agreement—Conditions to Consummation of the Merger" beginning on page 29.

•
Failure to Complete the Merger.  It is possible the Merger will not be completed. This would happen if Apropos shareholders do not approve the Merger and the Merger Agreement or if certain other conditions are not satisfied or waived. If the Merger is not completed, Apropos could be required to pay a termination fee of $2,000,000 to Syntellect under certain conditions or to pay a termination fee of $500,000 under certain other conditions. Please see the discussions under the headings "The Merger—Failure to Approve and Complete the Merger," "The Merger Agreement—Conditions to Consummation of the Merger," "The Merger Agreement—Material Adverse Effect," "The Merger

  Agreement—Termination of Merger Agreement" and "The Merger Agreement—Expenses and Termination Fees" beginning on pages 16, 29, 31, 37 and 38, respectively.

•
Right to Dissent.  If an Apropos shareholder fulfills several procedural requirements, including among other things not voting to approve the Merger and the Merger Agreement, Illinois law entitles such shareholder to dissent from and obtain payment for his or her shares in the event that the Merger takes place. If holders of more than 539,155 shares, or 3% of the total number of shares outstanding exercise their right to dissent, Syntellect may terminate the Merger Agreement. Please read the discussion under the heading "The Merger—Right to Dissent," "The Merger Agreement—Termination of Merger Agreement" and "The Merger Agreement—Expenses and Termination Fees" beginning on pages 26, 37 and 38, respectively.

•
Apropos Stock Price.  On September 26, 2005, the last full trading day immediately preceding the public announcement of the proposed Merger, Apropos common stock closed at $2.58 per share. On October 19, 2005, which is the latest practicable date prior to the date of this proxy statement, Apropos common stock closed at $2.68 per share.

•
Apropos Stock Options.  All unvested stock options issued under the Apropos 1995 Stock Option Plan and 2000 Omnibus Incentive Plan (collectively the "Company Stock Plan") will become fully vested immediately prior to the completion of the Merger. If you are a holder of an outstanding Apropos stock option with an exercise price of less than $2.76, you will receive cash consideration equal to the difference between $2.76 and the exercise price per share of such option. No payment will be made on options with an exercise price of $2.76 or higher. After the completion of the Merger, you will receive written instructions on how to exchange your options for the cash consideration. Please see the discussion under the heading "The Merger Agreement—Consideration to be Received in Merger" beginning on page 28.

•
Apropos Warrants.  There are currently outstanding warrants to purchase an aggregate of 342,524 shares of Apropos common stock at an exercise price of $3.97 or $5.34 per share. For information regarding the treatment of these Warrants in the Merger, please see the discussion under the heading "The Merger Agreement—Consideration to be received in Merger" beginning on page 28.

•
Considerations Relating to the Merger.  During the course of reaching its decision to approve the Merger Agreement and the Merger, our board of directors considered a number of factors and consulted management and outside financial and legal advisors. These factors included, but were not limited to:

•
discussions with Apropos management regarding Apropos' business, financial condition, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of Apropos' business and the industry in which Apropos competes, and current industry, economic and worldwide market conditions, both on a historical and on a prospective basis, all of which led Apropos' board of directors to conclude that the Merger presented an opportunity for Apropos' shareholders to realize greater value than the value likely to be realized by shareholders in the event we remained independent;

•
Apropos' review of the possible alternatives to a sale of Apropos, including pursuit of a growth by acquisition strategy, a stock buyback or payment of a special one-time cash dividend, the value to shareholders of such alternatives and the timing and likelihood of actually achieving additional value from these alternatives, and Apropos' board's assessment that none of these options were reasonably likely to result in value for shareholders greater than the consideration to be received in the Merger;

•
that the Merger was agreed to by Apropos' board of directors after a lengthy sale process pursuant to which Jefferies Broadview, a division of Jefferies & Company, Inc. ("Jefferies Broadview"), Apropos' financial advisor, had discussions with a total of 40 potential partners, including public companies, private companies and private equity firms; 10 parties executed a confidentiality agreement; 9 received a confidential executive overview of Apropos; and 3 companies submitted written non-binding indications of interest; and

•
the financial analyses of Jefferies Broadview presented to Apropos' board of directors and the written opinion of Jefferies Broadview delivered on September 26, 2005 to Apropos' board of directors that, as of September 26, 2005, based upon and subject to the matters set forth in its opinion, including the various assumptions and limitations set forth therein, the consideration to be received by holders of Apropos common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

  Apropos' board of directors viewed all of these factors and the others discussed in "The Merger—Apropos; Considerations Relating to the Merger" beginning on page 14 as important in reaching its conclusion. For a more detailed discussion of the board's considerations see "The Merger—Background of the Merger" and "The Merger—Apropos' Considerations Relating to the Merger" beginning on pages 13 and 14, respectively. Also see the opinion of Jefferies Broadview presented and delivered to Apropos' board of directors on September 26, 2005, attached to this proxy statement as Appendix D.

•
Opinion of Apropos; Financial Advisor.  Jefferies Broadview, Apropos' financial advisor, delivered its oral opinion (which was subsequently confirmed in writing) to Apropos' board of directors on September 26, 2005, to the effect that, as of that date and based upon and subject to the matters and assumptions stated in the written opinion, the merger consideration of $2.76 in cash per share was fair, from a financial point of view, to Apropos shareholders. See "The Merger—Opinion of Apropos' Financial Advisor," beginning on page 16, and Appendix D.

•
Regulatory Filings and Approvals.  Completion of the Merger does not require filings or approvals with any governmental authority, other than the filing of Articles of Merger with the Illinois Secretary of State.

•
Accounting Treatment.  The Merger will be accounted for as a "purchase" as such term is used under U.S. generally accepted accounting principles ("GAAP"), for accounting and financial reporting purposes. See "The Merger—Accounting Treatment of the Merger," beginning on page 26.

•
Procedure for Receiving Merger Consideration.  Syntellect will appoint a paying agent to coordinate the payment of the cash merger consideration following the Merger. The paying agent will send you written instructions for surrendering your certificates and obtaining the merger consideration after Apropos and Syntellect have completed the Merger. Accordingly, please do not send in your Apropos stock certificates at this time. See "Exchange Procedures," beginning on page 42.

•
Interest of Certain Persons in the Merger.  Some of our directors and officers have interests that are different from or in addition to the interests of other Apropos shareholders. Please read the discussion under the heading "The Merger—Interests of Apropos' Directors and Officers in the Merger" beginning on page 24.

•
Employee Benefits.  Syntellect has agreed to maintain certain of Apropos' employee benefit plans, in accordance with and subject to their respective terms, or to provide substitute benefit plans or arrangements, for a period of six months following the effective date of the Merger. Please read the discussions under the heading "The Merger—Apropos Employees and Employee Benefit Plans" beginning on page 24.

•
Tax Consequences.  The Merger will be a taxable transaction to Apropos shareholders. Please read the discussion under the heading "The Merger—Material United States Federal Income Tax Consequences" beginning on page 25.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
WHY ARE APROPOS AND SYNTELLECT PROPOSING THE MERGER?

A:
Apropos believes that the Merger will provide fair value to its shareholders for their interests in Apropos. Syntellect believes that the Merger will expand its product portfolio, distribution channels and end markets served. To review the reasons for the Merger in greater detail, see "The Merger—Background of Merger," "The Merger—Apropos' Considerations Relating to the Merger" and "The Merger—Recommendation of Apropos' Board of Directors" beginning on pages 13, 14 and 16, respectively.

Q:
WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A:
The Merger cannot be completed until certain conditions have been satisfied or waived, including among other things, the approval of Apropos' shareholders of the Merger Agreement and the Merger. See "The Merger Agreement—Conditions to Consummation of the Merger" beginning on page 29.

Q:
WHAT WILL I RECEIVE IN THE MERGER?

A:
You will receive $2.76 in cash (without interest) for each share of Apropos common stock that you own. See "The Merger Agreement—Consideration to be Received in Merger" beginning on page 28.

Q:
WHAT SHOULD I DO NOW IN ORDER TO VOTE ON THE MERGER?

A:
After carefully reading this proxy statement and related appendices, please indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the Special Meeting or any adjournment thereof. See "The Special Meeting of Apropos Shareholders—Voting by Proxy" beginning on page 11.

Q:
WHAT HAPPENS IF I DO NOT VOTE OR ABSTAIN FROM VOTING?

A:
Because the affirmative vote by holders of at least two-thirds of the outstanding shares of Apropos common stock is required to approve the Merger Agreement and the Merger, if you fail to vote or if you mark "abstain" on the proxy card, it will have the same effect as if you voted "against" the Merger Agreement and the Merger.

Q:
IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A:
If a broker holds your Apropos shares for your benefit but not in your own name, your shares are in "street name." In that case, your broker will send you voting instructions for use in connection with voting your shares. See "The Special Meeting of Apropos Shareholders—Voting by Proxy" and "The Special Meeting of Apropos Shareholders—How to Vote," each beginning on page 11.

Q:
WHAT VOTE OF SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE MERGER?

A:
The approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Apropos common stock as of October 19, 2005. Failure to return a properly executed proxy card, submit a proxy or vote in person will have the same effect as a vote "against" approval of the Merger Agreement and the Merger. Shareholders representing 7,432,193 shares of common stock, or approximately 41.4% of the total shares of common stock outstanding, have entered into Voting Agreements with Syntellect, pursuant to which, among other things, they have agreed to vote for the approval of the Merger Agreement and the Merger and against any competing transaction. Copies of the Voting

  Agreements are attached as Appendix B. See "The Special Meeting of Apropos Shareholders—Vote Required for Approval of Merger Agreement and Merger" beginning on page 10.

Q:
WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:
You may revoke or change your proxy at any time prior to its use at the Special Meeting by giving a written direction to the Secretary of Apropos to revoke your proxy, delivering a proxy dated after the date of the proxy you wish to revoke, or attending the Special Meeting and voting in person. See "The Special Meeting of Apropos Shareholders—Voting by Proxy" beginning on page 11.

Q:
HOW DO I GET THE CASH IN EXCHANGE FOR MY APROPOS SHARES?

A:
After the Merger is completed, Apropos shareholders will receive written instructions for surrendering their shares in exchange for the merger consideration. If you hold Apropos shares in physical form, please do not send in your stock certificates now. See "Exchange Procedures" beginning on page 42.

Q:
HOW WILL THE MERGER AFFECT HOLDERS OF APROPOS STOCK OPTIONS?

A:
Holders of outstanding stock options with exercise prices less than $2.76 are entitled to receive the amount of cash per share equal to the difference between $2.76 and the exercise price of the option, as provided in the Merger Agreement. No payment will be made on options with exercise prices of $2.76 or higher and these options will terminate in connection with the Merger. See "The Merger Agreement—Consideration to be Received in Merger" beginning on page 28.

Q:
WILL I HAVE THE OPPORTUNITY TO EXERCISE DISSENTERS' RIGHTS IN THE MERGER?

A:
Yes. Apropos shareholders who do not vote in favor of the merger agreement and otherwise comply with all of the procedures of Sections 11.65 and 11.70 of the Illinois Business Corporation Act will be entitled to receive payment in cash of the estimated fair value of their Apropos shares as ultimately determined under the statutory process. This value could be more, but could also be less than, the merger consideration. However, if holders of more than 3% of the outstanding shares exercise their dissenters' rights, Syntellect may, at its option, terminate the Merger Agreement. In such event, the Merger will not take place and shareholders will not receive payment for their shares. A copy of these provisions is attached as Appendix C to this proxy statement. See "The Merger—Right to Dissent" beginning on page 26.

Q:
WHAT ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A:
The receipt of cash for Apropos common stock pursuant to the Merger, including as a result of the exercise of dissenters' rights, will be a taxable transaction for United States federal income tax purposes. Generally, a beneficial holder of Apropos common stock who receives cash in exchange for shares pursuant to the Merger will recognize a gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the beneficial holder's adjusted tax basis in the shares surrendered for cash pursuant to the Merger. You should consult your tax advisor on how specific tax consequences of the Merger apply to you. See "The Merger—Material United States Federal Income Tax Consequences" beginning on page 25.

Q:
HOW DOES APROPOS' BOARD OF DIRECTORS RECOMMEND I VOTE?

A:
At a meeting held on September 26, 2005, Apropos' board of directors unanimously determined that the Merger and the Merger Agreement are fair to, advisable and in the best interests of Apropos shareholders, and unanimously approved and adopted the Merger and the Merger Agreement. Apropos' board of directors unanimously recommends that you vote "for" approval of the Merger and the Merger Agreement. See "The Merger—Recommendation of Apropos' Board of Directors" beginning on page 16.

Q:
WHO CAN ANSWER MY QUESTIONS?

A:
You can find more information about Apropos from various sources described under "Where You Can Find More Information" beginning on page 43.

  If you have any questions or need assistance voting your shares please contact:

  Morrow & Co., Inc.
  445 Park Avenue, 5th Floor
  New York, New York 10022
  (212) 754-8000

  Please Call Toll Free: (800) 607-0088
  aprs.info@morrowco.com

  If you have additional questions about the Merger, you should contact:

  Frank Leonard
  Apropos Technology, Inc.
  One Tower Lane
  28th Floor
  Oakbrook Terrace, IL 60181
  (630) 472-9600

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you, contain certain "forward-looking statements" within the meaning Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and other similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. You are cautioned not to place undue reliance on these forward-looking statements as these forward-looking statements reflect our and our management's current view and are subject to certain risks, uncertainties and contingencies that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by these statements. These risks, uncertainties and contingencies include, among other things, the risk the Merger may not be consummated in a timely manner, if at all, risk regarding employee and customer retention and other risks with respect to the Merger and as otherwise detailed in our current filings with the Securities and Exchange Commission, including the factors discussed under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2004. We undertake no obligation and do not intend to update or revise these forward-looking statements to reflect future events or circumstances except as required pursuant to the federal securities laws.

THE PARTIES TO THE MERGER

        The parties to the Merger Agreement are Apropos, Syntellect and Amelia Acquisition, a wholly-owned subsidiary of Syntellect.

Apropos

        Apropos Technology, Inc. develops communications management solutions for contact center operations. Apropos solutions are largely used when differentiated levels of service and support are required to effectively service the customer base. Organizations rely on Apropos' solutions to prioritize and route customers to the right service agent and measure contact center performance as well as enhance business continuity across the enterprise. Apropos solutions integrate with existing CRM systems to manage and archive voice, e-mail, Web chat, VoIP or fax interactions. Founded in 1989, Apropos serves over 300 clients worldwide from its corporate headquarters in Oakbrook Terrace, Illinois, and from its European headquarters in London, United Kingdom. Apropos' telephone number is (630) 472-9600. Further information about Apropos may be obtained at its web site at www.apropos.com, or from the Corporation. Contact Frank Leonard at (630) 575-7724. The contents of Apropos' website are not incorporated herein by reference.

Syntellect

        Syntellect offers a comprehensive array of self-service and live-assistance solutions and services—from packaged off-the-shelf products to modular tools and custom capabilities—all of which are focused on increasing customer satisfaction and decreasing customer service costs for inbound and outbound voice, web and email communications. The principal office address of Syntellect is c/o Enghouse Systems Limited, 80 Tiverton Court, Suite 800, Markham (Toronto), Ontario, L3R OG4, Canada. Syntellect's telephone number is (905) 946-3200.

Amelia Acquisition

        Amelia Acquisition Corporation, referred to as "Amelia Acquisition" in this proxy statement, is an Illinois corporation that was recently formed by Syntellect for the sole purpose of completing the Merger with Apropos. Amelia Acquisition is wholly-owned by Syntellect and has not engaged in any business except in anticipation of the Merger. The principal office address of Amelia Acquisition is c/o Enghouse Systems Limited, 80 Tiverton Court, Suite 800, Markham (Toronto), Ontario, L3R OG4, Canada. Amelia Acquisition's telephone number is (905) 946-3200.

THE SPECIAL MEETING OF APROPOS SHAREHOLDERS

Time, Place and Purpose of the Special Meeting

        The Special Meeting will be held at the offices of the Corporation, One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois 60181, on November 21, 2005, at 10:30 a.m. The purpose of the Special Meeting is (1) to vote on the proposal to approve the Merger Agreement and the Merger, pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, (a) Amelia Acquisition will be merged with and into Apropos, with Apropos being the Surviving Corporation and becoming a wholly-owned subsidiary of Syntellect; and (b) each share of Apropos common stock outstanding at the Effective Time (other than certain shares described more fully in the Merger Agreement), including shares held by Apropos or its subsidiaries, any shares held by Syntellect or its subsidiaries, or shares held by shareholders who perfect their statutory dissenters' rights with respect to such shares under the IBCA) will be converted into the right to receive $2.76 in cash, without interest; and (2) to transact such other business as may properly come before the Special Meeting.

        Apropos' board of directors has unanimously determined that the Merger Agreement and the Merger are fair to, advisable and in the best interests of Apropos and its shareholders, has adopted and approved the Merger Agreement and the Merger and recommends that Apropos shareholders vote "for" the approval of the Merger Agreement and the Merger.

Who Can Vote at the Special Meeting

        The holders of record of Apropos common stock as of the close of business on October 19, 2005, which is the record date for the Special Meeting, are entitled to receive notice of, and to vote at, the Special Meeting. If you own shares that are registered in someone else's name, such as a broker or nominee, you need to direct that person to vote those shares or obtain an authorization from them to vote the shares yourself at the Special Meeting. On October 19, 2005, there were 17,971,849 shares of Apropos common stock outstanding, which were held by approximately 100 holders of record.

Vote Required for Approval of Merger Agreement and Merger

        The approval of the Merger Agreement and the Merger requires the affirmative vote by the holders of at least two-thirds of the shares of Apropos common stock outstanding on the record date. Each share of common stock is entitled to one vote. Failure to return a properly executed proxy card, submit a proxy or vote in person will have the same effect as a vote "against" approval of the Merger Agreement and the Merger.

        Shareholders representing 7,432,193 shares of common stock, or approximately 41.4% of the total shares outstanding, have entered into Voting Agreements with Syntellect, pursuant to which, among other things, they have agreed to vote "for" the approval of the Merger Agreement and the Merger and against competing transactions. Copies of the Voting Agreements are attached as Appendix B.

        Brokers who hold shares in "street name" for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the approval of the Merger Agreement and the Merger. As a result, without specific instructions from the beneficial owner of shares they hold in street name, brokers are not empowered to vote those shares (referred to generally as "broker non-votes"). Abstentions and broker non-votes will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes "against" approval of the Merger Agreement and the Merger.

        The holders of at least a majority of the shares of Apropos common stock outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the Special

Meeting. A quorum is necessary to hold the Special Meeting. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum and any adjournment of the Special Meeting, unless the holder is present solely to object to the Special Meeting. However, if a new record date is set for an adjourned meeting, then a new quorum will have to be established.

Voting By Proxy

        This proxy statement is being sent to you on behalf of Apropos' board of directors for the purpose of requesting that you allow your shares of Apropos common stock to be represented at the Special Meeting by the persons named in the enclosed proxy card. All shares of Apropos common stock represented at the meeting by properly executed proxy cards will be voted in accordance with the instructions indicated on that proxy. If you sign and return a proxy card without giving voting instructions, your shares will be voted "for" approval of the Merger Agreement and the Merger.

        We recommend you vote by proxy even if you plan to attend the Special Meeting. If you vote by proxy, you may change your vote if you attend the Special Meeting. If you own Apropos common stock in your own name, you are considered an "owner of record" and may use the enclosed proxy card to tell the persons named as proxies how to vote your shares.

        The named proxies will use their own judgment to determine how to vote your shares regarding any matters not described in this proxy statement that are properly presented at the Special Meeting. Apropos does not know of any matter to be presented at the meeting other than the proposal to approve the Merger Agreement and the Merger.

        You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must provide a written notice of revocation to the Secretary of Apropos, deliver a proxy dated after the date of the proxy you wish to revoke or attend the meeting and vote your shares in person. Merely attending the Special Meeting will not constitute revocation of your proxy.

        If your shares are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, they will not be voted and this will have the same effect as if they were voted "AGAINST" approval of the Merger Agreement and the Merger.

How to Vote

        You may vote in person at the Special Meeting or by proxy as described above. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

        If your shares are held in "street name," your broker will send you a voting instruction form to use in voting your shares. Please follow the instructions on the voting instruction form they send you. If your shares are held in your broker's name and you wish to vote in person at the Special Meeting, you must contact your broker and request a document called a "legal proxy." You must bring this legal proxy to the Special Meeting. Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the approval of the Merger Agreement and the Merger. As a result, without specific instructions from you, if your shares are held in street name, your broker will not be able to vote your shares (referred to as a "broker non-vote"). A broker non-vote will have the same effect as if you voted "against" the Merger Agreement and the Merger.

        A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in "street name" to direct their vote over the Internet or by telephone. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this proxy statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by Internet or telephone by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate shareholders' identities, to allow shareholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by the Internet or telephone through such a program must be received by 11:59 p.m., New York City time, on November 18, 2005. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the Special Meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in street name at the Special Meeting.

Proxy Solicitation

        Apropos will pay the cost of this proxy solicitation. Apropos has engaged Morrow & Co., Inc. ("Morrow") to assist in the solicitation of proxies for the Special Meeting and will pay Morrow a fee of $7,500 plus reimbursement of reasonable out of pocket expenses for these services. In addition to soliciting proxies by mail, directors, officers and employees of Apropos may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Apropos will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Voting Agreements

        The following shareholders of Apropos have entered into Voting Agreements with Syntellect, pursuant to which they have agreed, among other things, to vote for the approval of the Merger Agreement and the Merger:

Group	Shares	Percent of Outstanding Shares
Patrick and Catherine Brady and related entities	2,293,094	12.8%
Arch Venture Fund II, L.P. and related entities	2,549,159	14.2%
Valor Capital Management LP	2,589,940	14.4%

	7,432,193	41.4

        The Voting Agreements also prohibit these shareholders from voting for any competing transaction or from voting for any action which would impede the Merger. The Voting Agreements will terminate upon any termination of the Merger Agreement. Copies of the Voting Agreements are attached as Appendix B to this proxy statement.

THE MERGER

General Description of the Merger

        In the Merger, Amelia Acquisition, a wholly-owned subsidiary of Syntellect, will merge with and into Apropos and Apropos will be the Surviving Corporation and become a wholly-owned subsidiary of Syntellect. The Merger will be effective upon the filing of Articles of Merger with the Secretary of State of the State of Illinois in accordance with the IBCA. The Merger Agreement provides that the filing will be made following the date on which the conditions set forth in the Merger Agreement are satisfied or waived, unless another time is agreed to by Apropos and Syntellect. See "The Merger Agreement—Conditions to Consummation of the Merger." As a result of the Merger, you will receive $2.76 in cash (without interest) for each share of Apropos common stock that you own, unless you elect to exercise your dissenters' rights in accordance with the IBCA.

Background of the Merger

        Between November 2003 and March 2004, Apropos and Jefferies Broadview met several times to discuss broad ranging value maximization strategies, including a potential sale of Apropos.

        In March 2004, Jefferies Broadview was formally engaged by Apropos' board of directors to approach select companies regarding a business combination with Apropos. In consultation with management, Jefferies Broadview developed an initial list of target companies to approach including a number of public and private companies. In May 2004, Jefferies Broadview began approaching companies to explore potential interest in a combination with Apropos.

        In October 2004, Jefferies Broadview received a non-binding term sheet from Enghouse Systems Limited ("Enghouse"), the parent company of Syntellect, regarding an acquisition of Apropos. The original proposal valued Apropos at approximately $2.87 per share and included a number of terms such as a minimum working capital level requirement at closing which could negatively affect the price per share at closing. The original proposal from Enghouse was for $52 million less transaction fees (including legal and banking fees) and less D&O insurance. The offer also contemplated that, following due diligence and at the determination of Enghouse, Apropos may be required to assume certain severance obligations which would further reduce the purchase price. Following receipt of the proposal from Enghouse, Apropos' board of directors discussed the Enghouse offer and determined that it was not in the best interest of the shareholders to move forward with Enghouse at that time.

        Between November 2004 and June 2005, Jefferies Broadview continued to approach approved potential partners for Apropos. In total, Jefferies Broadview contacted 40 potential partners including public companies, private companies and private equity firms. Many of the potential partners were approached multiple times between May 2004 and June 2005.

        In May 2005, a privately-held, venture capital-backed company submitted a non-binding, written proposal regarding a merger with Apropos. The proposed transaction included a partial cash distribution to existing Apropos shareholders and a subsequent issuance of new Apropos shares to the privately-held, venture capital-backed company. As a result, the ownership of holders of Apropos common stock would have been reduced below 50%.

        Between May 2005 and July 2005, Jefferies Broadview continued merger discussions with this privately-held, venture capital-backed company and certain other parties that had expressed an interest in a potential transaction with Apropos.

        In July 2005, a publicly-traded company, other than Enghouse, submitted a non-binding offer to acquire Apropos. The proposed purchase price per share represented a premium to Apropos' stock price, which at that time had been trading between $2.45 and $2.60 per share. The offer was subject to completion of due diligence and entering into an agreement on definitive terms.

        Upon receipt of the proposal from this publicly-held company, Jefferies Broadview again contacted Enghouse to determine if it still had an interest in a potential transaction with Apropos. Enghouse initially indicated that it could be interested at a price per share of $2.80. However, once provided with an updated financial outlook with respect to Apropos, Enghouse indicated that $2.70 to $2.80 per share would be "on the upper end of the spectrum" of what it would likely offer for Apropos.

        Following the discussions with Enghouse, Apropos' board of directors met to discuss the various interest from the privately-held company, the public company and Enghouse. Ultimately, the board of directors decided to continue discussions with the public company on an exclusive basis. On August 1, 2005, Apropos granted a 30-day period of exclusivity for the public company to conduct due diligence and negotiate a binding definitive agreement to acquire Apropos.

        From August 1, 2005 to August 30, 2005, the public company conducted extensive due diligence.

        On August 16, 2005, Enghouse submitted an unsolicited proposal to acquire Apropos for a purchase price of $2.85 per share subject to a minimum working capital level requirements and other terms which could negatively affect price. As per the terms of the exclusivity agreement with the public company, Jefferies Broadview did not respond to Enghouse and per the terms of the exclusivity agreement notified the public company that Apropos had received an unsolicited proposal from a potential partner for Apropos.

        From mid to late August the public company continued to complete due diligence. In late August 2005, the public company notified Jefferies Broadview that it would not be able to proceed with a transaction on the terms as discussed between the parties.

        Upon expiration of the exclusivity period, Jefferies Broadview contacted Enghouse to discuss the terms of its most recent proposal. After a lengthy negotiation, Enghouse submitted a non-binding proposal to acquire Apropos for a purchase price of $2.76 per share with no minimum working capital level requirement and no other terms that could negatively affect price.

        In early September, Apropos' board of directors discussed the revised proposal from Enghouse and ultimately invited Enghouse to conduct additional due diligence and negotiate a binding definitive agreement to acquire Apropos.

Apropos' Considerations Relating to the Merger

        In reaching its decision to approve the Merger Agreement and the Merger, Apropos' board of directors considered a number of factors and consulted our senior management and outside financial and legal advisors. These factors included, but were not limited to:

  •
  discussions with Apropos management regarding Apropos' business, financial condition, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of Apropos' business and the industry in which it competes, and current industry, economic and worldwide market conditions, both on a historical and on a prospective basis, all of which led Apropos' board of directors to conclude that the Merger presented an opportunity for Apropos' shareholders to realize greater value than the value likely to be realized by shareholders in the event Apropos remained independent;

  •
  its review of the possible alternatives to a sale of Apropos, including pursuit of an acquisition growth strategy, a stock buyback or payment of a special one-time cash dividend, the value to shareholders of such alternatives and the timing and likelihood of actually achieving additional value from these alternatives, and Apropos' board's assessment that none of these options were reasonably likely to result in value for shareholders greater than the consideration to be received in the Merger;

  •
  that the Merger was agreed to only after a lengthy sale process pursuant to which Jefferies Broadview had discussions with a total of 40 parties, resulting in 3 expressions of interest;

  •
  the financial analyses of Jefferies Broadview presented to Apropos' board of directors on September 26, 2005, and the written opinion of Jefferies Broadview that, as of September 26, 2005, based upon and subject to the matters set forth in its opinion, including the various assumptions and limitations set forth therein, the consideration to be received by holders of Apropos common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders;

  •
  the limited trading activity and liquidity and ownership concentration in Apropos common stock and the lack of research coverage for Apropos;

  •
  the costs and risks associated with being a public company;

  •
  the ability to apply Apropos' available cash in an acquisition growth strategy given the limited number of available acquisition targets of material size in Apropos' core product areas, the risks associated with an acquisition growth strategy, the integration risks associated with larger or non-core acquisitions, and the expected prices to be paid for such acquisitions;

  •
  the fact that additional senior management resources needed to be identified and/or hired with respect to Apropos' management succession planning;

  •
  Syntellect's (and its parent company's) financial capability and experience in completing acquisitions; and

  •
  the terms of the Merger Agreement, as reviewed by Apropos' board of directors with its legal advisors, including:

  •
  the absence of a financing condition;

  •
  Apropos' ability to furnish information to and conduct negotiations with third parties under certain circumstances, as more fully described in "The Merger Agreement—No Solicitation";

  •
  Apropos' ability to recommend a more favorable unsolicited acquisition proposal to Apropos shareholders and terminate the Merger Agreement upon the payment of a $2 million termination fee to Syntellect, as more fully described in "The Merger Agreement—No Solicitation," "The Merger Agreement—Termination of Merger Agreement" and "The Merger Agreement—Termination Fees and Expenses";

        Apropos' board of directors also considered a number of potentially negative factors in its deliberations concerning the Merger, including:

  •
  that Apropos will no longer exist as a publicly-traded company and Apropos shareholders will no longer participate in Apropos growth;

  •
  that, under the terms of the Merger Agreement, Apropos is limited in its ability to solicit other acquisition proposals and Apropos must pay Syntellect a termination fee if the Merger Agreement is terminated under certain circumstances, all of which may discourage other parties from proposing an alternative transaction that may be more advantageous to Apropos shareholders;

  •
  the potential negative consequences arising from the failure to complete the Merger;

  •
  the risks and contingencies related to the announcement and pendency of the Merger, including the likely impact on Apropos' customers and suppliers and the possibility of losing key employees;

  •
  the fact that gains from an all-cash transaction would generally be taxable to Apropos shareholders for United States federal income tax purposes, as more fully described in "The Merger—Material United States Federal Income Tax Consequences";

  •
  that if the Merger does not close, Apropos' employees will have expended extensive efforts to attempt to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction; and

  •
  the conditions to Syntellect's obligation to complete the Merger and the right of Syntellect to terminate the Merger Agreement under certain circumstances, as more fully described in "The Merger Agreement—Termination of Merger Agreement."

        During its consideration of the Merger with Syntellect, Apropos' board of directors was also aware that some of Apropos' executive officers have interests in the Merger that are in addition to or differ from those of Apropos shareholders generally, as described in "The Merger—Interests of Apropos' Directors and Officers in the Merger."

        This summary is not meant to be an exhaustive description of the information and factors considered by Apropos' board of directors but is believed to address the material information and factors it considered. In view of the wide variety of factors considered by Apropos' board of directors, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all the factors set forth above, as well as other factors not specifically described above, Apropos' board of directors unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement because of its assessment that the Merger is fair to, advisable, and in the best interest of, Apropos and its shareholders.

        The forgoing discussion of Apropos' board of directors' considerations relating to the Merger is forward-looking in nature. This information should be read in light of the discussion under the heading "Cautionary Statement Concerning Forward-Looking Information."

Recommendation of Apropos' Board of Directors

        After careful consideration, Apropos' board of directors has unanimously determined that the Merger Agreement and the Merger are fair to, advisable and in the best interests of the Corporation and its shareholders, has approved the Merger Agreement and the Merger and recommends that Apropos shareholders vote "for" approval of the Merger Agreement and the Merger.

Failure to Approve and Complete the Merger

        It is possible the Merger will not be completed. This could happen, for example, if Apropos shareholders do not approve the Merger Agreement and the Merger, if holders of more than 3% of the outstanding shares exercise their dissenter's rights, or if certain other conditions are not satisfied or waived. See "The Merger Agreement—Conditions to Consummation of the Merger." If the Merger is not completed, none of Syntellect, Apropos or any other person will be under any obligation to make or consider any alternate proposal regarding the acquisition of Apropos.

Opinion of Apropos' Financial Advisor

        Pursuant to a letter agreement as of March 15, 2004, Jefferies Broadview was engaged to act as financial advisor to Apropos' board of directors. Pursuant to the engagement letter, Apropos has agreed to pay Jefferies Broadview a customary fee upon delivery of its opinion and a customary fee upon the successful completion of the Merger. Apropos has also agreed to reimburse Jefferies Broadview for certain of its fees and expenses incurred performing its services. In addition, Apropos has agreed to indemnify Jefferies Broadview and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Jefferies Broadview or any of its affiliates against certain liabilities and expenses, including certain liabilities related to or arising out of Jefferies Broadview engagement and any related transactions. The board selected Jefferies Broadview based on Jefferies Broadview's reputation and experience in information technology, which we refer to as IT, communications, healthcare technology and media industries. Jefferies Broadview focuses on providing merger and acquisition advisory services to IT, communications, healthcare technology and media companies. In this capacity, Jefferies Broadview is continually engaged in valuing these businesses and maintains an extensive database of IT, communications, healthcare technology and media company mergers and acquisitions for comparative purposes. On September 26, 2005, Jefferies Broadview rendered its oral opinion (which was subsequently confirmed in writing) to Apropos' board of directors to the effect that, based upon and subject to the contents of such opinion, including the various qualifications and limitations set forth therein, the consideration to be received by the holders of the Corporation's common stock was fair, from a financial point of view, to the holders of the Corporation's common stock. Jefferies Broadview provided the opinion described above for the information and assistance of Apropos' board of directors in connection with its consideration of the Merger. No limitations were imposed on Jefferies Broadview by Apropos with respect to the investigation made or procedures followed by it in rendering its opinion. The terms of the Merger Agreement and the amount and form of the merger consideration, however, were determined through negotiations between Apropos and Syntellect, and were approved by Apropos' board of directors.

        Jefferies Broadview's opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Jefferies Broadview, is attached as Appendix D to this proxy statement. Holders of our common stock are urged to, and should, read the Jefferies Broadview opinion carefully in its entirety. The Jefferies Broadview opinion was provided solely to Apropos' board of directors and addresses only the fairness of the merger consideration from a financial point of view to holders of Apropos' common stock as of the date of the opinion. Jefferies Broadview's opinion does not address any other aspect of the Merger. The summary of Jefferies Broadview's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

        Jefferies Broadview's opinion does not address the underlying business decision to enter into the agreement or the merger, nor does it evaluate alternative transaction structures or other financial or strategic alternatives or business strategies.

        In reading the discussion of Jefferies Broadview's fairness opinion set forth below, you should be aware that it does not constitute a recommendation to any Apropos shareholder or any other person as to how they should vote or act with respect to the proposed merger or any other matter.

        In reading the discussion of the fairness opinion set forth below, you should also be aware that Jefferies Broadview:

            1)  reviewed the terms of the Agreement in the form of the draft dated September 23, 2005 furnished to Jefferies Broadview by the Corporation's legal counsel, which, for the purposes of the fairness opinion, Jefferies Broadview assumed, with Apropos' permission, to be identical in all material respects to the agreement to be executed;

            2)  reviewed Apropos' annual report on Form 10-K for the fiscal year ended December 31, 2004, including the audited financial statements included therein, and Apropos' quarterly reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, including the unaudited financial statements included therein;

            3)  reviewed certain internal financial and operating information for Apropos, including quarterly financial projections for the fiscal year ending December 31, 2005 and estimate of revenue for the fiscal year ending December 31, 2006 prepared and furnished to Jefferies Broadview by Apropos' management;

            4)  participated in discussions with Apropos management concerning the operations, business strategy, current financial performance and prospects for the Corporation;

            5)  discussed with Apropos management its view of the strategic rationale for the Merger;

            6)  reviewed the recent reported closing prices and trading activity for Apropos common stock;

            7)  compared certain aspects of Apropos' financial performance with those aspects of public companies Jefferies Broadview deemed comparable;

            8)  analyzed available information, both public and private, concerning other mergers and acquisitions Jefferies Broadview believed to be comparable in whole or in part to the Merger;

            9)  assisted in negotiations and discussions related to the Merger among Apropos, Syntellect and their respective financial and legal advisors; and

          10)  conducted other financial studies, analyses and investigations as Jefferies Broadview deemed appropriate for purposes of this opinion.

        In rendering its opinion, Jefferies Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to Jefferies Broadview by Apropos or its advisors. With respect to the financial projections and estimates of future revenues examined by Jefferies Broadview, Jefferies Broadview assumed, with Apropos' permission, that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of the Corporation as to the future performance of the Corporation. Jefferies Broadview also assumed, with Apropos' permission, that in the course of obtaining the regulatory and third party approvals, consents and releases necessary for consummation of the Merger, no modification, delay, limitation, restriction or condition would be imposed that would have a material adverse effect on the Merger and that the Merger would be consummated in accordance with applicable laws and regulations and the terms of the Agreement as set forth in the September 23, 2005 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. Jefferies Broadview's opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Corporation, nor does it address the underlying business decision of the Corporation to proceed with the Merger. Jefferies Broadview did not make or take into account any independent appraisal or valuation of any of Apropos' assets or liabilities, contingent or otherwise. Jefferies Broadview expressed no view as to the federal, state or local tax consequences of the Merger.

        For purposes of its opinion, Jefferies Broadview assumed that Apropos was not currently involved in any material transaction other than the Merger, other than publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Jefferies Broadview's opinion was necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion. It should be understood that, although subsequent developments may affect this opinion, Jefferies Broadview has no obligation to update, revise or reaffirm the opinion.

        The following is a summary of explanation of various sources of information and valuation methodologies employed by Jefferies Broadview in rendering its opinion. Jefferies Broadview did not explicitly assign any relative weights to the various factors or analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analysis used by Jefferies Broadview, the tables must be read together with the text of each summary. Considering the tables alone could create a misleading or incomplete view of Jefferies Broadview's financial analyses.

  Public Company Comparables Analysis

        Jefferies Broadview considered ratios of share price and equity market capitalization, adjusted for cash and debt when appropriate, to reflect total enterprise value, which we refer to as TEV, to selected historical and projected operating metrics that indicate the value public equity markets place on companies in a particular market segment. Jefferies Broadview reviewed eight public company comparables in the Enterprise Business Application industry with trailing twelve months, which we refer to as TTM, revenues between $10 million and $50 million, TTM revenue growth less than 5% and negative TTM earnings before interest and taxes, which we refer to as EBIT, margins. The public company comparables were selected from the Jefferies Broadview Barometer, a proprietary database of publicly-traded information technology, communications and media companies maintained by Jefferies Broadview and broken down by industry segment.

        In order of descending TTM TEV/Revenue, the public company comparables consist of:

  1)
  AXS-One Inc.;
  2)
  I-Many, Inc.;
  3)
  Centra Software Inc.;
  4)
  eGain Communications Corp.;
  5)
  KANA Software Inc.;
  6)
  Artemis International Solutions Corp.;
  7)
  Selectica Inc.; and
  8)
  ASA International Ltd.

        The following table presents, based on closing prices as of September 23, 2005, the median multiples and the range of multiples for the public company comparables of TEV divided by the selected operating metrics noted (multiples were considered not meaningful ("NM") where the operating metric was negative):

Ratio	Median Multiple	Range of Multiples
TEV/TTM Revenue	0.71 x	0.24 x - 1.61 x
TEV/Last Quarter Annualized Revenue	0.63 x	0.24 x - 1.80 x
TEV/TTM EBIT	NM	NM - NM
TEV/Projected 2005 Revenue	0.50 x	0.35 x - 0.65 x
TEV/Projected 2006 EBIT	NM	NM - NM
TEV/Projected 2006 Revenue	0.45 x	0.35 x - 0.55 x

        The public company comparables imply the following medians and ranges for Apropos (implied equity value per share was considered not meaningful ("NM") where the relevant ratio was not meaningful):

Ratio	Median Multiple Implied Equity Value Per Share	Range of Implied Equity Per Share
TEV/TTM Revenue	$2.99	$2.50 - $3.94
TEV/Last Quarter Annualized Revenue	$2.86	$2.49 - $4.01
TEV/TTM EBIT	NM	NM - NM
TEV/Projected 2005 Revenue	$2.78	$2.62 - $2.94
TEV/Projected 2006 EBIT	NM	NM - NM
TEV/Projected 2006 Revenue	$2.76	$2.65 - $2.87

        No company included in the public company comparables is identical to Apropos. In evaluating such comparables, Jefferies Broadview made numerous assumptions with respect to the industry in which Apropos' competes in terms of performance and general economic conditions, many of which are beyond our control. Mathematical analysis, such as determining the median, average or range, is not itself a meaningful method of using comparable company data.

  Transaction Comparables Analysis

        Jefferies Broadview considered ratios of equity price, adjusted for cash and debt when appropriate, to selected historical operating metrics in order to indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Jefferies Broadview reviewed a number of transactions that it considered similar to the merger. Jefferies Broadview reviewed 10 comparable merger and acquisition transactions involving Contact Center Software and eCRM Transactions since January 1, 2003 with North American sellers and trailing twelve month revenues between $10 and $100 million, from a financial point of view, including each transaction's adjusted price (defined as equity price plus debt minus cash) divided by the seller's TTM revenues, which we refer to as Price/Revenue. We refer to these transactions as the transaction comparables. Jefferies Broadview also considered two additional comparable transactions: Concerto Software Inc.'s acquisition of Aspect Communications Corporation ("Aspect") and Melita International Inc.'s ("Melita") merger with Concerto Software Inc. Jefferies Broadview did not include these transactions in the transaction comparables analysis as they did not meet the applicable financial criteria. Specifically, each of Aspect and Melita had TTM revenues greater than $100 million at the time of their respective transactions. Transaction comparables were selected from Jefferies Broadview's proprietary database of published and confidential merger and acquisition transactions in the IT, communications, healthcare technology and media industries. In order of descending Price/Revenue multiple, the transactions comparables used are the acquisition of:

  1)
  Unirez, Inc. by Pegasus Systems, Inc.;
  2)
  Blue Pumpkin Software, Inc. by Witness Systems, Inc.;
  3)
  eTalk Corporation by Autonomy Corporation plc;
  4)
  Kanisa Inc. by Serviceware Technologies Inc.;
  5)
  E.piphany Inc. by SSA Global Technologies Inc.;
  6)
  Primus Knowledge Solutions, Inc. by Art Technology Group, Inc.;
  7)
  Pivotal Corporation by chinadotcom corporation;
  8)
  Blue Martini Software, Inc. by Multi-Channel Holdings Inc.;
  9)
  Teloquent Communications Corporation by Syntellect Inc.; and
  10)
  BroadVision Inc. by Vector Capital Corporation.

        These transaction comparables exhibit the following median multiple and range of multiples:

	Median Multiple	Range of Multiples
Price/Revenue	1.02 x	0.47 x - 2.53 x

        The transaction comparables imply the following median equity value and range of equity values for Apropos:

	Median Implied Equity Per Share Value	Range of Implied Equity Per Share Values
Price/Revenue	$3.32	$2.74 - $4.91

  Transaction Premiums Paid Analysis

        Jefferies Broadview considered premiums paid above a seller's stock price to indicate the additional value, when compared to public shareholders, strategic and financial acquirers are willing to pay for companies in a particular market segment. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's last reported closing price (on the appropriate exchange) prior to announcement. The seller's stock price one trading day prior to announcement is calculated using the seller's last reported closing price (on the appropriate exchange) prior to announcement. The seller's stock price twenty trading days prior to announcement is calculated using the seller's closing price (on the appropriate exchange) on the first day of that period which: (1) consists of twenty consecutive days during which the appropriate exchange conducts trading activity; and (2) ends on the day of the last reported closing price prior to announcement. Jefferies Broadview reviewed 27 comparable merger and acquisition transactions involving publicly-traded North American software vendors from January 1, 2003 to September 23, 2005 with an equity purchase price between $20 million and $200 million. In order of descending premium paid to seller's stock price twenty trading days prior to the date of announcement, the North American software vendors transactions used are the acquisition of:

  1)
  SciQuest, Inc. by Trinity Ventures;
  2)
  Blue Martini Software, Inc. by Multi-Channel Holdings, Inc.;
  3)
  EXE Technologies, Inc. by SSA Global Technologies, Inc.;
  4)
  AD OPT Technologies Inc. by Kronos Inc.;
  5)
  Mercator Software, Inc. by Ascential Software Corporation;
  6)
  Rogue Wave Software, Inc. by Quovadx, Inc.;
  7)
  Sanchez Computer Associates, Inc. by Fidelity National Financial, Inc.;
  8)
  Brio Software, Inc. by Hyperion Solutions Corporation;
  9)
  ON Technology Corporation by Symantec Corporation;
  10)
  Novadigm, Inc. by Hewlett-Packard Company;
  11)
  Latitude Communications, Inc. by Cisco Systems, Inc.;
  12)
  MDI Technologies Inc. by Logibec Groupe Informatique Ltd.;
  13)
  Vastera, Inc. by JPMorgan Chase & Company;
  14)
  Virage, Inc. by Autonomy Corporation plc;
  15)
  Basis100 Inc. by First American Corporation;
  16)
  Timberline Software Corporation by Sage Group plc;
  17)
  Financial Models Company, Inc. by SS&C Technologies, Inc.;
  18)
  Speedware Corporation by Activant Solutions, Inc.;
  19)
  Concerto Software Inc. by Melita International Inc.;
  20)
  iManage, Inc. by Interwoven, Inc.;
  21)
  Tarantella, Inc. by Sun Microsystems, Inc.;
  22)
  Ross Systems, Inc. by chinadotcom corporation;
  23)
  Primus Knowledge Solutions, Inc. by Art Technology Group, Inc.;
  24)
  InteliData Technologies Corporation by Corillian Corporation;
  25)
  Landacorp, Inc. by SHPS Holdings, Inc.;
  26)
  Optika, Inc. by Stellent, Inc.; and
  27)
  BroadVision Inc. by Vector Capital Corporation.

        The following table presents, as of September 23, 2005, the median premium (discount) to equity value and the range of premiums (discounts) to equity value for these transactions calculated by dividing:

  •
  the offer price per share minus the closing share price of the seller's common stock twenty trading days or one trading day prior to public announcement of the transaction, by

  •
  the closing price of seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction:

	Median Premium Paid To Equity	Range of Premiums (Discounts) Paid To Equity
Premium (Discount) Paid to Seller's Equity Value 1 Trading Day Prior to Announcement	28.3%	(36.4%) - 63.3%
Premium (Discount) Paid to Seller's Equity Value 20 Trading Days Prior to Announcement	38.0%	(34.4%) - 86.3%

        The following table presents the median implied equity value and the range of implied equity values for Apropos' common stock, calculated by using the premiums shown above and Apropos' share price twenty trading and one trading day prior to the announcement that Apropos had entered into the Merger Agreement:

	Median Premium Implied Equity Value Per Share For Apropos	Range of Premiums (Discounts) Implied Equity Per Share For Apropos
Premium (Discount) Paid to Seller's Equity Value 1 Trading Day Prior to Announcement	$3.27	$1.62 - $4.16
Premium (Discount) Paid to Seller's Equity Value 20 Trading Days Prior to Announcement	$3.48	$1.65 - $4.70

        Jefferies Broadview also examined the premium paid to the seller's entity value per share. Jefferies Broadview defines entity value per share as the equity value per share minus net cash per share.

        The following table presents, as of September 23, 2005, the median entity premium (discount) and the range of entity premiums (discounts) for these transactions calculated by dividing:

  •
  the offer price per share, less Apropos' net cash per share, minus Apropos' entity value per share twenty trading days or one trading day prior to public announcement of the Merger, by

  •
  the entity value per share of Apropos common stock twenty trading days or one trading day prior to the public announcement of the Merger:

	Median Premium Paid To Entity Value Per Share	Range of Premiums (Discounts) Paid To Entity Value Per Share
Premium (Discount) Paid to Seller's Entity Value 1 Trading Day Prior to Announcement	36.9%	(33.6%) - 6,549.7%
Premium (Discount) Paid to Seller's Entity Value 20 Trading Days Prior to Announcement	44.3%	(31.7%) - 905.1%

        The following table presents the median implied equity value per share and the range of implied equity values per share for Apropos' common stock, calculated by using the entity premiums shown above, Apropos' net cash per share and Apropos' share price twenty trading days and one trading day prior to the announcement that Apropos entered into the Merger Agreement

	Median Implied Equity Value Per Share For Apropos	Range of Implied Equity Value Per Share For Apropos
Premium (Discount) Paid to Seller's Entity Value 1 Trading Day Prior to Announcement	$2.66	$2.45 - $22.11
Premium (Discount) Paid to Seller's Entity Value 20 Trading Days Prior to Announcement	$2.64	$2.43 - $4.95

        No transaction utilized as a comparable in the transaction premiums paid analysis is identical to the Merger. In evaluating the comparables, Jefferies Broadview made numerous assumptions with respect to the industry in which Apropos competes in terms of performance and general economic conditions, many of which are beyond Apropos' control. Mathematical analysis such as determining the median, average or range, is not in itself a meaningful method of using comparable transaction data.

  Present Value Of Future Potential Share Price Analysis

        Jefferies Broadview calculated the present value of the future potential share price of shares of Apropos common stock using management's revenue estimate for the twelve months ending December 31, 2006. The implied share price was calculated by: a) multiplying the median TTM TEV/Revenue for the public company comparables by Apropos' projected revenues for the twelve months ending December 31, 2006 and adding Apropos' projected cash and cash equivalents; b) dividing the result by the number of Apropos shares outstanding; and c) discounting the result to September 23, 2005, based on the capital asset pricing model using the median capital-structure adjusted beta for the aggregate public company comparables. The implied share price for Apropos' common stock based on the calculation described above is $2.47.

  Stock Performance Analysis

        For comparative purposes, Jefferies Broadview also examined the following:

  1)
  Apropos common stock daily historical volume and closing trading prices from September 23, 2004 through September 23, 2005, including Apropos' 30-day, 90-day, 180-day and 1-year average closing price, 52-week closing price high and the offer price per share;

  2)
  Apropos common stock daily historical volume and closing trading prices from September 23, 2002 through September 23, 2005; and

  3)
  relative daily closing prices for indices of public companies vs. Apropos and the NASDAQ Composite from September 23, 2004 through September 23, 2005.

        The merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. No company or transaction reviewed was identical to the Merger and, accordingly, the foregoing analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the acquisition values in the comparable transactions, including the size and demographic and economic characteristics of the markets of each company and the competitive environment in which it operates.

        The preparation of a fairness opinion is a complex process involving determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Jefferies Broadview. In arriving at its fairness determination, Jefferies Broadview considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, Jefferies Broadview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Certain Jefferies Broadview analyses are based upon forecasts of future results and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.

        The foregoing summary does not purport to be a complete description of the analyses performed by Jefferies Broadview. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

        As described above, Jefferies Broadview's opinion to our board was among many factors taken into consideration by our board in making its determination to approve and recommend for approval to Apropos shareholders the Merger Agreement and the Merger. Such decisions were solely those of our board. The opinion of Jefferies Broadview was provided solely to our board and does not constitute a recommendation to any person, including the holders of our common stock, as to how such person should vote or act on any matter related to the Merger.

        Based upon and subject to the foregoing qualifications and limitations. Jefferies Broadview was of the opinion that, as of September 26, 2005, the $2.76 in cash per share to be received by the holders of our common stock was fair, from a financial point of view, to such holders.

        Jefferies Broadview and its affiliates in the past have provided, currently are providing, or in the future may provide investment banking, financial and advisory services to Apropos, Syntellect, Enghouse or certain of Apropos', Syntellect's or Enghouse's affiliates unrelated to the Merger, for which services they have received, or expect to receive, compensation.

        In the ordinary course of business Jefferies Broadview and its affiliates, including Jefferies & Company, Inc., Jefferies Broadview's parent company, may actively trade or hold our securities or the securities of Apropos' affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

Interests of Apropos' Directors and Officers in the Merger

        Some of Apropos' directors and executive officers have interests in the Merger that are different from, or are in addition to, their interests as shareholders in Apropos. Apropos' board of directors knew about these additional interests and considered them when it approved the Merger Agreement and the Merger. See "Security Ownership of Certain Beneficial Owners and Management."

        The Merger Agreement provides for continuing indemnification of, and the advancement of expenses to, all present and former directors and officers of Apropos and any of its subsidiaries after the Effective Time against all losses, claims, damages, liabilities, judgments, fees, costs or expenses (including reasonable attorneys' fees and disbursements), based in whole or in part on or arising in whole or in part out of any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, or at or after the Effective Time in each case to the same extent that such persons would have been entitled to indemnification or the advancement of expenses under Apropos' or its subsidiaries' current articles of incorporation, bylaws and indemnification agreements in effect on the date of the Merger Agreement with any current or former directors or officers of Apropos or its subsidiaries.

Apropos Employees and Employee Benefit Plans

        Syntellect has agreed to maintain Apropos' employee benefit plans (other than any plan or agreement providing for the grant, issuance, award, sale or transfer of equities securities in Apropos or any of its subsidiaries) in accordance with and subject to their respective terms, or to provide substitute benefit plans or arrangements, for the six month period following the closing date of the Merger.

Financing of the Merger

        The consummation of the Merger is not contingent upon Syntellect obtaining financing. Syntellect plans to finance the Merger from internal sources (which may include funds from its parent company or Apropos). Syntellect may alter its plans on how to finance the Merger depending on market conditions or other factors.

Completion and Effectiveness of the Merger

        Apropos and Syntellect are working to complete the Merger as soon as possible. The effective time of the Merger will occur upon the filing of Articles of Merger with the Secretary of State of the State of Illinois in accordance with the IBCA (the "Effective Time"). The Merger Agreement provides that such filing will be made on the second business day following the satisfaction or waiver of the conditions set forth in the Merger Agreement, including receipt of Apropos shareholder approval of the Merger Agreement and the Merger, unless another time is agreed to by the parties. See "The Merger Agreement—Conditions to Consummation of the Merger."

Material United States Federal Income Tax Consequences

        The following is a summary of United States federal income tax consequences of the Merger relevant to beneficial holders of Apropos common stock, including beneficial holders that exercise their dissenters rights. The discussion does not purport to consider all aspects of federal income taxation that might be relevant to beneficial holders of Apropos common stock. The discussion is based on current provisions of the Code, existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. The discussion applies only to beneficial holders of Apropos common stock in whose hands shares are capital assets and may not apply to beneficial holders who acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with Apropos or hold their shares as part of a hedge, straddle or conversion transaction or who are subject to special tax treatment under the Internal Revenue Code of 1986 (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, S corporations and taxpayers subject to the alternative minimum tax). In addition, this discussion does not discuss the federal income tax consequences to a beneficial holder of Apropos common stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws.

        The receipt of cash for Apropos common stock pursuant to the Merger, including as a result of the exercise of dissenters rights, will be a taxable transaction for United States federal income tax purposes. In general, a beneficial holder who receives cash in exchange for shares pursuant to the Merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the beneficial holder's adjusted tax basis in the shares surrendered for cash pursuant to the Merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the Merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the beneficial holder's holding period for such shares is more than one year at the time of consummation of the Merger.

        Backup withholding at a 28% rate may apply to cash payments a beneficial holder of shares receives pursuant to the Merger. Backup withholding generally will apply only if the beneficial holder fails to furnish a correct taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each beneficial holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner acceptable to the paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a beneficial holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

        Because individual circumstances may differ, each beneficial holder of shares is urged to consult such beneficial holder's own tax advisor as to the particular tax consequences to such beneficial holder of the Merger, including the application and effect of state, local, foreign and other tax laws.

Accounting Treatment of the Merger

        The Merger will be accounted for as a "purchase," as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Accordingly, a determination of the fair value of Apropos' assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed.

Regulatory Filings and Approvals

        The parties do not believe that consummation of the Merger will result in a violation of any applicable antitrust or competition laws. However, there can be no assurances that a challenge to the Merger on antitrust or competition grounds will not be made or, if such a challenge is made, of the result of any challenge. See "The Merger Agreement—Termination of Merger Agreement" and "The Merger Agreement—Termination Fees and Expenses." See also "The Merger Agreement—Conditions to Consummation of the Merger."

Right to Dissent

        Under Illinois law, you are entitled to exercise dissenters' rights and obtain a cash payment for your shares as a result of Syntellect's acquisition of Apropos, provided that you comply with the provisions of Sections 11.65 and 11.70 of the Illinois Business Corporation Act, or the IBCA. A copy of those sections is attached as Annex C and incorporated in this proxy statement by reference. If you comply with the provisions of Section 11.70 of the IBCA, then upon consummation of the Merger you are entitled to receive payment from Syntellect for the fair value of your shares, with accrued interest. The term "fair value" means the value of the shares immediately before the Merger closing excluding any appreciation or depreciation in anticipation of the Merger, unless the exclusion would be inequitable. If Syntellect and you cannot agree on the fair value of your shares or the accrued interest, then the IBCA provides for a judicial determination of these amounts. The value determined by an Illinois court may be more or less than the value you are entitled to under the Merger Agreement. If you desire to exercise dissenters' rights, you should refer to the statute in its entirety and should consult with legal counsel before taking any action to ensure that you comply strictly with the applicable statutory provisions.

        In summary, to exercise dissenters' rights, you must do all of the following:

  •
  deliver to Apropos a written demand for payment of your shares before the vote on the Merger Agreement and the Merger is taken;

  •
  not vote in favor of the Merger Agreement and the Merger; note, however, that a vote, in person or by proxy, against approval of the Merger Agreement and the Merger will not constitute a written demand for payment pursuant to a holders dissenters' rights; and

  •
  continue to hold your shares of Apropos common stock through the Effective Time of the Merger.

Your failure to vote against the proposal to approve the Merger Agreement and the Merger will not constitute a waiver of your dissenters' rights under the IBCA. Also, a vote against approval of the Merger Agreement and the Merger will not by itself be sufficient to satisfy your obligations if you are seeking to exercise dissenters' rights. You must follow the procedures set forth in Section 11.70 of the IBCA to obtain dissenters' rights.

        Each outstanding share of Apropos common stock for which a legally sufficient demand in accordance with Section 11.70 of the IBCA has been made and that was not voted in favor of approval of the Merger Agreement and the Merger will, after the Effective Time of the Merger, represent only the rights of a dissenting shareholder under the IBCA. This includes the right to obtain payment for the estimated fair value of those shares as provided under the IBCA.

        If you make a legally sufficient demand, within ten days after the effective date of the Merger or 30 days after you have delivered your written demand for payment, whichever is later, you will send to you a statement setting forth its opinion as to the fair value of your shares, as well as certain financial statements and a commitment to pay to you the estimated fair value for your shares. If you do not agree with the opinion of Apropos as to the estimated fair value of the shares, then within 30 days of your receipt of Apropos' valuation statement, you must notify Apropos of your estimated fair value of your shares and demand the difference between your estimated fair value and the amount of the payment by Apropos.

        If, within 60 days from delivery of your estimated fair value to Apropos, you and Apropos have not agreed in writing to the fair value of the shares, Apropos either will pay the difference in value demanded by you, or file a petition in the circuit court requesting the court to determine the fair value of the shares. Apropos will be required to then make all dissenters to the Merger a party to this proceeding. If Apropos does not commence the action, you are permitted by law to commence an action.

        In a proceeding brought by Apropos to determine value, the court will determine the costs of the proceeding, including the reasonable compensation of expenses of the appraisers appointed by the court and excluding fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the price that Apropos estimated to be the fair value of the shares or if no estimate was given, then all or any part of the costs may be assessed against Apropos. If the amount that any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The costs may be awarded to the dissenter if the court finds that Apropos did not substantially comply with the procedure to dissent in the statute. In addition, costs can be assessed against either party if the court finds that that party acted arbitrarily, vexatiously or not in good faith with respect to the dissenter's rights. A share for which you have properly exercised your dissenters' rights and followed the correct procedures in the IBCA will not be converted into, or represent, a right to receive Apropos common stock and cash as provided under the Merger Agreement. Any of these shares will not, after the effective time of the Merger, be entitled to vote for any purpose or receive any dividends or other distributions. If, however, you, as the holder of the shares, fail to properly perfect, effectively withdraw, waive or lose, or otherwise become ineligible to exercise your dissenters' rights under the IBCA, the shares held by you will be converted into the right to receive $2.76 per share of Apropos common stock as provided in the Merger Agreement.

        In view of the complexity of Section 11.70, Apropos shareholders who may wish to dissent from the Merger and pursue dissenters rights should consult their legal advisors.

Delisting and Deregistration of Apropos Stock After the Merger

        If the Merger is completed, Apropos common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

THE MERGER AGREEMENT

        The following is a brief summary of the material provisions of the Merger Agreement. This summary is not a complete statement of all applicable provisions and is qualified in its entirety by reference to the Merger Agreement attached as Appendix A to this proxy statement. The Merger Agreement has been included to provide you with information regarding its terms and the legal relationship and risk allocation between Apropos and Syntellect as contracting parties. It is not intended to provide any other factual information about the parties. Such information can be found elsewhere in this proxy statement and in public filings Apropos makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov. Apropos encourages you to read the Merger Agreement in its entirety as it is the legal document that governs the Merger.

Structure of Merger

        In the Merger, Amelia Acquisition, a wholly-owned subsidiary of Syntellect, will merge with and into Apropos, and, as a result, Apropos will become a wholly-owned subsidiary of Syntellect.

Effective Time of the Merger

        The Merger will become effective upon the filing of a Articles of Merger with the Secretary of State of the State of Illinois. The filing will take place on the second business day following the date on which the conditions contained in the Merger Agreement have been satisfied or waived (subject to certain restrictions), or at such other time and date as Apropos and Syntellect agree.

Consideration to be Received in Merger

        As of the Effective Time, each share of Apropos common stock outstanding (other than treasury shares and shares held by Apropos, Syntellect or any of their respective subsidiaries or by shareholders who perfect their statutory dissenters rights under the IBCA), will be converted into the right to receive $2.76 in cash without interest. Each share of Apropos common stock held by Apropos, Syntellect or any of their respective subsidiaries will be canceled at the Effective Time.

        All unvested stock options issued under the Apropos' 1995 Stock Option Plan and 2000 Omnibus Incentive Plan (collectively the "Company Stock Plan") will become fully vested immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger. If you are a holder of an outstanding Apropos stock option with an exercise price of less than $2.76, you will receive the difference between $2.76 and the exercise price per share. No payment will be made on options with an exercise price of $2.76 or higher. After the Effective Time of the Merger, you will receive written instructions on how to exchange your options for the cash consideration.

        There are currently outstanding warrants to purchase an aggregate of 342,524 shares of Apropos common stock—106,274 shares at an exercise price of $3.97 per share and 236,250 shares at an exercise price of $5.34 per share. If the Merger is completed, warrants to purchase at least 293,921 shares will convert into the right to receive the merger consideration per share upon payment of the exercise price of the warrants. Apropos cannot locate, however, the warrants to purchase 48,603 shares with an exercise price of $3.97 per share. Accordingly, it is a condition to closing the Merger that Syntellect be satisfied that these warrants have no financial value, or that Apropos has delivered to Syntellect a waiver reasonably satisfactory to Syntellect that each holder of these warrants waives its rights with respect thereto and releases Apropos from its obligations thereunder. There can be no assurance that this condition will be satisfied. See "The Merger Agreement—Conditions to Consummation of the Merger."

        Apropos has undertaken to obtain termination agreements from each of the warrantholders which would cancel the rights each warrantholder has with respect to the warrants.

Conditions to Consummation of the Merger

        Apropos and Syntellect.    Apropos' and Syntellect's obligations to effect the Merger are subject to the satisfaction of the following conditions:

  •
  the holders of at least two-thirds of the outstanding shares of Apropos common stock have voted in favor of approving the Merger Agreement and the Merger in accordance with the IBCA; and

  •
  no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger.

        Syntellect and Amelia Acquisition.    The obligations of Syntellect and Amelia Acquisition to consummate the Merger are further subject to the fulfillment of the following conditions, any of which may be waived in whole or part by Syntellect:

  •
  Apropos must have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the closing of the Merger and Syntellect must have received a certificate of the Chief Executive Officer or Chief Financial Officer of Apropos to that effect;

  •
  The representations and warranties of Apropos which are qualified by reference to materiality or Company Material Adverse Effect in the Merger Agreement must be true and correct, and those not so qualified must be true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the closing date of the Merger as if made on such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties need only be true and correct as of such earlier date) and Syntellect must have received a certificate of the Chief Executive Officer or Chief Financial Officer of Apropos to that effect;

  •
  Since September 26, 2005, no event, change, circumstance or effect shall have occurred that has had, or reasonably would be expected to have, a Company Material Adverse Effect and Syntellect must have received a certificate of the Chief Executive Officer or Chief Financial Officer of Apropos to that effect;

  •
  The ratio (expressed as a percentage) equal to the aggregate number of shares of Apropos Common stock held by persons who have perfected their dissenters' rights pursuant to the IBCA divided by the aggregate number of shares of Apropos common stock issued and outstanding immediately prior to closing shall not be greater than 3%;

  •
  The Corporation shall deliver the resignation of all directors of the corporation and its subsidiaries, in each case, effective at the Effective Time;

  •
  Any filing or consent with any governmental authority the absence of which would reasonably be expected to have a Company Material Adverse effect shall have been obtained;

  •
  There must not be pending or threatened any litigation which in the reasonable opinion of Syntellect could be expected to result in a Company Material Adverse Effect, except for litigation related to the recommendation by the board of directors that shareholders vote for approval of the Merger Agreement and the Merger;

  •
  The Corporation shall deliver a certificate stating the Corporation is not and has not been an United States real property holding corporation under Treasury Regulation Section 1.897-2(h);

  •
  Syntellect shall have determined (in its sole judgment) that there is no financial value after the closing with respect to warrants issued by the Corporation, or the Corporation shall have delivered to Syntellect a waiver (in form and substance reasonably satisfactory to Syntellect in its sole discretion) from each of the Ohio Partners Ltd. and William Blair Capital Partners V, LP in which such holder waives all of its rights with respect to the warrants which such holder would otherwise be entitled, and releases the Corporation and any of its subsidiaries with respect thereto.

        Apropos.    The obligations of Apropos to consummate the Merger are further subject to the fulfillment of the following conditions, any of which may be waived in whole or part by Apropos:

  •
  Syntellect and Amelia Acquisition must have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the closing of the Merger and Apropos must have received a certificate of the Chief Executive Officer or an Executive Vice President of Syntellect to that effect; and

  •
  the representations and warranties of Syntellect and Amelia Acquisition shall be true and accurate as of the date of the Merger Agreement and as of the closing date of the Merger as if made at and as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or a Parent Material Adverse Effect), would not individually or in the aggregate reasonably be expected to result in a Parent Material Adverse Effect.

Representations and Warranties of Apropos

        The Merger Agreement contains customary representations and warranties by Apropos relating to, among other things:

  •
  corporate organization and power with respect to Apropos and its subsidiaries;

  •
  ownership of Apropos' subsidiaries;

  •
  Apropos' and its subsidiaries capital structure and indebtedness;

  •
  authorization, execution, delivery, and performance of the Merger Agreement, consummation of the transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement;

  •
  the required consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations or filings with, or permits from, any governmental entity;

  •
  no conflict with or a violation of any statute, law, ordinance, rule or regulation or violation or breach of Apropos' or any of its subsidiaries' organizational documents or other contracts, in each case with respect to entering into the Merger Agreement or consummating the transactions contemplated by the Merger Agreement;

  •
  Apropos' SEC filings, the accuracy of the financial statements and other information contained in such filings, compliance with the SEC rules and regulations, and the absence of undisclosed liabilities;

  •
  absence of certain changes in Apropos' business;

  •
  insurance;

  •
  real property and title to assets;

  •
  intellectual property;

  •
  outstanding litigation;

  •
  tax matters;

  •
  employee benefits and compensation arrangements;

  •
  environmental matters;

  •
  validity and compliance with contracts;

  •
  labor and employment matters;

  •
  products;

  •
  performance of services and customer claims;

  •
  software maintenance contracts;

  •
  accounts receivable;

  •
  customer deposits;

  •
  prepaid expenses;

  •
  powers of attorney;

  •
  business practices;

  •
  books and records; and

  •
  adequacy of disclosure.

Representations and Warranties of Syntellect and Amelia Acquisition

        The Merger Agreement contains customary representations and warranties by Syntellect and Amelia Acquisition relating to, among other things:

  •
  corporate organization and power with respect to Syntellect and Amelia Acquisition;

  •
  authorization, execution, delivery, and performance of the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement;

  •
  that Amelia Acquisition has engaged in no business other than that contemplated by the Merger Agreement; and

  •
  neither Syntellect nor Amelia Acquisition own any outstanding shares of Apropos common stock.

Material Adverse Effect

        Several of Apropos' representations and warranties and certain other provisions contained in the Merger Agreement are qualified by reference to whether the item in question would reasonably be expected to have a "Company Material Adverse Effect." The Merger Agreement provides that a "Company Material Adverse Effect" means when used with reference to one or more events, changes, circumstances or effects, a material adverse effect on the business, operations, assets, prospects, liabilities or condition (financial or otherwise) of Apropos and its subsidiaries taken as a whole or on the ability of Apropos to perform its obligations under the Merger Agreement or that would prevent or materially delay the consummation of the transaction contemplated under the Merger Agreement; provided, however, that no event, change, circumstance or effect resulting from any of the following shall be considered in determining whether there has occurred a Company Material Adverse Effect: (i) changes in national or international economic or business conditions generally, any natural disaster, or the outbreak or escalation of hostilities, including acts of war or terrorism (other than any such change having a materially disproportionate impact on Apropos and its subsidiaries taken as a whole); (ii) changes in factors generally affecting the industries or markets in which Apropos and its subsidiaries operate (other than any such change having a materially disproportionate impact on Apropos and its subsidiaries, taken as a whole); (iii) changes in any accounting rule or regulation or generally accepted accounting principles or any interpretation thereof; (iv) any action taken pursuant to the Merger Agreement; (v) any failure by Apropos to meet any estimates of revenues or earnings for any period ending on or after the date of the Merger Agreement; (vi) a decline in the price of Apropos' common shares on The Nasdaq National Market; (vii) disruptions in financial, banking or securities markets generally; or (viii) changes resulting from the announcement of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement.

        Certain of Syntellect's and Amelia Acquisition's representations and warranties and certain other provisions contained in the Merger Agreement are qualified by reference to whether the item in question would reasonably be expected to have a "Parent Material Adverse Effect." The Merger Agreement provides that the term "Parent Material Adverse Effect" means any material adverse effect on the ability of Syntellect or Amelia Acquisition to consummate the transactions contemplated by the Merger Agreement.

Conduct of Business Pending the Merger

        Pursuant to the Merger Agreement, Apropos has agreed that, except as permitted or contemplated by the Merger Agreement or as consented to by Syntellect in writing, which consent may not be unreasonably withheld, during the period from the date of the Merger Agreement to the completion of the Merger:

  •
  the business of Apropos and its subsidiaries shall be conducted in the ordinary course of business consistent with past practice and each of Apropos and its subsidiaries shall use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations with material customers, suppliers, employees, officers, creditors, business partners and others having business dealings with Apropos and its subsidiaries;

  •
  Apropos shall not, directly or indirectly, split, combine or reclassify its outstanding common stock, or any outstanding capital stock of any of its subsidiaries;

  •
  neither Apropos nor any of its subsidiaries shall: (i) amend or propose to amend its articles of incorporation or by laws or similar organizational documents; (ii) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock other than dividends paid by Apropos' wholly-owned subsidiaries to Apropos or its wholly-owned subsidiaries; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of Apropos or its subsidiaries, other than issuances pursuant to exercises of stock options or warrants; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets; (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; or (vi) adopt or implement a shareholder rights plan;

  •
  neither Apropos nor any of its subsidiaries shall: (i) grant any increase in or accelerate the compensation (whether annual base salary or wages or bonus opportunities or amounts) payable or to become payable by Apropos or any of its subsidiaries to any business employee; (ii) except to the extent currently required under applicable law or the terms of the applicable benefit plan, adopt or enter into any new, or amend or otherwise increase or terminate, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) hire any new officers, executives or employees or terminate the employment of any officers, executives or employees (except for cause), or promote any officers, executives or employees;

  •
  neither Apropos nor any of its subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated, or enter into or renew any insurance policies;

  •
  neither Apropos nor any of its subsidiaries shall: (i) incur or assume any debt, except pursuant to existing letters of credit and other indebtedness; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person (other than Apropos or one of its wholly-owned subsidiaries); (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned its subsidiaries or customary loans or advances to non-officer employees in accordance with past practice); or (iv) make any capital expenditure or commitment therefor in excess of $5,000;

  •
  neither Apropos nor any of its subsidiaries shall change any of the accounting methods, policies, procedures, practices or principles used by it unless required by generally accepted accounting principles, or change its fiscal year;

  •
  neither Apropos nor any of its subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Apropos or any of its subsidiaries other than the Merger and other than as permitted by certain provisions of the Merger Agreement;

  •
  neither Apropos nor any of its subsidiaries shall merge or consolidate with any other Person (other than as permitted by certain provisions of the Merger Agreement) or acquire assets or capital stock of any person;

  •
  neither Apropos nor any of its subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Apropos' affiliates, including any transactions, agreements, arrangements or understandings with any affiliate or other person covered under Item 404 of Regulation S K under the Securities Act that would be required to be disclosed under Item 404 other than such transactions of the same general nature, scope and magnitude as are disclosed in Apropos' filings with the SEC;

  •
  neither Apropos nor any of its subsidiaries shall enter into any joint venture, partnership or other similar arrangement;

  •
  neither Apropos nor any of its subsidiaries shall (i) enter into any contract that if existing on the date hereof would be a Company Material Contract (as such term is defined in the Merger Agreement), other than contracts with suppliers and customers in the ordinary course of business and consistent with past practice, (ii) terminate, amend, supplement or modify in any material respect any Company Material Contract to which Apropos or any of its subsidiaries is a party, (iii) waive, release, cancel, allow to lapse, convey, encumber or otherwise transfer any material rights or claims under any Company Material Contract, (iv) change incentive policies or payments under any Company Material Contracts existing on the date of the Merger Agreement or entered into after the date of the Merger Agreement, (v) enter into any contract relating to the disposition of assets and/or capital stock except as permitted by certain provisions of the Merger Agreement and except in the ordinary course of business consistent with past practice, or (vi) enter into any contract with respect to real property, including any lease thereof, or renew any real property lease;

  •
  neither Apropos nor any of its subsidiaries shall (i) settle or compromise any material action, whether administrative, civil or criminal, in law or in equity or any claim under any insurance policy for the benefit of Apropos or any of its subsidiaries or (ii) otherwise pay, discharge, settle or satisfy any claims, liabilities or obligations of any nature other than in the ordinary course of business consistent with past practice or in accordance with their terms;

  •
  neither Apropos nor any of its subsidiaries shall waive or fail to enforce any provision of any confidentiality agreement or standstill or similar agreement to which it is a party;

  •
  neither Apropos nor any of its subsidiaries shall make or change any elections with respect to taxes, amend any tax returns, change any annual tax accounting period, adopt or change any tax accounting method, enter into any closing agreement, settle or compromise any proceeding with respect to any tax claim or assessment, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Apropos or any of its subsidiaries, or take any other similar action relating to the filing of any tax return or the payment of any tax;

  •
  neither Apropos nor any of its subsidiaries shall enter into any material line of business other than the line of business in which Apropos and its subsidiaries is currently engaged as of the date of the Merger Agreement;

  •
  take any action to exempt or make not subject to or to otherwise waive or cause to be inapplicable the provisions of any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, in each case to any individual or entity (other than Syntellect, Amelia Acquisition or their respective subsidiaries), or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

  •
  neither Apropos nor any of its subsidiaries shall fail to take, or cause to be taken, all actions or fail to do, or cause to be done, all things necessary to maintain the registration of its registered intellectual property, including paying all recordation, registration, maintenance and other fees, responding to all office action or other correspondence from the United States Patent and Trademark Office, United States Copyright Office, and all other corresponding governmental offices throughout the world, and paying all fees necessary to maintain any domain name registrations, and, consistent with past practice, to register and record all documents necessary to establish, maintain, transfer or identify the intellectual property;

  •
  neither Apropos nor any of its subsidiaries shall amend, modify or change (in any material respect) any of their respective material policies or procedures, including policies and procedures governing the sale (or return) of products or services or the treatment of accounts receivable; and

  •
  neither Apropos nor any of its subsidiaries shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

Apropos shall, and shall cause each of its subsidiaries to, use commercially reasonable efforts to operate their respective businesses in a manner designed to preserve the current assets of Apropos.

No Solicitation

        Apropos has agreed to immediately cease any discussions or negotiations that were being conducted with third parties at the time the Merger Agreement was signed with respect to a possible transaction with Apropos and to request that all confidential information previously furnished to any third parties be returned promptly.

        Apropos has agreed that neither it nor any of its subsidiaries nor its or their respective directors, officers, employees, investment bankers, attorneys, accountants, agents or other advisors or representatives will, directly or indirectly:

  •
  solicit, initiate, participate in, otherwise knowingly facilitate (including by way of furnishing information) or encourage the making by any person of any proposal, offer or inquiry that constitutes, or could reasonably be expected to lead to a proposal for any merger, reorganization, share exchange, tender offer, exchange offer, consolidation, recapitalization, liquidation, dissolution, joint venture or other business combination involving the Corporation or any of its subsidiaries, or any purchase or sale of 10% or more of the capital stock or 10% or more of the assets in either case of the Corporation or any of its subsidiaries (in each case, a "Competing Transaction");

  •
  participate in any discussions or negotiations regarding, or furnish or disclose to any person any information with respect to or in furtherance of, or take any other action to facilitate any inquiries with respect to a Competing Transaction or a proposal inquiry or offer that could reasonably lead to a Competing Transaction; or

  •
  execute or enter into any agreement, understanding or arrangement with respect to any Competing Transactions, or publicly propose to accept or enter into any letter of intent, agreement in principle, merger agreement or other contract relating to a Competing Transaction, or approve or recommend or propose to approve or recommend any Competing Transaction or any agreement, understanding or arrangement relating to any Competing Transaction (or resolve or authorize or propose to agree to do any of the foregoing action);

provided, however, that the Corporation and its representatives are expressly permitted to refer any such person to the Merger Agreement and other publicly available information; and, provided, further, that notwithstanding anything to the contrary set forth in the Merger Agreement, at any time prior to closing:

  •
  the Corporation may furnish information to and enter into discussions and negotiations with any person, but only if (A) such person has delivered an unsolicited bona fide written proposal for a Competing Transaction that, in the good faith judgment of the Corporation's board of directors (or any authorized committee thereof), after consultation with its financial advisors, is a Superior Proposal or is reasonably likely to result in a Superior Proposal and (B) the board of directors (or any authorized committee thereof), determines in good faith after consultation with outside counsel, that failing to take such action would be inconsistent with its fiduciary duties under applicable law; provided further that prior to furnishing any confidential information to or entering into discussions with any such person, such person shall enter into a confidentiality agreement with the Corporation in substance substantially similar to the confidentiality agreement between the Corporation and Syntellect (except that such confidentiality agreement with such person shall also contain customary standstill provisions) and the Corporation shall promptly (but in any event within 48 hours) notify Syntellect in writing of any written inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated with, the Corporation or any of its representatives indicating the material terms and conditions of any inquiries, proposals or offers, including the identity of such person and shall keep Syntellect promptly and fully informed as to the status thereof and any modifications to such inquiries, proposals or offers;

  •
  the Corporation may enter into any agreement or arrangement (other than confidentiality (and standstill) agreements, which may be entered into if the conditions noted in the immediately preceding paragraph have been met), regarding any Superior Proposal, or the Corporation's board of directors (or any authorized committee thereof) may approve or recommend to shareholders (or resolve to do so), or publicly propose to approve or recommend to its shareholders a Superior Proposal or withdraw, revoke or modify its recommendation that shareholders vote for approval of the Merger Agreement and the Merger in any manner adverse to Syntellect, but only if prior to taking such action the Corporation has complied with its non-solicitation obligations and has provided written notice to Syntellect (which shall be accompanied by a copy of the agreement or other arrangement proposed to be entered into with the person making the Superior Proposal) advising Syntellect that the Corporation has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and Syntellect does not, within five business days after receipt of such notice, make an offer that is in the good faith judgment of the Corporation's board of directors, after consultation with outside counsel and financial advisors, at least as favorable to the Corporation's shareholders as the Superior Proposal; and the Corporation contemporaneously terminates the Merger Agreement and pays Syntellect the $2 million termination fee.

        The Merger Agreement provides that the term "Superior Proposal" means a bona fide, written proposal by a third-party for a Competing Transaction not solicited in violation of the Merger Agreement that is on terms that Apropos' board of directors (or any authorized committee thereof) determines in good faith, after consultation with outside counsel and financial advisors, would, if consummated, result in a transaction that would be more favorable to the shareholders of Apropos from a financial point of view (taking into account the identity of the offer, the likelihood that the transaction will be consummated and applicable legal, financial and regulatory aspects of the proposal, including the terms of any financing) than the transactions contemplated by the Merger Agreement, provided that to be a Superior Proposal, a Competing Transaction must at a minimum result in a third-party (or the shareholders of such third-party), acquiring, directly or indirectly, shares representing 80% of the economic and voting power of Apropos common stock (or the economic and voting power of the capital stock of the surviving or ultimate parent entity in such transaction) or all or substantially all of the assets of Apropos and its subsidiaries, taken as a whole. For a description of fees payable by Apropos if its board of directors adversely changes its recommendation of the Merger as a consequence of a Superior Proposal, see "The Merger Agreement—Expenses and Termination Fees and Expenses" below.

Commercially Reasonable Efforts

        Subject to the terms and conditions of the Merger Agreement, each of Apropos, Syntellect and Amelia Acquisition has agreed to use its commercially reasonable efforts to take or cause to be taken, all action and to do or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of the Merger Agreement, the proper officers and directors of Apropos, Syntellect and Amelia Acquisition shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

        The Corporation has also agreed to use commercially reasonable efforts to obtain from each holder of its warrants an agreement to cancel and terminate such warrants, as well as any registration rights held by the holder, concurrently with the closing.

Termination of Merger Agreement

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, and except as provided below, whether before or after any approval of the Merger Agreement and the Merger by shareholders of Apropos:

  •
  by mutual written consent duly authorized by the respective board of directors of Apropos and Syntellect;

  •
  by Apropos or Syntellect if:

  •
  the Merger has not been consummated on or before March 31, 2006 (unless the failure of the Merger to occur on or before such date resulted from the terminating party breaching any material, covenant or obligation contained in the Merger Agreement);

  •
  a court of competent jurisdiction or other competent governmental authority has issued a permanent injunction or other similar order enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement, which has become final and non-appealable; provided that this right of termination is not available to any party whose failure to use its commercially reasonable efforts to consummate and make effective the Merger and the transactions contemplated by the Merger Agreement is the cause of or resulted in such action; or

  •
  approval of the Merger Agreement and the Merger by Apropos shareholders is not obtained; provided that the Corporation may not terminate the Merger Agreement on these grounds if it has failed to convene a meeting of shareholders to consider approval of the Merger Agreement and the Merger or if the board of directors of the Corporation either cannot recommend approval of the Merger Agreement and the Merger to shareholders or withdraws, revokes or modifies its recommendation in any manner adverse to Syntellect without paying the applicable termination fee;

  •
  by Apropos if:

  •
  Syntellect or Amelia Acquisition breaches any representations, warranties or covenants contained in the Merger Agreement, which breach, in the aggregate of all other such breaches, if any, would give rise to the failure of certain conditions to consummation of the Merger and such breach is not cured within 30 days after written notice of such breach or by its nature or timing cannot be cured by March 31, 2006; or

  •
  The Corporation's board of directors withdraws, revokes or modifies its recommendation in any matter adverse to Syntellect (a "Non-Recommendation Determination") or approves or recommends a Superior Proposal;

  •
  by Syntellect if:

  •
  Apropos breaches any of its representations, warranties or covenants contained in the Merger Agreement, which breach would give rise to the failure of certain conditions to consummation of the Merger and such breach is not cured within 30 days after written notice of such breach or by its nature cannot be cured by March 31, 2006;

  •
  If the board of directors of Apropos withdraws, revokes or modifies its recommendation of the Merger in any manner adverse to Syntellect, approves or recommends a Superior Proposal or fails to comply with its obligations with respect to soliciting alternative transactions and obtaining the approval of Apropos' shareholders for the Merger Agreement and the Merger; or

    •
    if more than 3% of the outstanding shares of Apropos common stock have perfected their dissenter's rights under the IBCA.

Expenses and Termination Fees

        Except as specifically provided in the Merger Agreement or otherwise agreed to, all fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement are to be paid by the party incurring such fees, costs and expenses, whether or not the Merger is consummated. If the Corporation or Syntellect terminates the Merger Agreement because of the shareholders of Apropos failed to approve the Merger Agreement or if Syntellect terminates the Merger Agreement because of a Non-Recommendation Determination, then the Corporation is obligated to promptly reimburse Syntellect for all of its out-of-pocket fees and expenses reasonably and actually incurred in connection with the Merger Agreement and the transactions contemplated thereby, including the fees and expenses of any outside advisors (including reasonable attorneys fees).

        If the Merger Agreement is terminated by Syntellect or Apropos because the Merger has not been consummated by March 31, 2006 or because the shareholders of Apropos voted and failed to approve the Merger Agreement and the Merger and (A) at or prior to such time a Competing Transaction has been commenced or publicly disclosed and not abandoned and (B) within 12 months of such termination, the Corporation or any of its affiliates either becomes a party to a definitive agreement, letter of intent or agreement in principle with respect to a Competing Transaction or consummates a transaction that would constitute a Competing Transaction, then the Corporation is obligated to pay Syntellect a termination fee of $2 million.

        If the Merger Agreement is terminated by Syntellect because of a breach by the Corporation of its representations, warranties or covenants or because of a Non-Recommendation Determination and within 12 months of any such termination the Corporation becomes a party to any definitive agreement, letter of intent or agreement in principle in respect of a Competing Transaction or consummates a transaction that would constitute a Competing Transaction, then the Corporation is obligated to pay Syntellect a $2 million termination fee; provided, however, that if Syntellect terminates the agreement because of a breach by the Corporation of the Merger Agreement, then the termination fee shall be $500,000.

        If the Corporation terminates the Merger Agreement upon a Non-Recommendation Determination or because the board of directors of the Corporation approves or recommends a Superior Proposal, then at the time of such termination the Corporation must pay Syntellect a $2 million termination fee.

Amendment and Modification

        The Merger Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Corporation, by written agreement of the parties, pursuant to action taken by their respective boards of directors, at any time prior to the Effective Time with respect to any of the terms contained in the Merger Agreement; provided, however, that after approval of the Merger Agreement and the Merger by shareholders of the Corporation, no amendment, modification or supplement shall be made which by law requires further approval by Apropos' shareholders without obtaining such further approval.

Apropos' Articles of Incorporation and Bylaws

        At the Effective Time, the articles of incorporation of Amelia Acquisition will be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the IBCA and Apropos' articles of incorporation will no longer be in effect. The name of the Surviving Corporation, however, will be Apropos Technology, Inc.

        At the Effective Time, the bylaws of Amelia Acquisition will become the bylaws of the Surviving Corporation and may thereafter be amended or repealed as provided therein or by the articles of incorporation and as provided by applicable law and Apropos' bylaws will no longer be in effect.

Apropos' Board of Directors and Officers

        The directors and officers of Amelia Acquisition immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation and shall hold office in accordance with articles of incorporation and bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

RECENT MARKET PRICES OF APROPOS COMMON STOCK

        Apropos' shares are traded on the Nasdaq National Market under the trading symbol "APRS." The following table sets forth the closing high and low prices for Apropos common stock as reported on the Nasdaq National Market for the indicated periods. The Corporation did not pay any dividends during these periods.

	2005				2004		2003
Quarter Ended
	High		Low		High	Low	High	Low
March 31	$3.77		$2.86		$5.80	$3.64	$1.95	$1.25
June 30	3.00		2.39		6.34	3.49	2.93	1.82
September 30	2.73		2.38		3.55	2.71	3.52	2.47
December 31	2.72	*	2.67	*	3.64	2.65	4.00	2.51

*
Through October 19, 2005

        On the record date, October 19, 2005, the number of holders of record of Apropos common stock was approximately 100.

        On September 26, 2005, the last full trading day immediately preceding the public announcement of the proposed Merger, Apropos common stock closed at $2.58 per share. On October 19, 2005, which is the latest practicable date prior to the date of this proxy statement, Apropos common stock closed at $2.68 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Set forth below, as of October 19, 2005, are the beneficial holdings of: each person known by Apropos to own beneficially more than 5% of the outstanding common shares of Apropos, each director and executive officer, and all executive officers and directors as a group. Except as set forth below, the address for each person or group is Apropos' Oakbrook Terrace address.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
ARCH Venture Fund III., L.P.(2) 8725 W. Higgins Road, Suite 290, Chicago, IL 60631	2,576,205	14.3%
Valor Capital Management L.P.(3)(4) 200 Park Avenue, Suite 3900, New York, NY 10166	5,378,809	29.9%
Patrick K. Brady(3)(5) 567 Deer Path Road, Glen Ellyn, IL 60137	5,378,809	29.9%
William W. Bach(3)(6) 532 S. Ashland Avenue, La Grange, IL 60525	5,378,809	29.9%
Dimensional Fund Advisors Inc.(7) 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	1,285,970	7.2%
Loeb Partners Corporation(8) 61 Broadway, New York, NY 10006	1,240,627	6.9%
Francis J. Leonard(9)	110,905	*
Kenneth D. Barwick(10)	45,000	*
David N. Campbell(11)	45,000	*
Keith L. Crandell(12)	2,635,571	14.6%
Donald A. DeLoach(13)	60,000	*
Stephen E. Webb(14)	30,000	*
John M. Kratky III(3)(4)	5,378,809	29.8%
Steven M. Capelli(15)	10,000	*
Richard W. Cotter(16)	41,667	*
All executive officers and directors as a group (9 persons)(17)	8,336,952	45.3%

*
Less than 1%.

(1)
Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)
Consists of 1,412,133 shares of Apropos common stock held by ARCH Venture Fund II, L.P., 142,002 shares of Apropos common stock held by ARCH II Parallel Fund, L.P., 995,024 shares of Apropos common stock held by ARCH Venture Fund III, L.P., and warrants to purchase 27,046 shares of Apropos common stock.

(3)
Patrick Brady, Catherine R. Brady, Brady Family Limited Partnership, Valor Capital Management, L.P., Kratky Management, LLC, John M. Kratky III (a director of Apropos), William W. Bach and Bach Family LP are part of a group as set forth in the Schedule 13D filed with the Securities and Exchange Commission on March 5, 2003 as amended by the Schedule 13D/A filed with the Securities and Exchange Commission on April 18, 2003.

(4)
Kratky Management, LLC is the general partner of Valor Capital Management L.P. and John M. Kratky III is the Managing Member of Kratky Management, LLC. Valor Capital Management, L.P., Kratky Management, LLC and John M. Kratky III share voting and dispositive power over 2,589,940 shares of Apropos common stock. Also includes options for 10,000 shares of Apropos common stock that may be acquired by Mr. Kratky pursuant to options exerciseable within sixty days and 20,000 shares of Apropos common stock owned by Mrs. Kratky, for which Mr. Kratky disclaims beneficial ownership.

(5)
Includes 1,155,984 shares of Apropos common stock as to which Mr. Brady has sole voting and dispositive power and 612,110 shares of Apropos common stock owned by Mr. Brady's spouse, for which Mr. Brady disclaims beneficial ownership. Also includes 525,000 shares of Apropos common stock held in the name of the Brady Family Limited Partnership.

(6)
Includes 430,775 shares of Apropos common stock as to which Mr. Bach has sole voting and dispositive power and also includes 35,000 shares of Apropos common stock owned by Bach Family L.P., for which Mr. Bach disclaims beneficial ownership.

(7)
Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of Apropos described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Apropos held by the Funds. However, all securities listed in this table are owned by the Funds.

(8)
Includes 1,020,129 shares held by Loeb Arbitrage Fund, 133,530 shares held by Loeb Offshore Fund Ltd. and 86,968 shares held by Loeb Partners Corporation, all of which constitute part of a group, as set forth in a Schedule 13D filed with the Securities and Exchange Commission on October 6, 2005.

(9)
Includes 100,905 shares of Apropos common stock that may be acquired pursuant to options exercisable within sixty days.

(10)
Includes 45,000 shares of Apropos common stock that may be acquired pursuant to options exercisable within sixty days.

(11)
Includes 45,000 shares of Apropos common stock that may be acquired pursuant to options exercisable within sixty days.

(12)
Includes 2,549,159 shares of Apropos common stock and warrants to purchase 27,046 Shares of Apropos common stock owned by ARCH Venture Fund III, L.P. and its affiliates, of which Mr. Crandell is a principal. Mr. Crandell disclaims beneficial ownership of these shares. Also includes 55,000 shares of Apropos common stock that may be acquired pursuant to options exercisable within sixty days.

(13)
Includes 60,000 shares of Apropos common stock that may be acquired pursuant to options exercisable within sixty days.

(14)
Includes 30,000 shares of Apropos common stock that may be acquired pursuant to options exercisable within sixty days.

(15)
Includes 10,000 shares of Apropos common stock that may be acquired pursuant to options exerciseable within sixty days.

(16)
Includes 41,667 shares of Apropos common stock that may be acquired pursuant to options exerciseable within sixty days.

(17)
The total number of shares of Apropos common stock for executive officers, directors and nominees as a group is shown after eliminating duplication within the table.

EXCHANGE PROCEDURES

        Syntellect will appoint a paying agent for the purpose of exchanging certificates representing shares of Apropos common stock for the merger consideration. Syntellect will deposit with the paying agent the funds sufficient to pay the aggregate merger consideration to Apropos shareholders and to satisfy certain of its other obligations under the Merger Agreement.

        As soon as practicable after the consummation of the Merger, the paying agent will mail to each holder of record of Apropos common stock, a letter of transmittal and instructions on how to exchange stock certificates for the merger consideration.

        Please do not send in your stock certificates until you receive the letter of transmittal and instructions from the paying agent. Do not return your Apropos stock certificates with the enclosed proxy card. If your shares of Apropos common stock are held through a broker, your broker will surrender your shares for cancellation.

        After you mail the letter of transmittal, duly executed and completed in accordance with its instructions, and your stock certificates to the paying agent, the paying agent will mail a check to you. The stock certificates you surrender will be canceled. After the completion of the Merger, there will be no further transfers of Apropos common stock, and stock certificates presented for transfer after the completion of the Merger will be canceled and exchanged for the merger consideration. If payment is to be made to a person other than the registered holder of the shares of Apropos common stock, the certificate surrendered must be properly endorsed or otherwise in proper form for transfer and any transfer or other taxes must be paid by the person requesting the payment or that person must establish to the paying agent's satisfaction that such tax has been paid or is not payable.

        If your Apropos stock certificates have been lost, stolen or destroyed, upon making an affidavit of that fact, and if required by Syntellect, posting a bond as indemnity against any claim with respect to the certificates, the paying agent will issue the cash merger consideration in exchange for your lost, stolen, or destroyed stock certificates.

OTHER MATTERS

        You should rely only on the information contained in this proxy statement and related appendices to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 21, 2005. The information contained in this proxy statement is accurate as of the date of the proxy statement. If any statements set forth in this proxy statement become materially inaccurate before the date of the Special Meeting, Apropos will update these proxy materials through filings of additional definitive materials with the SEC, which will be sent to shareholders or otherwise made available to them as set forth below in the section entitled "Where You Can Find More Information."

        If the Merger is completed, Apropos will not hold a 2006 Annual Meeting of shareholders. If the Merger is not completed, you will continue to be entitled to attend and participate in Apropos' shareholder meetings and Apropos will hold a 2006 Annual Meeting of shareholders, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for Apropos' 2006 Annual Meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act.

        If the Merger is not completed, a shareholder proposal to be presented at the 2006 Annual Meeting of shareholders must be received at the Corporation's executive offices, One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois 60181, by no later than December 30, 2005 for evaluation by the Corporation whether to include it in the proxy statement in connection with the 2006 Annual Meeting of shareholders. Shareholders wishing to present proposals at the 2006 Annual Meeting of shareholders (but not include them in the proxy statement) are required to notify the Secretary of the Corporation in writing no less than 90 days nor more than 110 days prior to June 8, 2006, unless the date of the 2006 Annual Meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from such date, in which case, notice of such proposal must be received by the Corporation no later than 10 days following the date on which public announcement of the date of the 2006 Annual Meeting is first made.

        The board of directors of the Corporation knows of no other business which may come before the Special Meeting. If any other matters are properly presented at the Special Meeting, the persons named in the proxy will vote upon them in accordance with their best judgment.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE
PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

WHERE YOU CAN FIND MORE INFORMATION

        Apropos files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Apropos' public filings are also available to the public from document retrieval services, and Apropos' public filings are available to the public at the Internet website maintained by the SEC at http://www.sec.gov.

HOUSEHOLDING

        Only one copy of this proxy statement has been sent to multiple shareholders of Apropos who share the same address and last name, unless Apropos has received contrary instructions from one or more of those shareholders. This procedure is referred to as "householding." In addition, Apropos has been notified that certain intermediaries, such as brokers or banks, will household proxy materials. Apropos will deliver promptly, upon oral or written request, a separate copy of this proxy statement to any shareholder at the same address. If you wish to receive a separate copy of this proxy statement, you may write to Attn: Secretary, Apropos Technology, Inc., One Tower Lane 28th Floor, Oakbrook Terrace, Illinois 60181 or call (630) 472-9600 or you may obtain a copy at the Internet website of the SEC at www.sec.gov. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of proxy statements may request delivery of a single copy by writing or calling Apropos at the above address or phone number or by contacting their broker or bank, provided they have determined to household proxy materials.

By Order of the Board of Directors

Kenneth D. Barwick
 President and Chief Executive Officer

October 21, 2005

APPENDIX A

AGREEMENT AND PLAN OF MERGER
by and among
SYNTELLECT INC.
AMELIA ACQUISITION CORPORATION
and
APROPOS TECHNOLOGY, INC.
Dated as of September 26, 2005

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of September 26, 2005, by and among SYNTELLECT INC., a Delaware corporation ("Parent"), AMELIA ACQUISITION CORPORATION, an Illinois corporation and a wholly-owned subsidiary of Parent ("Sub"), and APROPOS TECHNOLOGY, INC., an Illinois corporation (the "Company").

        WHEREAS, the Board of Directors of the Company has unanimously (i) determined that the Merger, including the consideration to be paid for each outstanding share (collectively, the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") in the Merger is fair to, advisable and in the best interests of the Company and its shareholders, (ii) adopted and approved this Agreement and the Merger and (iii) resolved to recommend approval of this Agreement and the Merger by such shareholders;

        WHEREAS, the Boards of Directors of each of Parent and Sub has unanimously approved the Merger and authorized Parent and Sub, respectively, to enter into the Merger Agreement, and Parent, in its capacity as the sole shareholder of Sub, has approved the Merger;

        WHEREAS, as a condition and inducement to Parent's and Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent and Sub are entering into a Voting Agreement (the "Voting Agreement") with each Person identified in Section 1 of the Company Disclosure Schedule (each, a "Shareholder") pursuant to which, among other things, each Shareholder has agreed to vote the shares of Company Common Stock then owned by such Shareholder in favor of the approval of this Agreement and the Merger; and

        WHEREAS, the Board of Directors of the Company has approved in advance the transactions contemplated by this Agreement and the Voting Agreement for purposes of the provisions of the Illinois Business Corporations Act of 1983, as amended (the "IBCA").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1

THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions of this Agreement, and in accordance with the IBCA, at the Effective Time, Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of Parent.

        Section 1.2    Closing.    Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date (the "Closing Date") which shall be the second business day after satisfaction or waiver of the conditions set forth in Article VI, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019 or at such other time, date or place as agreed by the parties hereto.

        Section 1.3    Effective Time.    Upon the Closing, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Illinois, in such form as required by, and executed in accordance with the relevant provisions of, the IBCA. The date and time of the filing of the Articles of Merger with the Secretary of State of the State of Illinois (or such later time as shall be agreed to by the parties hereto and specified in the Articles of Merger) will be the "Effective Time."

        Section 1.4    Effects of the Merger.    The Merger shall have the effects set forth in the applicable provisions of the IBCA, including those described in Section 5/11.50. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, as of a public or a private nature, of each of the Company and Sub; and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Company and Sub, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and title to any real estate, or any interest therein, vested in Company and Sub shall not revert or be in any way impaired by reason of the Merger.

        Section 1.5    Articles of Incorporation; By-laws

          (a)   At the Effective Time and without any further action on the part of the Company or Sub, the articles of incorporation of Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the IBCA; provided, however, that the name of the Surviving Corporation shall be Apropos Technology, Inc.

          (b)   At the Effective Time and without any further action on the part of the Company or Sub, the by-laws of Sub, as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the articles of incorporation of the Surviving Corporation and as provided by Law.

        Section 1.6    Directors and Officers.    The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

ARTICLE 2

CONVERSION OF SHARES; SHAREHOLDERS MEETING

        Section 2.1    Conversion of Securities.    At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the following securities:

          (a)   Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(b), Shares owned by Sub or any other wholly-owned Subsidiary of Parent or of the Company which shall remain outstanding and any Dissenting Shares) shall be cancelled, extinguished and converted automatically into the right to receive an amount equal to $2.76 per share in cash (the "Merger Consideration") payable to the holder thereof, without interest, upon surrender of the certificate that prior to the Merger represented such Share in the manner provided in Section 2.4, less any required withholding taxes.

          (b)   Each Share held in the treasury of the Company and each Share owned by Parent immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c)   Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

          (d)   If after the date hereof and on or prior to the Effective Time the outstanding Shares shall be changed by reason of any exercise of warrants, reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the

  Merger Consideration shall be appropriately adjusted. No adjustment shall be required for the exercise of any Company Stock Options outstanding on the date hereof to the extent such options are disclosed in Section 3.2(a)(ii) of the Company Disclosure Schedule.

        Section 2.2    Treatment of Company Stock Options.

          (a)   At the Effective Time, each then outstanding option to purchase Shares (collectively, the "Company Stock Options"), granted pursuant to the Company's 1995 Stock Option Plan and its 2000 Omnibus Incentive Plan (collectively, the "Company Stock Plan") whether or not then vested or exercisable, shall be cancelled by the Company, and each holder of a cancelled Company Stock Option shall be entitled to receive in consideration for the cancellation of such Company Stock Option an amount in cash equal to the product of (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to cancellation and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option immediately prior to cancellation.

          (b)   Except as provided herein or as otherwise agreed to by the parties, all stock incentive plans and any other plan, program or arrangement providing for the issuance, purchase or grant of any interest in respect of the Shares, including the Company Stock Plan and the Company ESPP, shall terminate as of the Effective Time, and the Company shall, prior to the Effective Time, ensure that following the Effective Time no holder of any Company Stock Option, Company Warrant or any other equity-based right shall have any right to acquire equity securities, or consideration other than described in Section 2.2(a) above, of the Company or the Surviving Corporation.

        Section 2.3    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted in favor of the Merger and who shall have delivered a written demand for payment of such shares of Company Common Stock in the time and manner provided in Section 805 ILCS 5/11.70 and shall not have failed to perfect or shall not have effectively withdrawn or lost his, her or its rights to dissent and payment under the IBCA (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the fair value of their Shares as shall be determined pursuant to Section 805 ILCS 5/11.70; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to dissent and payment under the IBCA, such holder's Shares shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration set forth in Section 2.1(a) of this Agreement, without any interest thereon, less any required withholding taxes. The Company shall give Parent (a) prompt written notice of any demands for payment pursuant to Section 805 ILCS 5/11.70 received by the Company, withdrawals of such demands, and any other instruments served pursuant to the IBCA and received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the IBCA. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

        Section 2.4    Surrender of Shares; Stock Transfer Books.

          (a)   Prior to the Effective Time, Sub shall designate a bank or trust company (which shall be reasonably satisfactory to the Company) to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.1(a). When and as needed, Parent or the Surviving Corporation will make, or will cause to be made, available to the Paying Agent sufficient funds to make all payments pursuant to Section 2.4(b). Such funds may be invested by the Paying Agent as directed by Parent or Sub or, after the Effective Time, the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A—1 or P—1 or better by Moody's Investors Service, Inc. or Standard & Poor's Rating Services, respectively, or in deposit accounts, certificates of deposit, bank repurchase or reverse repurchase agreements or banker's acceptances of, or Eurodollar time deposits purchased from, commercial banks with capital exceeding $250 million (based on the most recent financial statements of such bank which are then publicly available at the United States Securities and Exchange Commission ("SEC") or otherwise). Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

          (b)   As soon as practicable after the Effective Time (but in no event more than 10 business days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent and the Surviving Corporation shall reasonably specify) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and such Certificate shall then be cancelled. Until so surrendered, each Certificate will represent, from and after the Effective Time, only the right to receive the Merger Consideration in cash as contemplated by this Article II. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. As used in this Agreement, "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act")).

          (c)   In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration to which the holder thereof is entitled pursuant to this Article II; provided, however, that Parent or the Surviving Corporation may, as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as they may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, the Company or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (d)   At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest and other income received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable, without interest, to which such holders may be entitled pursuant to this Article II. Notwithstanding the foregoing, none of the Surviving Corporation, the Paying Agent or any party hereto shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (e)   At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law.

        Section 2.5    Withholding Taxes.    Each of the Parent and the Surviving Corporation shall be entitled to deduct and withhold (or cause the Paying Agent to deduct or withhold) from the Merger Consideration or Merger Consideration otherwise payable to a holder of Shares or Company Stock Options, as the case may be, pursuant to the Merger such amounts as are required under the Internal Revenue Code of 1986, as amended (the "Code"), or under any applicable provision of state, local or foreign Law. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Company Stock Options, as the case may be, in respect of which such deduction and withholding was made by Parent or the Surviving Corporation, respectively.

        Section 2.6    Further Action    At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Sub as follows:

        Section 3.1    Organization; Subsidiaries; Charter Documents.

          (a)    Organization.    Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing (where applicable) under the Laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        As used in this Agreement, the term "Company Material Adverse Effect" means, when used with reference to one or more events, changes, circumstances or effects, a material adverse effect on the business, operations, assets, prospects, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or on the ability of the Company to perform its obligations hereunder or that would prevent or materially delay the consummation of the transaction contemplated hereby; provided, however, that no event, change, circumstance or effect resulting from any of the following shall be considered in determining whether there has occurred a Company Material Adverse Effect: (i) changes in national or international economic or business conditions generally, any natural disaster, or the outbreak or escalation of hostilities, including acts of war or terrorism (other than any such change having a materially disproportionate impact on the Company and its Subsidiaries taken as a whole); (ii) changes in factors generally affecting the industries or markets in which the Company and its Subsidiaries operate (other than any such change having a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole); (iii) changes in any accounting rule or regulation or GAAP or any interpretation thereof; (iv) any action taken pursuant to this Agreement; (v) any failure by the Company to meet any estimates of revenues or earnings for any period ending on or after the date of this Agreement; (vi) a decline in the price of the Company's common shares on The Nasdaq National Market; (vii) disruptions in financial, banking or securities markets generally; or (viii) changes resulting from the announcement of the execution of this Agreement or the consummation of the transactions contemplated hereby.

          (b)    Subsidiaries.    Section 3.1(b) of the Company Disclosure Schedule dated the date hereof (the "Company Disclosure Schedule") sets forth a complete list of the Company's Subsidiaries and all other entities in which the Company owns, directly or indirectly, any shares of capital stock, equity or membership interests and such list sets forth the jurisdiction of organization, the authorized and outstanding capital stock and the beneficial ownership of each Subsidiary and other entity as of the date.

        As used in this Agreement, the term "Subsidiary" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general or managing partner (or the equivalent thereof) or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, (or, if there are no such voting interests, 50% or more of the equity interests of which) is directly or indirectly owned or controlled by such entity or by any one or more of its Subsidiaries.

          (c)    Charter Documents.    The Company has delivered to Parent: (i) a true and correct copy of each of the amended and restated articles of incorporation and amended and restated by-laws of the Company, as amended to date (collectively, the "Company Charter Documents") and (ii) true and correct copies of the articles of incorporation and by-laws, or like organizational documents, each as amended to date (collectively, "Subsidiary Charter Documents") of each of its Subsidiaries, and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents and each Subsidiary of the Company is not in violation of its respective Subsidiary Charter Documents.

        Section 3.2    Capitalization of the Company.

          (a)    Company Capitalization.

            (i)    The authorized capital stock of the Company consists of sixty million (60,000,000) shares of Company Common Stock and five million (5,000,000) shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Stock"). As of the close of business on the day immediately preceding the date of this Agreement, (A) 17,971,849 shares of Company Common Stock were issued and outstanding and no shares were held by the Company as treasury shares, (B) 589,071 shares of Company Common Stock were reserved for issuance under the Company's Employee Stock Purchase Plan of 2000 ("Company ESPP"), (C) 2,876,988 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Stock Options granted under the Company Stock Plan, (D) 342,524 shares of Company Common Stock were reserved for issuance upon the exercise of the outstanding warrants to purchase Company Common Stock (the "Company Warrants"), (E) no shares of Preferred Stock were issued and outstanding and (F) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters of which shareholders of the Company may vote were issued or outstanding. All of the outstanding equity securities of the Company have been offered and issued in compliance with all applicable securities laws, including the Securities Act and "blue sky" laws.

            (ii)   Section 3.2(a)(ii) of the Company Disclosure Schedule sets forth a summary, as of the close of business on the day immediately preceding the date of this Agreement, of the number of outstanding Company Stock Options and Company Warrants and the following information with respect thereto: (A) the number of shares of Company Common Stock subject thereto; (B) the date of grant; (C) the expiration date; and (D) the exercise price thereof. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive or other similar rights.

            (iii)  Except as set forth above and as contemplated by this Agreement, there are no outstanding (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) options, warrants, restricted stock, restricted stock units, or other rights to acquire from the Company, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock or voting securities of the Company obligating the Company to issue, register, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, restricted stock units, subscription or other right, convertible security, agreement, arrangement or commitment or (D) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (the items in clauses (A), (B), (C) and (D) being referred to collectively as the "Company Securities").

            (iv)  None of the Company or its Subsidiaries has any obligation, commitments or arrangements to redeem, repurchase or otherwise acquire any of the Company Securities or any of the Company Subsidiary Securities (as hereinafter defined), including as a result of the transactions contemplated by this Agreement or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or other Person. Except as set forth in Section 3.2(a)(iv) of the Company Disclosure Schedule, there are no voting trusts or registration rights or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or disposition of the capital stock of the Company or any of its Subsidiaries.

            (v)   The Company does not have a "Shareholder Rights Plan" or similar arrangement.

          (b)    Subsidiary Capitalization.    All outstanding shares of capital stock or other interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of, and are not subject to any preemptive or other similar rights. All of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any liens, charges, security interests, options, claims, pledges, licenses, limitations in voting rights or other encumbrances of any nature whatsoever (collectively, "Liens"). There are no outstanding

  (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, or (ii) options, warrants, restricted stock, restricted stock units or other rights to acquire from the Company or any of its Subsidiaries, and no other obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or ownership interests in, any Subsidiary of the Company or any equity equivalents, interests in the ownership or earnings of any Subsidiary or other similar rights (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities").

          (c)    Indebtedness.    Section 3.2(c) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of each Contract pursuant to which any Indebtedness of the Company or its Subsidiaries is outstanding or may be incurred in an amount in excess of $50,000, together with the amount outstanding thereunder as of the date of this Agreement. No Contract pursuant to which any Indebtedness of the Company or its Subsidiaries is outstanding or may be incurred provides for the right to vote (or is convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which the shareholders of the Company or its Subsidiaries may vote.

        As used in this Agreement, the term "Contract" means any written or oral agreement, contract, lease, indenture, note, option, purchase order, license, sublicense or other written or oral commitment of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

        As used in this Agreement, the term "Indebtedness" means (i) indebtedness for borrowed money, whether secured or unsecured, including all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (ii) obligations under conditional or installment sale or other title retention Contracts relating to purchased property or services, (iii) all obligations that are required to be classified and accounted for as capital lease obligations under GAAP, together with all obligations to make termination payments under such capitalized lease obligations, (iv) all obligations evidenced by bonds, debentures, notes or other similar instruments, (v) all obligations to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) trade payables that are due or otherwise payable more than 90 days after such payables were created, (vii) all other obligations which would be required to be shown as indebtedness on a balance sheet prepared in accordance with GAAP and (viii) direct or indirect guarantees of any of the foregoing of another Person.

        Section 3.3    Corporate Authorization; Board Approval.

          (a)    Corporate Authorization.    The Company has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action, except, with respect to the Merger, for the approval of this Agreement and the Merger by the affirmative votes of at least two-thirds of the votes of the shares entitled to vote on this Agreement and the Merger (the "Company Requisite Vote"). The Company Requisite Vote is the only vote of holders of any class or series of securities necessary to approve this Agreement and the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors rights generally from time to time in effect, and to general principles of equity, regardless whether in a proceeding at equity or at law).

          (b)    Board Approval.    The Board of Directors of the Company has, at a meeting duly called and held, unanimously (i) determined and declared that this Agreement and the Merger are fair to, advisable and in the best interests of the Company and its shareholders, (ii) adopted and approved this Agreement and the Merger, (iii) resolved to make the Company Recommendation, (iv) directed that this Agreement and the Merger be submitted to the Company's shareholders for approval and (v) approved the transactions contemplated by the Voting Agreement.

        Section 3.4    Governmental Approvals.    The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, require no action, permit, license, authorization, certification, consent, approval, concession or franchise by or in respect of, or filing with, any federal, state, or local U.S. or foreign government, court, administrative agency, commission, arbitrator or other governmental or regulatory agency or authority (a "Governmental Authority") other than: (i) the filing of the Articles of Merger with respect to the Merger with the Secretary of State of the State of Illinois and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (ii) the filing with the SEC of (A) a Proxy Statement and other solicitation materials relating to the Shareholders Meeting and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) compliance with any applicable requirements of the Nasdaq National Market; and (iv) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. No subsidiary of the Company is required to make any filings with, or obtain approval from, the SEC, the Nasdaq National Market or any Governmental Authority or stock exchange.

        Section 3.5    Non Contravention.    The execution, delivery and performance by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (i) contravene, conflict with or violate the Company Charter Documents or any Subsidiary Charter Documents; (ii) subject to obtaining the approval of this Agreement and the Merger by the Company's shareholders as contemplated in Section 5.6 and obtaining all the consents, approvals and authorizations specified in clauses (i) through (iv) of Section 3.4, contravene or conflict with or constitute a violation of any provision of any law, statute, ordinance, rule, code, or regulation of any Governmental Authority ("Law"), or any outstanding order, writ, judgment, injunction, ruling, determination, award or decree by or with any Governmental Authority ("Order") binding upon or applicable to the Company or its Subsidiaries or by which any of their respective properties are bound; (iii) subject to obtaining all the consents, approvals and authorizations specified in clauses (i) through (iv) of Section 3.4 and Section 3.5 of the Company Disclosure Schedule, constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries, under (A) any Contract to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound or (B) any Company Permit; or (iv) result in the creation or imposition of any Liens on any asset of the Company or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, rights of termination, cancellation or acceleration or other occurrences or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.6    Company SEC Documents.    The Company has filed or furnished on a timely basis all reports (including exhibits and all other information incorporated by reference) and other documents and information required to be filed or furnished by it with the SEC since January 1, 2002 (collectively, the "Company SEC Documents"). None of the Company SEC Documents is the subject of any confidential treatment request by the Company. The Company SEC Documents (i) complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), or the Exchange Act, as the case may be, applicable to the Company SEC Documents each as in effect on the date so filed, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document filed and publicly available prior to the date of this Agreement (including any financial statements or other documentation incorporated by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents. No Subsidiary of the Company is required to file any form, report or other document with the SEC.

        Section 3.7    Financial Statements; No Undisclosed Liabilities; Internal and Disclosure Controls.

          (a)   Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents as of their respective dates (the "Company Financials"): (i) complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Forms 10-Q, 8-K or any successor forms under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated. All of the Subsidiaries of the Company are consolidated for accounting purposes. The consolidated balance sheet of the Company contained in the Company SEC Documents as of June 30, 2005, is hereinafter referred to herein as the "Company Balance Sheet," and June 30, 2005 is hereinafter referred to herein as the "Company Balance Sheet Date."

          (b)   Except as set forth in Section 3.7(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on the Company Balance Sheet, except (i) liabilities or obligations disclosed or provided for in the Company Balance Sheet or the notes thereto or Management's Discussion and Analysis contained in the Company's Form 10-Q for the Quarterly Period Ended June 30, 2005, filed with the SEC on August 12, 2005, and (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice.

          (c)   The Company and its Subsidiaries maintain disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act. The Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq National Market. The Company's internal control and reporting systems are adequate in light of applicable law and regulation.

          (d)   Since December 31, 2002, (i) neither the Company nor any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the

  Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

        Section 3.8    Information in Disclosure Documents.    Neither the Proxy Statement to be filed with the SEC in connection with the Merger nor any amendment or supplement to the Proxy Statement, will contain at the date the Proxy Statement or any such amendment or supplement is first mailed to shareholders of the Company and at the time of the Shareholders Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on written information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will, when filed with the SEC, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        Section 3.9    Absence of Certain Changes.    Except as set forth in Section 3.9 of the Company Disclosure Schedule, since the Company Balance Sheet Date (i) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, (ii) there has not been any change, development, event, condition, occurrence or effect that individually or in the aggregate has had or would reasonably be expected to have (a) a Company Material Adverse Effect or (b) a material adverse impact on the ability of the Company to consummate the Merger and (iii) neither the Company nor any of its Subsidiaries has taken any action contemplated by Section 5.1.

        Section 3.10    Insurance.    Section 3.10 of the Company Disclosure Schedule contains a true and correct list (including the name of the insurer and insured, nature of coverage, limits, deductibles, premiums, renewal and expiration dates with respect to each type of coverage) of all material policies of insurance maintained, owned or held by or for the benefit of the Company or any of its Subsidiaries. With respect to all such policies: (i) all such policies are in full force and effect or were in full force and effect during the periods of time such insurance policies are purported to be in effect; (ii) all premiums due thereon have been paid neither the Company nor its Subsidiaries has received any notice of cancellation, termination or non-renewal of any such policy; and (iii) all appropriate insurers under such insurance policies have been notified of all potentially insurable losses and pending litigation and legal matters, and no such insurer has informed either the Company or any of its Subsidiaries of any denial of coverage or reservation of rights thereto.

        Section 3.11    Real Property; Title to Assets.

          (a)    Owned Real Property.    Neither the Company nor any of its Subsidiaries has ever owned or currently owns any real property.

          (b)    Real Property Leases.    Section 3.11(b) of the Company Disclosure Schedule contains a true, correct and complete list of all leases, subleases, sub-subleases, licenses and other agreements under which the Company or any of its Subsidiaries, leases, subleases or occupies (whether as landlord, tenant, subtenant other occupancy arrangement) (the "Real Property Leases"). Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its Subsidiaries, enforceable against the Company or its Subsidiaries, as applicable, in accordance with its terms, and is in full force and effect. With respect to each Real Property Lease (i) there is no default or event which, with notice or lapse of time or both, would constitute a default on the part of Company or its Subsidiaries, or, to the knowledge of the Company any other party thereto and (ii) except as set forth on the Section 3.11(b) of the Company Disclosure Schedule, neither the

  Company nor any of its Subsidiaries, as applicable, has assigned, sublet or transferred its leasehold interest. Each of the Company and its Subsidiaries has a good and valid leasehold interest in each Real Property Lease free and clear of all Liens, except (i) as disclosed on Section 3.11(b) of the Company Disclosure Schedule, (ii) Liens for Taxes and general and special assessments not in default and payable without penalty or interest or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on the Company's books, and (iii) other liens which do not materially interfere with the Company's or any of its Subsidiaries' use and enjoyment of such Real Property Lease or with the conduct of the business of the Company and its Subsidiaries. None of the Real Property Leases contain any provision that would impose upon the lessee any material cost or expense upon the expiration or sooner termination of such Real Property Lease, including any provision requiring (x) the refund of any tenant improvement allowance or rent abatement or (y) the payment of any penalty or liquidated damages (other than customary provisions requiring the payment of all rent reserved upon the occurrence of an event of default by the lessee and resulting termination of the Real Property Lease by the lessor). For purposes of this Agreement, "knowledge of the Company," "Company's knowledge" or similar "knowledge" qualifiers mean the actual knowledge of the individuals listed on Section 3.11(b) of the Company Disclosure Schedule.

          (c)    Personal Property.    The Company and its Subsidiaries own or lease all furniture, fixtures, equipment, operating supplies and other personal property (the "Personal Property") necessary to carry on their businesses as now being conducted, subject to no Liens that individually or in the aggregate have had or would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.12    Company Intellectual Property.

          (a)    Section 3.12(a) of the Company Disclosure Schedule sets forth a true and complete list of all of the (i) issued, registered, renewed or the subject of a pending application ("Registered") and material unregistered Intellectual Property owned by the Company or any of its Subsidiaries ("Owned Intellectual Property") (each identified as a Patent, Trademark or Copyright as the case may be) and (ii) all third party Intellectual Property to which the Company is licensed including to incorporate in its Products or to maintain and support its Products ("Licensed Intellectual Property").

        As used in this Agreement, the term "Intellectual Property" means all the United States and foreign intellectual property and other proprietary rights, arising under statutory, common, or other law and whether or not perfected, owned by or licensed to the Company or its Subsidiaries, including (a) registered and unregistered trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, industrial designs, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same (collectively, "Trademarks"); (b) patents, patent applications, patent disclosures and inventions and discoveries which may be patentable and improvements thereto, industrial designs, invention disclosures, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom and like statutory rights related to the foregoing (collectively, "Patents"); (c) know-how or other trade secrets, whether or not reduced to practice, including processes, schematics, databases, formulae, drawings, prototypes, models and designs (collectively, "Trade Secrets"); (d) published and unpublished works of authorship (including computer software and databases) whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights"); and (e) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source or object code form, user interfaces, databases and compilations, including any and all data and collections of data, and all manuals and other specifications and documentation and all know-how relating thereto (including all computer programs, object code, source code, user interface, databases and documentation) (collectively, "Computer Software").

          (b)   To the Company's knowledge, the Company and its Subsidiaries either own or have valid and legally enforceable rights to use, as currently used, all Owned Intellectual Property and Licensed Intellectual Property. Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, no Owned Intellectual Property or Licensed Intellectual Property (i) is or has been adjudicated invalid or unenforceable (and all such Owned Intellectual Property and Licensed Intellectual Property subsists in full force and effect), (ii) is subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company's or its Subsidiaries' rights thereto, or (iii) has been abandoned, cancelled or expired.

          (c)   The Company and its Subsidiaries own or have the right to use all Intellectual Property used in the business of the Company and its Subsidiaries. The Company or its Subsidiaries are the sole and exclusive owner of all right, title and interest in and to the Owned Intellectual Property, and all rights in and to the Owned Intellectual Property are free of all Liens (other than Permitted Liens) and are fully assignable. The Owned Intellectual Property and Licensed Intellectual Property is sufficient to operate the business of the Company as currently or contemplated to be conducted. No Person other than the Company has any right to receive a royalty or similar payment with respect to, any of the Owned Intellectual Property.

          (d)   Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, to the knowledge of the Company (i) the use by the Company or its Subsidiaries of each of the Owned Intellectual Property and Licensed Intellectual Property and the operations of the Company's and its Subsidiaries' respective businesses as currently operated do not infringe upon the rights of any other person, (ii) the Owned Intellectual Property and Licensed Intellectual Property are not being infringed upon by any other person or its property and (iii) there has been no unauthorized use by, disclosure to or by or infringement, misappropriation or other violation of any of the Owned Intellectual Property by any third party and/or any current or former officer, employee, independent contractor, consultant or any other agent of the Company or its Subsidiaries. The Company has not received any claim, any cease and desist or equivalent letter or any other notice of any allegation that any of the Owned Intellectual Property, or any operations of the Company's or any of its Subsidiaries' businesses as currently operated, infringes upon, misappropriates or otherwise violates the rights of any third parties. None of the Owned Intellectual Property, and none of the operations of the Company's or any of its Subsidiaries' businesses as currently operated, are the subject of any action, suit, investigation, claim, charge or proceeding, and no action or proceeding, whether judicial, administrative or otherwise (each, an "Action"), and, to the Company's knowledge, no such action is pending or threatened. To the knowledge of the Company, no claim has been threatened or asserted against the Company or the Subsidiaries or any of their indemnitees under a Customer Agreement alleging a violation of any Intellectual Property rights of any Person within the last two years.

          (e)   Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, the Company is not a party to any agreements, including license agreements, under which the Company has obtained or is the beneficiary of any ownership of, or license right to use, any of the Licensed Intellectual Property. The Company is not a party to any agreements, including license agreements, development agreements and joint venture agreements pursuant to which a third party is authorized to use or has obtained any ownership rights in any of the Owned Intellectual Property or Licensed Intellectual Property. No Action is pending relating to any agreement between the Company and a customer of the Company with respect to a Product ("Customer Agreement") or agreements concerning the Licensed Intellectual Property ("Licensed Intellectual Property Agreement"), including any Action alleging that the Company or the Subsidiaries or another person has breached any Customer Agreement or Licensed Intellectual Property Agreement or that any such agreement is invalid or unenforceable. No such Action has, to the Company's knowledge, been threatened or asserted within the last two years. The Company and the Subsidiaries are in compliance in all material respects with the terms of all Customer Agreements and Licensed Intellectual Property Agreements. To the Company's knowledge, there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or the Subsidiaries or the other party under any Customer Agreement or Licensed Intellectual Property Agreement. Since the Company Balance Sheet Date, no party to any Customer Agreement or Licensed Intellectual Property Agreement has given the Company or the Subsidiaries (i) written notice of its intention to cancel or terminate any Customer Agreement or Licensed Intellectual Property Agreement or (ii) written notice that it will not renew any Customer Agreement or Licensed Intellectual Property Agreement. The execution, delivery and performance by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any Person the right to terminate or modify, any Customer Agreement or Licensed Intellectual Property Agreement, or otherwise give rise to any right, obligation or limitation with respect to any Customer Agreement or Licensed Intellectual Property Agreement, including any right to cause the release, or obligation to release, any Computer Software, whether in source or object code form.

        As used in this Agreement, the term "Products" means the Computer Software products marketed, sold, licensed, supported, serviced or maintained by the Company or its Subsidiaries, together with the inventory of the Products, the Ancillary Product Materials and any and all such Computer Software related to, comprising or constituting such products, and all supplements, modifications, updates, corrections and enhancements to past and current versions of such products and shipping versions of such products, in existence as of the date hereof, and versions of such products currently under development; and any and all English and foreign language versions of current and past versions of such products, shipping versions of such products and versions of such products currently under development, in each case, to the extent applicable, including the source code and object code versions of such Computer Software; and all Documentation relating thereto; and any and all back-up tapes and archival tapes relating to the foregoing.

        As used in this Agreement, the term "Ancillary Product Materials" means all Documentation used or distributed by the Company concerning the Products, including customer support materials such as support training materials, support bulletins, and any and all data contained in the customer support organization computer system of the Company; and marketing materials relating to the Products, including Product data sheets, performance benchmark reports, customer training materials, sales training materials and sales presentation materials.

        As used in this Agreement, the term "Documentation" means all documentation (including data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, algorithms, edit controls, methodologies, flow charts and file layouts and written narratives of all procedures used in the coding, operation or maintenance of and customer support with respect to a Product.

          (f)    No Action is pending, or to the Company's knowledge has been threatened or asserted within the last two years, concerning the Owned Intellectual Property, including any Action alleging that the Owned Intellectual Property is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company or its Subsidiaries.

          (g)   No Action is pending against the Company or any of its Subsidiaries concerning the Licensed Intellectual Property, including any Action concerning a claim that the Licensed Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the licensor of such Intellectual Property. Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, no Action is pending concerning the right of the Company or its Subsidiaries to use the Licensed Intellectual Property, including any Action concerning a claim or position that such right has been violated or is invalid, unenforceable, not owned or not owned exclusively by the Company or its Subsidiaries. Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, no such claims have been threatened or asserted within the last two years.

          (h)   The Company has no knowledge that any Person is violating any Owned Intellectual Property or any material Licensed Intellectual Property.

          (i)    The Company and the Subsidiaries have timely made all filings, recordations, and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Owned Intellectual Property and reflecting the Company or a Subsidiary as the owner thereof. Except as set forth in Section 3.12(i) of the Company Disclosure Schedule, no due dates for filings or payments concerning the Owned Intellectual Property (including office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) will fall due within ninety (90) days of the Closing Date, whether or not such due dates are extendable. The Company and its Subsidiaries are in compliance with the applicable rules and regulations of such agencies with respect to Owned Intellectual Property. All documentation necessary to confirm and effect the Company's and its Subsidiaries' ownership of Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices, as appropriate.

          (j)    The Company and the Subsidiaries have taken all commercially reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in their businesses (including entering into confidentiality agreements with all current employees and other Persons who have access to information relating to the development of the Company's Products.

          (k)   To the Company's knowledge, no current Company employee or Subsidiary employee is a party to any confidentiality agreement and/or agreement not to compete that forbids the activity that such employee was hired to perform or otherwise performs on behalf of or in connection with such employee's employment by the Company or a Subsidiary.

          (l)    (i) All works of authorship, including the computer software, documentation, software design, technical and functional specifications, and all other materials subject to copyright protection, and included in the Owned Intellectual Property, are original and were either created by employees of the Company within the scope of their employment or all right, title and interest in and to such works of authorship have been legally and fully assigned and transferred to the Company, (ii) all rights in all inventions and discoveries made, developed or conceived by any employee or independent contractor of the Company, during the course of their employment (or other retention) by the Company and relating to or included in the Owned Intellectual Property or made, written, developed or conceived with the use or assistance of the Company's facilities or resources, or which are the subject of one or more issued letters patent or applications for letters patent and which relate to or are included in the Owned Intellectual Property, have been assigned in writing to the Company, and (iii) all employees of the Company have signed documents confirming that each of them will assign to the Company all intellectual property rights, to the extent that ownership of any such intellectual property rights, to the extent that ownership of any such intellectual property rights does not vest in the Company by operation of law, made, written, developed or conceived by them during the course of their employment (or other retention) by the Company or made, written, developed or conceived with the use or assistance of the Company's facilities or resources.

        Section 3.13    Litigation.    Except as set forth in Section 3.13 of the Company Disclosure Schedule, there is no Action pending against, or to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries or any of their respective assets, properties or rights. Except as set forth in Section 3.13 of the Company Disclosure Schedule, there exist no Contracts with any of the directors and officers of the Company or its Subsidiaries that provide for indemnification by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is or are subject to any Order.

        Section 3.14    Taxes.    Except as set forth in Section 3.14 of the Company Disclosure Schedule:

          (a)   The Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf, taking into account all applicable extensions) all material Tax Returns required by applicable Law to be filed by it. All such Tax Returns are correct and complete in all material respects and correctly and accurately set forth the amount of any Taxes relating to the applicable period. The Company and each of its Subsidiaries has timely paid (or has had timely paid on its behalf) all Taxes shown whether or not as due and owing on any Tax Return) and has established an adequate reserve for the payment of all Taxes not yet due and owing in the Company Financials in accordance with GAAP. Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all Tax Returns last filed by the Company or its Subsidiaries, and the jurisdictions where so filed.

        As used in this Agreement, the term "Taxes" means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or Personal Property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, employment, severance, stamp, occupation, premium, environmental, custom duties, disability, registration, alternative or add-on minimum, estimated, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by any Taxing Authority and any interest or penalties or additional amounts, if any, attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments whether or not disputed.

        As used in this Agreement, the term "Taxing Authority" means the Internal Revenue Service or any other taxing authority, whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof. As used in this Agreement, the term "Tax Return" means any report, return, document, claim for refund, declaration or other filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

          (b)   The Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

          (c)   There is no material audit, action, proceeding or assessment pending or threatened by any Taxing Authority against the Company or its Subsidiaries. No written claim has been made during the most recent six years by any Taxing Authority in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (d)   Neither the Company nor its Subsidiaries is a party to, is bound by or has any obligation under any tax allocation, tax sharing, tax indemnity or similar agreement with respect to Taxes.

          (e)   There are no Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith) upon any of the assets of the Company or any of its Subsidiaries.

          (f)    Neither the Company nor any of its Subsidiaries (i) has ever been a member of an "affiliated group" (as defined in Section 1504(a) of the Code) (other than a group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.

          (g)   Neither the Company nor any of its Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

          (h)   Neither the Company nor any of its Subsidiaries has distributed stock of another entity, or had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

          (i)    Neither the Company nor any of its Subsidiaries is required to make any payments in connection with transactions or events contemplated by this Agreement or is a party to an agreement that would require it to make any payments that would not be fully deductible by reason of Section 162(m) of the Code.

          (j)    Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax deficiency.

          (k)   Neither the Company nor any Subsidiary has (i) participated in a listed transaction, confidential transaction or transaction with contractual protection, in each case as defined under Treasury Regulation Section 1.6011-4, or (ii) filed a disclosure statement regarding a reportable transaction (as defined in such regulation) in which the Company or any Subsidiary has participated.

        Section 3.15    Employee Benefit Plans.

          (a)   There are no benefit plans, arrangements, practices, contracts or agreements (including employment agreements, change of control employment agreements and severance agreements or plans, incentive compensation, bonus, stock option, restricted stock, stock appreciation rights and stock purchase plans) of any type (including any plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), contributed to or maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated, that together with the Company would be deemed a "controlled group" within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA (an "ERISA Affiliate"), for the benefit of any current or former director, officer, employee or independent contractor of the Company or any ERISA Affiliate (collectively, "Business Employees") or with respect to which the Company or any of its Subsidiaries has or may have a liability, other than those listed on Section 3.15(a) of the Company Disclosure Schedule (the "Benefit Plans"). Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate has adopted or announced any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would materially increase the liability of the Company or any ERISA Affiliate to any Business Employee.

          (b)   With respect to each Benefit Plan (other than any Foreign Benefit Plan (as defined in Paragraph (h) below), (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan has received, or an application is pending for, a determination letter from the Internal Revenue Service that such plan so qualifies, and its trust is exempt from taxation under section 501(a) of the Code and the Company knows of no event that would have an adverse effect on such qualification (or that would cause such plan not to receive such a favorable determination letter); (ii) such plan has been established, operated and administered in all material respects in accordance with its terms and applicable Law and the Company has not received any claim or notice that any such plan is not in compliance with its terms, ERISA or the Code; (iii) no breaches of fiduciary duty have occurred; (iv) other than routine claims for benefits, no proceedings, investigations, claims or disputes are pending, or, to the knowledge of the Company, threatened; (v) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred; (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full; (vii) no such plan has incurred or will incur any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived; (viii) no plan is a "defined benefit plan," as such term is defined in Section 3(35) of ERISA, or is covered by Title IV of ERISA or a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and (ix) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation (or any successor entity thereto) (the "PBGC"), the Internal Revenue Service or other governmental agencies are pending, threatened or in progress (including any routine requests for information from the Internal Revenue Service, the Department of Labor or the PBGC); provided, however, that all of the foregoing representations shall be deemed to be true so long as the liability which could reasonably be expected to arise thereunder, without regard to this proviso (when aggregated with all such other liabilities thereunder, disregarding this proviso) could not result in liability that would have a Company Material Adverse Effect.

          (c)   Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA since the effective date of ERISA that has not been satisfied in full (including Sections 4063, 4064 and 4069 of ERISA) that individually or in the aggregate has had, or would reasonably be expected to have, a Company Material Adverse Effect.

          (d)   Except as set forth in Section 3.15(d) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any Business Employee to severance pay or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Benefit Plan (other than a Foreign Benefit Plan) or otherwise limit or restrict the right of the Company or the Surviving Corporation to merge, amend or terminate any of the Benefit Plans (other than Foreign Benefit Plans). No amount that could be received (whether in cash or property or the vesting of property, benefits or other rights) as a result of the consummation of the transactions contemplated by this Agreement, by any current or former employee, officer or director of the Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). No Business Employee has any right to any payment, award or benefit under any Benefit Plan that could give rise to the imposition of any tax on the Business Employee under Section 409A of the Code.

          (e)   Section 3.15(e)-1 of the Company Disclosure Schedule sets forth a list of all severance, employment or change of control agreements, plans, policies or programs covering Business Employees which provide for the payment of severance or otherwise provide for the payment, vesting, or acceleration of benefits in connection with a termination of employment or as otherwise may be payable in connection with the transaction contemplated hereby (the "Severance Arrangements"). Section 3.15(e)-2 of the Company Disclosure Schedule sets forth a true, accurate and complete list of all Business Employees and, with respect to each such employee, (i) the date of hire by the Company or any of its Subsidiaries, (ii) current base salary (annualized), (iii) any bonus to which such employee is entitled (annualized), (iv) the amount of any payments payable to, or benefits provided to, such Business Employee pursuant to the terms of the Severance Arrangements and (v) any accrued and unused vacation.

          (f)    With respect to any Benefit Plan intended to qualify under Sections 401(a) and 401(k) of the Code, (i) neither the Company nor any of its Subsidiaries is required to make employer matching or profit sharing contributions on behalf of any participants thereunder and (ii) no written or oral representations have been made to any participant promising or guaranteeing any such employer matching or profit sharing contribution thereunder.

          (g)   As of the date of this Agreement, no Business Employees are on leave of absence or short- or long-term disability and there are no claims, liabilities or obligations arising under any worker's compensation laws (or other similar laws).

          (h)   Section 3.15(h) of the Company Disclosure Schedule lists the immigration and/or visa status of all Business Employees located in the United States (other than with respect to United States citizens).

          (i)    To the Company's knowledge, each individual who renders services to the Company or any of its Subsidiaries who is classified by the Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Benefit Plans) is properly so characterized.

          (j)    None of the Benefit Plans (other than Foreign Benefit Plans) provide for post retirement or other post employment welfare benefits (other than those required to be provided under Section 4980B of the Code) to be provided to any Business Employee now or in the future.

          (k)   With respect to each Benefit Plan (x) maintained outside the jurisdiction of the United States, or (y) that covers any employee residing or working outside the United States (each, a "Foreign Benefit Plan"), (i) each Foreign Benefit Plan has been established, maintained and administered in material compliance with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling governmental authority or instrumentality; (ii) each Foreign Benefit Plan that is required to be funded is fully funded, and with respect to each other Foreign Benefit Plan, adequate reserves therefore have been established on the financial statements of the applicable Company or Subsidiary entity; and (iii) no liability or obligation of the Company or its Subsidiaries exists with respect to each such Foreign Benefit Plan which individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.16    Compliance with Laws; Permits.

          (a)    Compliance with Laws.    Except for such violations and failures to comply that individually or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect: (A) the Company and each of its Subsidiaries has conducted its business in, and is in compliance with all Orders and Laws and (B) no notice, Action or assertion has been received by the Company or any of its Subsidiaries or, to the knowledge of the Company, has been filed, or threatened against the Company or any of its Subsidiaries alleging any violation of any Law applicable to them or by which their respective properties are bound or affected.

          (b)    Company Permits.    The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses except where the failure to hold the same individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect (collectively, the "Company Permits"). The Company and its Subsidiaries are in compliance in all material respects with the terms of all Company Permits. Neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority that the Company or any of its Subsidiaries is or may become a party to or subject to any proceeding seeking to revoke, suspend or otherwise limit any such Company Permit.

        Section 3.17    Environmental Matters.    Except as individually or in the aggregate has not had, and would not reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with any and all applicable permits required by Environmental Laws; (ii) there are no claims, notices, orders or proceedings from any person, including any Governmental Authority, pending or to the Company's knowledge threatened by any Person against, the Company or any of its Subsidiaries alleging a violation of Environmental Laws or Environmental Liabilities; (iii) no Hazardous Substance has been discharged, disposed of, arranged to be disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted, released or threatened to be released at, on, under or from any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries, and (iv) there are no current conditions that would reasonably be expected to interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws.

        As used in this Agreement, the term "Environmental Laws" means any and all federal, state, local and foreign Law, Order or any agreement with any Governmental Authority, relating to the protection, restoration or investigation of human health and safety, the environment or natural resources or the handling, use, storage, transport, disposal, release or threatened release of any Hazardous Substances.

        As used in this Agreement, the term "Environmental Liabilities" means any and all liabilities or obligations of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under or relate to matters covered by Environmental Laws and (ii) arise from or relate to actions occurring or conditions existing on or prior to the Closing Date.

        As used in this Agreement, the term "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

        Section 3.18    Company Material Contracts.    All Company Material Contracts are legal, valid and binding and in full force and effect, except to the extent they have previously expired in accordance with their terms and are enforceable by the Company and its Subsidiaries in accordance with their respective terms. The Company and its Subsidiaries have performed in all material respects all of the obligations required to be performed by them under the Company Material Contracts and are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Company Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any communication from any party to a Company Material Contract or on behalf of any such party that either the Company or its Subsidiaries is in default under a Company Material Contract or such party intends to cancel, terminate or fail or renew such Company Material Contract. No Company Material Contract contains any conditions requiring the Company or any of its Subsidiaries to return any deposits or payments received on account. Except as set forth in Section 3.18 of the Company Disclosure Schedule, no Company Material Contract contains any penalty provisions, refund rights or similar provisions. No Company Material Contract requires the Company or any of its Subsidiaries to incur costs and expenses to complete such Contract in excess of the total outstanding amounts that remain payable as of the Closing Date by the customer under the terms of such Contract. Section 3.18(a) of the Company Disclosure Schedule contains a complete and correct list of all the Company Material Contracts (by category as identified below), except to the extent disclosed in Section 3.26 of the Company Disclosure Schedule. No additional consideration will become due or payable under any Company Contract as a result of this Agreement or the Merger.

          (a)   As used in this Agreement, the term "Company Material Contract" means:

            (i)    any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S K of the SEC) with respect to the Company and its Subsidiaries;

            (ii)   any Contract (other than a Contract described in one of the other provisions of this definition without regard to any percentage or numerical limitation contained therein) that will or could involve expenditures by the Company or any of its Subsidiaries in excess of $50,000 at any time after June 30, 2005;

            (iii)  any Contract that contains any restriction on the ability of the Company or any of its Subsidiaries to compete (in any line of business) or to sell or otherwise provide any products or services generally (or to any Person specifically) or in any market segment or any geographic area or to purchase or otherwise obtain products or services from any Person or limit the ability of any Person to sell or otherwise provide products or services to the Company or any of its Subsidiaries or that would obligate the Company or any of its Subsidiaries or affiliates to provide its services or products to a counterparty on terms at least as favorable to such counterparty as, or otherwise by comparison to, those which are offered to any other counterparty;

            (iv)  any Contract or arrangement (other than between or among the Company or any direct or indirect wholly-owned Subsidiaries of the Company) under which the Company or any of its Subsidiaries has (i) incurred any indebtedness for borrowed money that is currently outstanding or (ii) given any guarantee in respect of indebtedness for borrowed money, in each case having an aggregate principal amount in excess of $30,000;

            (v)   (A) any Contract with each of the top 25 customers listed in Section 3.18(a)(v)(A) of the Company Disclosure Schedule, determined on the basis of the amount of license fees received by the Company or any Subsidiary from each customer from January 1, 2003 through June 30, 2005, (B) any Contract with each of the top 25 customers listed in Section 3.18(a)(v)(B) of the Company Disclosure Schedule, determined on the basis of support fees received by the Company or any Subsidiary during the twelve months ended June 30, 2005, and (C) any Contract with each customer to which the Company or any Subsidiary provides annual maintenance during any annual contract period at an effective rate of less than 10% of the list price of the software for which the software maintenance is provided per annual contract period (based on the license component of the original contract with such customer) for end users and 5% for original equipment manufacturers or customers of retail vendors;

            (vi)  any "single source" supply Contract of the Company or any Subsidiary of the Company;

            (vii) any material Contract for any development, marketing, resale, distribution, sales representative or similar arrangement relating to any product or service;

            (viii)   any Contract or license, including any applicable open source license, pursuant to which the Company or any of its Subsidiaries obtains any right in, under or to any Owned or Licensed Intellectual Property that are necessary for the marketing, distribution or sale of any of its products or pursuant to which the Company or any of its Subsidiaries has granted exclusive rights to any Owned Intellectual Property;

            (ix)  any Contract granting a third party any license to any Owned Intellectual Property other than in the ordinary course of business consistent with past practice;

            (x)   any Contract or open source license pursuant to which the Company or any of its Subsidiaries has been granted by a third party any license to any material Intellectual Property;

            (xi)  any Contract (A) providing for any license or franchise granted by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has agreed or is required to provide any third party with access to source code or to provide for such source code to be put in escrow or (B) containing a provision having the effect of providing that the consummation of any of the transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will require that a third party be provided with access to source code or that any such source code be released from escrow and provided to any third party;

            (xii) any partnership or joint venture agreement to which the Company or any of its Subsidiaries is a party;

            (xiii)   any Contract which is reasonably likely to prohibit or materially delay the consummation of the transactions contemplated by this Agreement.

            (xiv)   any Contract not covered in this Section 3.18(a) that was entered into by the Company or any of its Subsidiaries outside the ordinary course of business or that, if terminated, would reasonably be expected to result in a Company Material Adverse Effect;

            (xv) any agreement relating to the acquisition or disposition of a material portion of the Company's or any of its Subsidiaries' assets or granting to any Person a right of first refusal, first offer or other right to purchase any of the Purchased Assets or any other material assets of the Company or any of its Subsidiaries;

            (xvi)   any employment, deferred compensation, severance, bonus, retirement, other benefit or other similar agreement or plan; and

            (xvii)   all Contracts with respect to the Company Warrants.

          (b)   Each current and former employee of the Company or its Subsidiaries, as applicable, has entered into the Company's standard form of Noncompetition and Nondisclosure Agreement. To the Company's knowledge, no such employee is in breach or default thereunder.

        Section 3.19    Advisors' Fees.    Except for Broadview International, a Division of Jeffries & Company, Inc. ("Broadview"), no investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

        Section 3.20    Opinion of Financial Advisor.    The Company has received the opinion of Broadview to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of shares of Company Common Stock in connection with the Merger is fair to such holders from a financial point of view.

        Section 3.21    Takeover Statutes.    To the Company's knowledge, no "fair price, " "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company's articles of incorporation or by-laws is applicable to the Merger or the other transactions contemplated by this Agreement. The Board of Directors of the Company has taken all action so that Parent and Sub will not be prohibited from entering into a "business combination" (as such term is used in 805 ILCS 5/7.85 and 805 ILCS 5/11.75 of the IBCA) with the Company as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, including the Voting Agreement.

        Section 3.22    Transactions with Affiliates.    Except as set forth in Section 3.22 of the Company Disclosure Schedule, there are no Contracts or transactions between the Company or any of its Subsidiaries, on the one hand, and any (a) executive officer or director of the Company or any of its Subsidiaries, (b) record or beneficial owner of five percent (5%) or more of the voting securities of the Company or (c) to the Company's knowledge, affiliate of any such executive officer, director or record or beneficial owner, on the other hand, except those of a type available to employees of the Company generally.

        Section 3.23    Labor Matters.

          (a)   Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel any of them to bargain with any labor union or other labor organization nor has there been since January 1, 2002 or is there pending or, to the knowledge of the Company, threatened any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

          (b)   Since January 1, 2002, none of the Company nor any of its Subsidiaries has taken any action that would constitute a "mass layoff," "mass termination" or "plant closing" within the meaning of the United States Worker Adjustment and Retraining Notification Act or would otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal Law.

        Section 3.24    Products.

          (a)   The Company is the sole and exclusive owner of the Products and all constituent parts thereof (excluding Licensed Intellectual Property).

          (b)   The current version and all currently supported versions (the "Current Versions") of the Products perform in all material respects in accordance with the Ancillary Product Materials and applicable Customer Agreement. In all material respects, the Products meet with and satisfy all contractual terms and written warranties provided to the customers who purchased or licensed such Products from the Company, its Subsidiaries or their agents or any of their predecessors. The Current Versions of the Products do not contain any Disabling Devices.

        As used in this Agreement, the term "Disabling Devices" means Computer Software viruses, time bombs, logic bombs, Trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data.

          (c)   The source code for each Current Version of the Products will compile into executable object code and such executable object code is capable of performing the functions described in the Ancillary Product Materials. To the Company's knowledge, the source code, Ancillary Product Materials and other Documentation, to the extent pertaining to each Current Version of the Products are accurate and sufficiently documented to enable a Computer Software developer of reasonable skill and adequate familiarity with, and customary training in connection with, the Products to understand, modify, repair, maintain, compile and otherwise use the Products. The Company or the Subsidiaries have taken commercially reasonable steps to protect the source code for the Current Versions of the Products as Trade Secrets of the Company or the Subsidiaries. Standard back-up copies and working copies of the source code for each Current Version of Computer Software have been made and securely maintained under the sole control of the

  Company or its Subsidiaries. Section 3.24(c) of the Company Disclosure Schedule sets forth a true and complete list specifying the location of all copies of any source code for the Products (excluding Licensed Intellectual Property) and detailing all source code escrow arrangements or agreements entered into by the Company or its Subsidiaries and all beneficiaries of any such arrangements or agreements.

          (d)   The Company has made available to Parent true and complete copies of the Company's current versions of its standard Customer Agreements.

          (e)   Neither the Company nor any of the Subsidiaries has granted to any Person, and to the Company's knowledge, no Person, other than the Company (including any independent contractors, resellers or original equipment manufacturers who have performed services for the Company or the Subsidiaries), holds any rights in, or licenses to produce, support, maintain, modify, distribute, license, sublicense, sell, use in development or otherwise use, any of the Current Versions of the Products. There are no exclusive arrangements between the Company or any of the Subsidiaries and any other Person to license, sublicense, sell, use or distribute any of the Products. The Company and its Subsidiaries have not licensed any Product in source code form to any Person. Except as set forth on the Section 3.24(e) of the Company Disclosure Schedule, the Products are not, in whole or in part, subject to the provisions of any open source or quasi-open source license agreement or any other agreement obligating the Company or its Subsidiaries to make source code available to any Person or to publish or place in escrow source code.

          (f)    No Person has a license to use or the right to acquire a license to use any future version of the Products, except for customer rights to obtain licenses to future versions of the Products pursuant to existing Customer Agreements, and nothing restricts the Company's or any of the Subsidiaries' ability to charge its customers for any such new version, other than such Customer Agreements.

          (g)   No Customer Agreement or other agreement in force obligates the Company or any of the Subsidiaries to develop or provide any specific improvement, enhancement, change in functionality or other alteration in the performance of the Products other than Customer Agreements that provide for Product support services entered into in the ordinary course of business consistent with past practice.

          (h)   To the Company's knowledge, none of the Products, Ancillary Product Materials, or Documentation related thereto infringes any third party patent or copyright, is confusingly similar to any third party trademark or related right, misappropriates any third party trade secret, or to the Company's knowledge otherwise violates or provides a cause of action for a third party based on any intellectual property right.

        Section 3.25    Performance of Services; Customer Claims.

          (a)   To the Company's knowledge, all installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Company or any of its Subsidiaries were performed properly and in conformity with the terms and requirements of all applicable warranties and other contracts in all material respects and with all applicable Laws.

          (b)   To the Company's knowledge, since January 1, 2002 no customer or other person has asserted or, to the knowledge of the Company, threatened to assert any claim against the Company or any of its Subsidiaries, (i) under or based upon any warranty provided on behalf of the Company or any of its Subsidiaries, or (ii) based upon any services performed by the Company or any of its Subsidiaries, other than claims for which the total cost to remedy does not exceed $50,000 with respect to standard maintenance in the ordinary course of business.

        Section 3.26    Software Maintenance Contracts.    Section 3.26 of the Company Disclosure Schedule contains a true and complete list of all software and hardware maintenance contracts as of the Company Balance Sheet Date (including customer name, begin and end date, original balance and balance as of the Company Balance Sheet Date) for which the Company or any of its Subsidiaries has an obligation to provide services to any of its customers. Except as set forth in Section 3.26 of Company Disclosure Schedule, each such contract: (i) is in full force and effect and no material default or breach exists in respect thereof on the part of any of the parties thereto and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a default or breach; (ii) does not extend past 12 months from the date of this Agreement; (iii) does not require that personnel of Company be located onsite at customer's office, unless additional time and materials charges apply; (iv) has not been cancelled, terminated or otherwise materially altered nor, to the best of the knowledge of the Company, has any customer notified the Company or any of its Subsidiaries of any intention to cancel, terminate or materially alter its relationship with the Company or any of its Subsidiaries and the Company has no reason to believe that there will be any such change as a result of the transactions contemplated by this Agreement; (v) does not have amounts currently owing to any third party in respect of the provision of such maintenance and support services; and (vi) is assignable without the consent of any party thereto in the ordinary course of business by the Company or its Subsidiaries, as applicable, to the Surviving Corporation upon completion of the transaction contemplated herein.

        Section 3.27    Accounts Receivable.    All accounts receivable reflected on the Company Balance Sheet are valid and enforceable claims, are not subject to any setoffs or counterclaims, and, to the knowledge of the Company, the goods and services sold and delivered which gave rise to such accounts receivable were sold and delivered in conformity with the applicable purchase orders, agreements and specifications. To the knowledge of the Company, the accounts receivable are collectible in the ordinary course of business, net of allowance for doubtful accounts, consistently applied.

        Section 3.28    Customer Deposits.    Section 3.28 of the Company Disclosure Schedule contains a true and complete list of all customer deposits received by the Company or its Subsidiaries in excess of $30,000 for which, as of August 31, 2005, services or products have not been delivered other than with respect to customer support obligations.

        Section 3.29    Prepaid Expenses.    Section 3.29 of the Company Disclosure Schedule contains a true and complete list of all prepaid rent, claims, insurance premiums (excluding directors and officers insurance coverage) and any other prepaid expense items and credits, advance payments, security and other deposits made by the Company or any of its Subsidiaries to any other Person relating to the conduct of their respective businesses, in each case as of August 31, 2005.

        Section 3.30    Powers of Attorney.    There are no powers of attorney executed on behalf of the Company or any of its Subsidiaries.

        Section 3.31    Business Practices.    To the Company's knowledge, neither the Company nor any of its Subsidiaries, and no director, officer, agent or employee of the Company or any of its Subsidiaries, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

        Section 3.32    Books and Records.    To the Company's knowledge, the minute books and other similar records of the Company and its Subsidiaries since January 1, 2002 contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders (or interest holders, as applicable), the boards of directors (and other similar governing bodies) and committees of the boards of directors (and other similar governing bodies) of the Company and its Subsidiaries.

        Section 3.33    Disclosure.    No representation or warranty contained in this Agreement, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

        Section 3.34    No Further Representations and Warranties.    The representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any implied warranties. The Company hereby disclaims any such other or implied representations or warranties, notwithstanding the delivery or disclosure, if any, to the Parent or Sub or any of their respective officers, directors, employees, agents or representatives of any documentation or other information.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub jointly and severally represent and warrant to the Company as set forth below.

        Section 4.1    Organization and Power.    Parent is a corporation duly organized and validly existing under the Laws of the State of Delaware, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Sub is duly organized, validly existing and in good standing under the Laws of the State of Illinois. Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing individually or in the aggregate has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        As used in this Agreement, the term "Parent Material Adverse Effect" means any material adverse effect on the ability of Parent or Sub to consummate the transactions contemplated hereby.

        Section 4.2    Corporate Authorization.    Each of Parent and Sub has all necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including by resolution of the Board of Directors of Parent and Sub, and by Parent as the sole stockholder of Sub. No vote of any class or series of Parent's capital stock and no further vote of any capital stock of Sub is necessary in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law).

        Section 4.3    Governmental Authorization.    The execution, delivery and performance by Parent and Sub of this Agreement, and the consummation by Parent and Sub of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority other than: (i) the filing of the Articles of Merger with respect to the Merger with the Secretary of State of the State of Illinois and appropriate documents with the relevant authorities of other states in which Sub is qualified to do business; (ii) such consents, approvals, Orders, authorizations, registrations, declarations, filings and notices as may be required under the Securities Act and the Exchange Act in connection with this Agreement and the transactions contemplated by this Agreement; (iii) filings and notices not required to be made or given until after the Effective Time; and (iv) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to impair the ability of Parent or Sub to perform their obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        Section 4.4    Non Contravention.    The execution, delivery and performance by Parent and Sub of this Agreement do not, and the consummation by Parent and Sub of the transactions contemplated hereby will not: (i) contravene or conflict with any provision of each of Parent's and Sub's articles of incorporation and by-laws; (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Parent or Sub; (iii) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or Sub under (A) any provision of any material Contract binding upon Parent or Sub or (B) any material license, franchise, or permit held by Parent or Sub; or (iv) result in the creation or imposition of any Lien on any asset of Parent or Sub, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, rights of termination, cancellation or acceleration or Liens that individually or in the aggregate would not reasonably be expected to impair the ability of Parent or Sub to perform their obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        Section 4.5    Information Supplied.    None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will contain, at the date the Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time of the Shareholders Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.6    Sub.    Sub is a newly-formed and indirect wholly-owned Subsidiary of Parent that has engaged in no business activities other than as specifically contemplated by this Agreement.

        Section 4.7    Share Ownership.    Neither Parent nor Sub nor any of their respective Affiliates own any outstanding shares of Company Common Stock. Without giving effect to the transactions contemplated by the Voting Agreement, neither Parent nor Sub nor any of their respective Affiliates is an "interested shareholder" (as such term is used in 805 ILCS 5/7.85 or 805 ILCS 5/11.75 of the IBCA).

ARTICLE 5

COVENANTS

        Section 5.1    Interim Operations of the Company.    The Company covenants and agrees that, except (i) as expressly provided in this Agreement, (ii) with the prior written consent of Parent, which consent shall not be unreasonably withheld, or (iii) as set forth on Section 5.1 of the Company Disclosure Schedule, from the date hereof until the Effective Time:

          (a)   the business of the Company and its Subsidiaries shall be conducted in the ordinary course of business consistent with past practice and each of the Company and its Subsidiaries shall use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations with material customers, suppliers, employees, officers, creditors, business partners and others having business dealings with the Company and its Subsidiaries;

          (b)   the Company shall not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock, or any outstanding capital stock of any of the Subsidiaries of the Company;

          (c)   neither the Company nor any of its Subsidiaries shall: (i) amend or propose to amend its articles of incorporation or by laws or similar organizational documents; (ii) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock other than dividends paid by the Company's wholly-owned Subsidiaries to the Company or its wholly-owned Subsidiaries; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to exercises of Company Stock Options or Company Warrants; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets; (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; or (vi) adopt or implement a shareholder rights plan;

          (d)   neither the Company nor any of its Subsidiaries shall: (i) grant any increase in or accelerate the compensation (whether annual base salary or wages or bonus opportunities or amounts) payable or to become payable by the Company or any of its Subsidiaries to any Business Employee; (ii) except to the extent currently required under applicable Law or the terms of the applicable Benefit Plan, adopt or enter into any new, or amend or otherwise increase or terminate, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) hire any new officers, executives or employees or terminate the employment of any officers, executives or employees (except for cause), or promote any officers, executives or employees;

          (e)   neither the Company nor any of its Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated, or enter into or renew any insurance policies;

          (f)    neither the Company nor any of its Subsidiaries shall: (i) incur or assume any debt, except pursuant to letters of credit and other Indebtedness set forth in Section 3.2(c) of the Company Disclosure Schedule; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person (other than the Company or one of its wholly-owned Subsidiaries); (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned Subsidiaries of the Company or customary loans or advances to non-officer employees in accordance with past practice); or (iv) make any capital expenditure or commitment therefor in excess of $5,000;

          (g)   neither the Company nor any of its Subsidiaries shall change any of the accounting methods, policies, procedures, practices or principles used by it unless required by GAAP, or change its fiscal year;

          (h)   neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries other than the Merger and other than as permitted by Section 5.5 and Section 5.6;

          (i)    neither the Company nor any of its Subsidiaries shall merge or consolidate with any other Person (other than as permitted by Section 5.5 and Section 5.6) or acquire assets or capital stock of any Person;

          (j)    neither the Company nor any of its Subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of Regulation S K under the Securities Act that would be required to be disclosed under such Item 404 other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company SEC Documents;

          (k)   neither the Company nor any of its Subsidiaries shall enter into any joint venture, partnership or other similar arrangement;

          (l)    neither the Company nor any of its Subsidiaries shall (i) enter into any Contract that if existing on the date hereof would be a Company Material Contract, other than Contracts with suppliers and customers in the ordinary course of business and consistent with past practice, (ii) terminate, amend, supplement or modify in any material respect any Company Material Contract to which the Company or any of its Subsidiaries is a party, (iii) waive, release, cancel, allow to lapse, convey, encumber or otherwise transfer any material rights or claims under any Company Material Contract, (iv) change incentive policies or payments under any Company Material Contracts existing on the date hereof or entered into after the date hereof, (v) enter into any Contract relating to the disposition of assets and/or capital stock except as permitted by Section 5.5 and except in the ordinary course of business consistent with past practice, or (vi) enter into any Contract with respect to real property, including any lease thereof, or renew any Real Property Lease;

          (m)  neither the Company nor any of its Subsidiaries shall (i) settle or compromise any material Action, whether administrative, civil or criminal, in law or in equity or any claim under any insurance policy for the benefit of the Company or any of its Subsidiaries or (ii) otherwise pay, discharge, settle or satisfy any claims, liabilities or obligations of any nature other than in the ordinary course of business consistent with past practice or in accordance with their terms;

          (n)   neither the Company nor any of its Subsidiaries shall waive or fail to enforce any provision of any confidentiality agreement or standstill or similar agreement to which it is a party;

          (o)   neither the Company nor any of its Subsidiaries shall make or change any elections with respect to Taxes, amend any Tax Returns, change any annual Tax accounting period, adopt or change any Tax accounting method, enter into any closing agreement, settle or compromise any proceeding with respect to any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

          (p)   neither the Company nor any of its Subsidiaries shall enter into any material line of business other than the line of business in which the Company and its Subsidiaries is currently engaged as of the date of this Agreement;

          (q)   take any action to exempt or make not subject to or to otherwise waive or cause to be inapplicable (x) the provisions of 805 ICLS 5/7.85 or 805 ICLS 5/11.75 or (y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, in each case to any individual or entity (other than Parent, Sub or their respective subsidiaries), or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

          (r)   neither the Company nor any of its Subsidiaries shall fail to take, or cause to be taken, all actions or fail to do, or cause to be done, all things necessary to maintain the registration of the Registered Intellectual Property, including paying all recordation, registration, maintenance and other fees, responding to all office action or other correspondence from the United States Patent and Trademark Office, United States Copyright Office, and all other corresponding governmental offices throughout the world, and paying all fees necessary to maintain any domain name registrations, and, consistent with past practice, to register and record all documents necessary to establish, maintain, transfer or identify the Intellectual Property;

          (s)   neither the Company nor any of its Subsidiaries shall amend, modify or change (in any material respect) any of their respective material policies or procedures, including policies and procedures governing the sale (or return) of products or services or the treatment of accounts receivable; and

          (t)    neither the Company nor any of its Subsidiaries shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

        The Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to operate their respective businesses in a manner designed to preserve the current assets of the Company.

        Section 5.2    Access to Information.    The Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent and Sub, reasonable access, during normal business hours to all of its and its Subsidiaries' offices, personnel, properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries) and shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities Laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request, including not denying access to any third party reasonably requested by Parent. Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the existing confidentiality agreement between the Company and Parent, dated July 14, 2004 (the "Confidentiality Agreement"). No investigation pursuant to this Section shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        Section 5.3    Regulatory Matters.

        (a)   As soon as practicable after the date of this Agreement, each of Parent and the Company shall make, and shall cause its Subsidiaries to make, all necessary notifications, filings with or applications to any Governmental Authority that has issued a Company Permit with respect to the transactions contemplated by this Agreement.

        (b)   Each of the Company and Parent shall, and shall cause its Subsidiaries to, (i) use its commercially reasonable efforts to diligently prosecute all filings made pursuant to Section 5.3(a), and all similar foreign Governmental Authorities for consent to the transactions contemplated herein and to provide all appropriate notifications to foreign Governmental Authorities, (ii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation or prosecution of any such applications and (iii) keep the other parties promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Authorities with respect to the transactions contemplated hereby.

        Section 5.4    Employee Matters.

        (a)   For a period of six months following the Effective Time, Parent shall either continue the existing Benefit Plans of the Company listed on Section 3.15(a) of the Company Disclosure Schedule (other than equity or equity based plans) or shall provide, or cause the Surviving Corporation to provide, benefits (excluding, for the avoidance of doubt, any equity or equity-based awards) to then employees of the Company and its Subsidiaries under substitute plans or arrangements ("Parent Benefit Plans").

        (b)   The Company shall take all action to the extent necessary (including amending the Company ESPP) such that no further purchases of Company Common Stock under the Company ESPP will be made, except as accrued through the pay period ending September 30, 2005. The Company ESPP shall be terminated immediately prior to the Effective Time.

        (c)   All provisions contained herein with respect to Business Employees, Benefit Plans, and any rights thereunder are included for the sole benefit of Parent and the Company and shall not create any right (i) in any other Person, including, without limitation, any Business Employees or any beneficiary thereof or (ii) to continued employment of any Business Employee with the Surviving Corporation on or after the Effective Date.

        Section 5.5    No Solicitation.

        (a)   The Company agrees that, during the term of this Agreement, it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' or its or their officers, directors, employees, investment bankers, attorneys, accountants, agents or other advisors or representatives (collectively, "Representatives"), directly or indirectly, to:

  (i)
  solicit, initiate, participate in, otherwise knowingly facilitate (including by way of furnishing information) or encourage the making by any Person (other than the other parties hereto) of any proposal, offer or inquiry (including any proposal from or offer to the Company's shareholders) that constitutes, or could reasonably be expected to lead to, a proposal for any merger, reorganization, share exchange, tender offer, exchange offer, consolidation, recapitalization, liquidation, dissolution, joint venture or other business combination involving the Company or any of its Subsidiaries, or any purchase or sale of 10% or more of the capital stock or 10% or more of the assets in either case of the Company or any of its Subsidiaries (in each case, a "Competing Transaction");

  (ii)
  participate in any discussions or negotiations regarding, or furnish or disclose to any Person any information with respect to or in furtherance of, or take any other action to facilitate any inquiries with respect to a Competing Transaction or a proposal, inquiry or offer that could reasonably lead to a Competing Transaction; or

  (iii)
  execute or enter into any agreement, understanding or arrangement with respect to any Competing Transaction, or publicly propose to accept or enter into, any letter of intent, agreement in principle, merger agreement or other Contract relating to a Competing Transaction, or approve or recommend or propose to approve or recommend any Competing Transaction or any agreement, understanding or arrangement relating to any Competing Transaction (or resolve or authorize or propose to agree to do any of the foregoing actions);

provided, however, that the Company and its Representatives are expressly permitted to refer any such Person to this Agreement and other publicly available information; and, provided, further, that notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the Closing:

        (b)   (i) the Company may furnish information to and enter discussions and negotiations with any Person, but only if (A) such Person has delivered an unsolicited bona fide written proposal for a Competing Transaction that, in the good faith judgment of the Company's Board of Directors (or any authorized committee thereof), after consultation with its financial advisors, is a Superior Proposal or is reasonably likely to result in a Superior Proposal and (B) the Board of Directors of the Company (or any authorized committee thereof), determines in good faith after consultation with outside counsel, that failing to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, further, that (1) prior to the Company furnishing any confidential information to or entering into discussions with such Person, such Person shall have entered into a confidentiality agreement with the Company in substance substantially similar to the Confidentiality Agreement (except that such confidentiality agreement with such Person shall also contain customary standstill provisions) and (2) the Company shall promptly (but in any event within 48 hours) notify Parent in writing of any such written inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated with, the Company or any of its Representatives indicating, in connection with such notice, the material terms and conditions of any inquiries, proposals or offers, including the identity of such Person, and shall keep Parent promptly and fully informed as to the status thereof and of any modifications to such inquiries, proposals or offers;

  (ii)
  the Company may enter into any agreement or arrangement (other than confidentiality (and standstill) agreements, which may be entered into if the conditions of clause (b)(i) above have been met) regarding any Superior Proposal, or the Company's Board of Directors (or any authorized committee thereof) may approve or recommend to its shareholders (or resolve to do so), or publicly propose to approve or recommend to its shareholders a Superior Proposal or make a Non-Recommendation Determination, but only if prior to taking such action (A) the Company has complied with its obligations under Section 5.5(b)(i), (B) the Company has provided written notice to Parent (which shall be accompanied by a copy of the agreement or other arrangement proposed to be entered into with the person making the Superior Proposal) advising Parent that the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and Parent does not, within five (5) business days after Parent's receipt of such notice, make an offer that is in the good faith judgment of the Company's Board of Directors, after consultation with outside counsel and financial advisors, at least as favorable to the Company's stockholders as such Superior Proposal; and (C) the Company contemporaneously (x) terminates this Agreement in accordance with Section 7.1(c)(ii) and (y) pays the Company Termination Fee pursuant to Section 7.3(b)(iii).

        (c)   Nothing contained in this Agreement shall limit the Company's ability to comply with Rules 14d-9 and 14e-2 of the Exchange Act with regard to a Competing Transaction structured as a tender or exchange offer or to make any disclosure that the Company's Board of Directors (or any authorized committee thereof) determines in good faith after consultation with outside counsel is required by applicable Law. Any action taken by the Company or the Company's Board of Directors in accordance with this Section 5.5(c) shall be deemed not to be a modification of the Company Recommendation or a recommendation of the Competing Transaction over this Agreement or a violation of Section 5.5(a). Neither the Company nor the Company's Board of Directors (nor any committee thereof) shall (A) recommend that the shareholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer (or otherwise approve or recommend any Competing Transaction) or (B) withdraw or modify the Company Recommendation, unless in each case the requirements of this Section 5.5 shall have been satisfied, including Section 5.5(b)(ii).

        (d)   As used in this Agreement, "Superior Proposal" means a bona fide, written proposal by a third-party for a Competing Transaction not solicited in violation of this Section 5.5 that is on terms that the Company's Board of Directors (or any authorized committee thereof) determines in good faith, after consultation with outside counsel and financial advisors, would, if consummated, result in a transaction that would be more favorable to the shareholders of the Company from a financial point of view (taking into account the identity of the offer, the likelihood that the transaction will be consummated and applicable legal, financial and regulatory aspects of the proposal, including the terms of any financing) than the transactions contemplated by this Agreement; provided, however, that to be a Superior Proposal, a Competing Transaction must at a minimum result in a third-party (or the shareholders of such third-party) acquiring, directly or indirectly, Shares representing 80% of the economic and voting power of the Company Common Stock (or the economic and voting power of the capital stock of the surviving or ultimate parent entity in such transaction) or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.

        (e)   The Company will, and will cause its Subsidiaries and Representatives to, cease immediately all discussions or negotiations with any Person with respect to any Competing Transaction existing on the date hereof and shall request that all confidential information previously furnished to any such third-parties be returned promptly.

        (f)    In addition to the notification requirements described above in Section 5.5(b)(ii), the Company shall promptly (but in any event within 48 hours) advise Parent orally and in writing of any request for information or of any Competing Transaction, the material terms and conditions of such request or Competing Transaction and the identity of the person making such request or Competing Transaction. The Company will promptly (but in any event within 48 hours) inform Parent of any material change in the details (including amendments or proposed amendments) of any such request or Competing Transaction. The Company will promptly provide Parent with any documents received from any such person and promptly provide Parent such information as it may reasonably request.

        Section 5.6    Shareholders Meeting.

        (a)   Company's Obligations Relating to the Shareholder Approval Process. Subject to the provisions of Sections 5.5 and 7.1, the Company shall:

  (i)
  take all action, in accordance with the U.S. federal securities Laws, the IBCA, all other applicable Law and the Company Charter Documents, necessary to duly call, give notice of, hold and convene a special meeting of its shareholders as soon as practicable after the date of this Agreement to consider and vote on the approval of this Agreement and the Merger (the "Shareholders Meeting"); and

  (ii)
  subject to Section 5.6(b), include in the Proxy Statement the recommendation of its Board of Directors that the shareholders of the Company vote in favor of the approval of this Agreement and the Merger (the "Company Recommendation").

        (b)   Non-Recommendation Determination. If the Company's Board of Directors (or any authorized committee thereof) shall have determined in connection with a Superior Proposal, in good faith and after consultation with outside counsel, that either (i) prior to the mailing of the Proxy Statement, it cannot or will not be able to make the Company Recommendation, or (ii) after having made the Company Recommendation, it is required to withdraw, revoke or modify such recommendation in any manner adverse to Parent (a "Non-Recommendation Determination"), the Company shall (A) promptly provide written notice thereof to Parent and (B) be permitted to make a Non-Recommendation Determination; provided, however, that the Company's Board of Directors (or any authorized committee thereof) may make a Non-Recommendation Determination only if the Company shall have complied in all material respects with the applicable provisions of Section 5.5 with respect to such Superior Proposal, if any, including payment of the Termination Fee.

        Section 5.7    Additional Agreements.    Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable Laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and Sub shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

        Section 5.8    Publicity.    So long as this Agreement is in effect, neither the Company nor Parent nor their affiliates shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby without prior consultation with the other party, except as may be required by Law or by obligations pursuant to any listing agreement with a national securities exchange or the Nasdaq National Market, and in such case shall use all reasonable efforts to consult with the other party prior to such release or announcement being issued.

        Section 5.9    Directors' and Officers' Insurance and Indemnification.

        (a)   Parent agrees that at all times after the Effective Time, it shall indemnify each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or of any of the Company's Subsidiaries or person entitled to indemnification (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the same extent and in the same manner as is now permitted under Law or provided in the respective charters or by laws of the Company and such Subsidiaries, or in any written indemnification agreement between the Company and an Indemnified Party or otherwise in effect on the date hereof, with respect to any claim, liability, loss, damage, judgment, fine, cost or expense, including reasonable attorneys' fees and disbursements (whenever asserted or claimed) ("Indemnified Liability") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time, including those related to this Agreement and the transactions contemplated hereby. The Indemnified Parties shall be entitled to advancement of expenses to the fullest extent permitted by applicable Law. Parent shall cause the Surviving Corporation to, maintain in effect for not less than six (6) years after consummation of the Merger the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof; provided, however, that if the total cost of such "tail" insurance policies are not available at a cost not greater than $900,000 (the "Insurance Cap"), Parent shall cause to be obtained as much comparable insurance for as long a period (not to exceed six (6) years from the Effective Time) as is available for a cost not to exceed the Insurance Cap.

        (b)   Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him or her in respect to which indemnity or reimbursement may be sought against Parent, the Company, the Surviving Corporation or a Subsidiary of the Company or the Surviving Corporation ("Indemnitors") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except where such failure shall have materially prejudiced Indemnitor in defending against such Assertion. No Indemnified Party shall settle any Assertion without the prior written consent of Parent, which consent shall not be unreasonably withheld; provided, however, that if Parent withholds such consent, then Parent shall provide the Indemnified Party reasonable assurances that it shall honor the indemnification provisions of this Section 5.9.

        (c)   The covenants contained in this Section 5.9 are intended to be in addition to the rights otherwise available to an Indemnified Party and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

        (d)   In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.9.

        Section 5.10    Proxy Statement; Information.

        (a)   Proxy Statement.    As promptly as reasonably practicable following the date hereof, the Company shall prepare and shall file with the SEC a preliminary Proxy Statement, together with a form of proxy, with respect to the Shareholders Meeting at which the shareholders of the Company will be asked to vote upon and approve this Agreement and the Merger and shall use its reasonable best efforts to have the Proxy Statement and form of proxy cleared by the SEC and shall cause the proxy statement to be mailed to the Company's shareholders as promptly as practicable after the date of this Agreement. The term "Proxy Statement" shall mean such proxy or information statement and all amendments or supplements thereto, if any, similarly filed and mailed. Parent will provide the Company with any information that may be reasonably requested in order to effectuate the preparation and filing of the Proxy Statement pursuant to this Section 5.10. The Company will provide Parent and its counsel with a reasonable opportunity to review the Proxy Statement prior to its filing and shall include in such document or response all comments reasonably proposed by Parent. The Company will respond to, and provide Parent and its counsel with a reasonable opportunity to participate in the Company's response to, any comments from the SEC and will notify Parent promptly upon the receipt of any comments from the SEC in connection with the filing of, or amendments or supplements to, the Proxy Statement and shall provide Parent with all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement.

        (b)   Information.    Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company or Parent, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC and/or mailing to the shareholders of the Company such amendment or supplement. Each of Parent and the Company shall cooperate and the Company shall provide Parent (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC and shall include in such document or response all comments reasonably proposed by Parent; and will provide Parent with a copy of all such filings made with the SEC. The Company, Parent and Sub each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect.

        Section 5.11    Transfer Taxes.    All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes, including interest, penalties and additions to such Taxes (collectively "Transfer Taxes") incurred in connection with the Merger and transaction contemplated hereby shall be paid by either the Surviving Corporation or Sub. The Company shall cooperate with Sub and Parent in preparing, executing and filing any Tax Returns with respect to the Transfer Taxes.

        Section 5.12    Company Warrants.    The Company shall use commercially reasonable efforts to obtain from each holder of Company Warrants an agreement to cancel and terminate of such holder's Company Warrants, as well as any registration rights held by such holder, concurrently with the Closing.

        Section 5.13    Notice Obligations.    From time to time prior to the Effective Time, the Company shall notify Parent in writing with respect to any matter hereafter arising or any information obtained after the date hereof that, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or that is necessary to complete or correct any information in such schedule or in any representation and warranty of the Company that has been rendered inaccurate thereby or that would cause a condition to the closing hereof not to be satisfied. The Company shall promptly inform Parent of any claim by a third party that a Company Material Contract has been breached, is in default, may not be renewed or that a consent would be required as a result of the transactions contemplated by this Agreement. For purposes of determining the satisfaction of the conditions to the consummation of the transactions contemplated hereby, no such supplement, amendment or information shall be considered. The Company will consult with Parent a reasonable time prior to making publicly available its financial results or filing any document with the SEC.

        Section 5.14    Certain Litigation.    The Company shall give Parent a reasonable opportunity to consult in the defense of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement. In addition, the Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger, this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby and shall cooperate with Parent and Subsidiary to resist any such effort to restrain or prohibit or otherwise oppose the Merger, this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby.

        Section 5.15    Asset Purchase.    Subject to the satisfaction (or waiver) of all the conditions contained in Article 6, immediately prior to the Closing the Company shall (and if applicable shall cause its Subsidiaries to) sell, assign, transfer, convey and deliver to Enghouse Systems Limited, an Ontario corporation ("Enghouse"), free and clear of all Liens, and Enghouse will purchase, acquire and accept from the Company (and if applicable its Subsidiaries), the assets set forth in Section 5.15 of the Company Disclosure Schedule (the "Purchased Assets"). The purchase price for the Purchased Assets shall be an amount equal to the negotiated fair market value of the Purchased Assets to be determined in good faith prior to the Closing Date, and shall be paid via a note payable by Enghouse to the Company.

        Section 5.16    Fee.    The Company acknowledges and agrees that a work fee of $150,000 is due and payable by it to Enghouse. This work fee shall be paid by the Company to Enghouse, in cash, no later than November 10, 2005.

ARTICLE 6

CONDITIONS

        Section 6.1    Conditions to the Obligations of Each Party.    The obligations of the Company, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction of the following conditions:

          (a)   this Agreement and the Merger shall have been approved by the shareholders of the Company in accordance with the IBCA; and

          (b)   no court, arbitrator or governmental body, agency or official shall have issued any Order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger.

        Section 6.2    Conditions to the Obligations of Parent and Sub.    The obligations of Parent and Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

          (a)   Each of the representations and warranties made by the Company in this Agreement that is qualified by reference to materiality or Company Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (other than those contained in Sections 3.2(a) and 3.9, which shall be true and correct), in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time);

          (b)   the Company shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Closing Date;

          (c)   since the date of this Agreement, no event, change, circumstance or effect shall have occurred that has had, or reasonably would be expected to have, a Company Material Adverse Effect;

          (d)   the Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied;

          (e)   any filing or consent with any Governmental Authority the absence of which would reasonably be expected to have a Company Material Adverse Effect shall have been obtained;

          (f)    the ratio (expressed as a percentage) equal to the aggregate number of Shares held by Persons who have perfected their dissenters' rights pursuant to the IBCA divided by the aggregate number of Shares issued and outstanding immediately prior to the Closing shall not be greater than 3%;

          (g)   the Company shall have delivered to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Company and, as specified by Parent in advance of the Closing, all directors of each subsidiary of the Company, in each case, effective at the Effective Time;

          (h)   there shall not then be pending or threatened any litigation which in the reasonable opinion of Parent could be expected to result in a Company Material Adverse Effect, except for litigation related to the Company Recommendation;

          (i)    the Company shall have provided Parent with a certificate stating that the Company is not and has not been a United States real property holding corporation under Treasury Regulations Section 1.897-2(h); and

          (j)    Parent shall have determined (in its sole judgment) that there is no financial value after the Closing with respect to the Company Warrants set forth in Section 6.2(j) of the Company Disclosure Schedule, or the Company shall have delivered to Parent a waiver (in form and substance reasonably satisfactory to Parent in its sole discretion) from each holder of the Company Warrants set forth in Section 6.2(j) of the Company Disclosure Schedule in which such holder waives all of its rights with respect to the Company Warrants to which such holder would otherwise be entitled, and releases the Company and any of its Subsidiaries with respect thereto.

        The rights of Parent pursuant to this Section 6.2 will not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) by Parent at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy of any representation or warranty of the Company.

        Section 6.3    Conditions to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

          (a)   the representations and warranties of Parent and Sub shall be true and accurate as of the date of this Agreement and the Closing Date as if made at and as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material

  Adverse Effect" set forth therein), would not individually or in the aggregate reasonably be expected to result in a Parent Material Adverse Effect;

          (b)   each of Parent and Sub shall have performed in all material respects all of the respective obligations hereunder required to be performed by Parent or Sub, as the case may be, at or prior to the Closing Date; and

          (c)   Parent shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by its Chief Executive Officer or an Executive Vice President to the effect that the conditions set forth in Section 6.3(a) and (b) have been satisfied.

ARTICLE 7

TERMINATION

        Section 7.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, and except as provided below, whether before or after any approval of this Agreement and the Merger by the shareholders of the Company:

        (a)   by mutual written consent duly authorized by the respective Boards of Directors of the Company and Parent;

        (b)   by either the Company or Parent if:

    (i)
    the Merger has not been consummated by March 31, 2006 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the principal cause of or resulted in the failure of the Closing to occur on or before the Outside Date;

    (ii)
    any permanent injunction or other similar order of a court of competent jurisdiction or other competent Governmental Authority has been issued enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and has become final and non appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to comply with Section 5.7 has caused or resulted in such action, or

    (iii)
    the Company Requisite Vote shall not have been obtained at the Shareholders Meeting; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to the Company if the Company is in breach of its obligations under Section 5.6; or

        (c)   by the Company if:

    (i)
    a breach by Parent or Sub of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise, to a failure of the conditions set forth in Section 6.3(a) or (b) hereof and which is not cured within thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured by the Outside Date; or

    (ii)
    upon (A) a Non-Recommendation Determination or (B) the Board of Directors (or any authorized committee thereof) shall approve or recommend (or resolve to do so) a Superior Proposal, in each case after having complied with the requirements of Section 5.5; or

        (d)   by Parent:

    (i)
    if a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the conditions set forth in Section 6.2(a), Section 6.2(b) or Section 6.2(c) hereof and which is not cured within thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured by the Outside Date; or

    (ii)
    upon (A) a Non-Recommendation Determination, (B) if the Company's Board of Directors (or any authorized committee thereof) shall approve or recommend (or resolve to do so) a Superior Proposal, (C) if the Company shall have breached its obligations under Section 5.5 or 5.6; or

    (iii)
    the condition set forth in Section 6.2(f) not is met.

        Section 7.2    Notice of Termination; Effect of Termination.

        (a)   Notice of Termination.    The party hereto desiring to terminate this Agreement pursuant to Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.4, specifying the provision hereof pursuant to which such termination is effected.

        (b)   Effect of Termination.    If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) the agreements contained in this Section 7.2, Section 7.3, Article VIII and in the Confidentiality Agreement shall survive the termination hereof and (ii) except as provided in the last sentence of Section 7.3(c), no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement prior to such termination.

        Section 7.3    Expenses; Termination Fees.

        (a)   Expenses.    Except as otherwise specified in this Section 7.3 or agreed in writing by the parties, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees, cost or expense whether or not the Merger is consummated. If the Company or Parent terminate this Agreement pursuant to Section 7.1(b)(iii) [no vote], or by Parent pursuant to Section 7.1(d)(ii) [change in recommendation, etc.], then in addition to any obligation it may have under Section 7.3(b), the Company shall promptly reimburse Parent for all of its out-of-pocket fees and expenses reasonably and actually incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of any outside advisors (including reasonable attorney fees).

        (b)   Termination Fee.    If this Agreement is terminated:

    (i)
    by Parent or the Company pursuant to Section 7.1(b)(i) [outside date] or 7.1(b)(iii) [no vote], and (A) at or prior to such time a Competing Transaction involving the Company shall have been commenced or publicly disclosed and not abandoned, and (B) within twelve (12) months of any such termination, the Company or any of its affiliates either becomes a party to any definitive agreement, letter of intent or agreement in principle in respect of a Competing Transaction or consummates a transaction that would constitute a Competing Transaction, then the Company shall pay to Parent, in cash by wire transfer in immediately available funds to an account designated by Parent, on the same day as the execution of a definitive agreement, letter of intent or agreement in principle or consummation as applicable with respect to the Competing Transaction, a termination fee and expense reimbursement in an aggregate amount equal to $2 million (the "Company Termination Fee");

    (ii)
    by Parent pursuant to Section 7.1(d)(i) [Company breach] or Section 7.1(d)(ii) [change of recommendation, etc.], and within twelve (12) months of any such termination the Company or any of its affiliates either becomes a party to any definitive agreement, letter of intent or agreement in principle in respect of a Competing Transaction or consummates a transaction that would constitute a Competing Transaction, then the Company shall pay to Parent the Company Termination Fee, in cash by wire transfer in immediately available funds to an account designated by Parent, on the same day as the execution of a definitive agreement, letter of intent or agreement in principle or consummation as applicable with respect to the Competing Transaction; provided, however, that if Parent terminates this Agreement pursuant to Section 7.1(d)(i) [Company breach], then the Company Termination Fee shall be $500,000; or

    (iii)
    by the Company pursuant to Section 7.1(c)(ii) [change of recommendation, etc.], then at the time of such termination the Company shall pay to Parent the Company Termination Fee in cash by wire transfer in immediately available funds to an account designated by Parent.

        (c)   Remedies. Parent, Sub and the Company agree that the provisions contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the termination of this Agreement as set forth in Section 7.3(b) of this Agreement are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Section 7.3(b) hereof are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to Section 7.3(b) hereof constitute liquidated damages and not a penalty and shall be the sole and exclusive remedy in the event a Company Termination Fee is paid in connection with a termination of this Agreement on the bases specified in Section 7.3 hereof.

ARTICLE 8

MISCELLANEOUS

        Section 8.1    Definitions.    The following terms are defined in the section of this Agreement set forth after each such term below:

Actions	Section 3.12(d)
Agreement	Preamble
Ancillary Product Materials	Section 3.12(e)
Articles of Merger	Section 1.3
Assertion	Section 5.9(b)
Benefit Plans	Section 3.15(a)
Broadview	Section 3.19
Business Employees	Section 3.15(a)
Certificates	Section 2.4(b)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.5
Company	Preamble
Company Balance Sheet	Section 3.7(a)
Company Balance Sheet Date	Section 3.7(a)
Company Charter Documents	Section 3.1(c)
Company Common Stock	First Recital
Company Disclosure Schedule	Section 3.1(b)
Company ESPP	Section 3.2(a)(i)
Company Financials	Section 3.7(a)
Company Material Adverse Effect	Section 3.1(a)
Company Material Contract	Section 3.18(a)
Company Permits	Section 3.16(b)
Company Recommendation	Section 5.6(a)(ii)
Company Requisite Vote	Section 3.3(a)
Company SEC Documents	Section 3.6
Company Securities	Section 3.2(a)(iii)
Company Stock Options	Section 2.2(a)
Company Stock Plan	Section 2.2(a)
Company Subsidiary Securities	Section 3.2(b)
Company Termination Fee	Section 7.3(b)(i)
Company Warrants	Section 3.2(a)(i)
Competing Transaction	Section 5.5(a)(i)
Computer Software	Section 3.12(a)
Confidentiality Agreement	Section 5.2
Contract	Section 3.2(c)
Copyrights	Section 3.12(a)
Current Versions	Section 3.24(b)
Customer Agreement	Section 3.12(e)
Disabling Devices	Section 3.24(b)

Dissenting Shares	Section 2.3
Documentation	Section 3.12(e)
Effective Time	Section 1.3
Enghouse	Section 5.15
Environmental Laws	Section 3.17
Environmental Liabilities	Section 3.17
ERISA	Section 3.15(a)
ERISA Affiliate	Section 3.15(a)
Exchange Act	Section 2.4(b)
Foreign Benefit Plan	Section 3.15(k)
GAAP	Section 3.7(a)
Governmental Authority	Section 3.4
Hazardous Substances	Section 3.17
IBCA	Fourth Recital
Indebtedness	Section 3.2(c)
Indemnified Liability	Section 5.9(a)
Indemnified Parties	Section 5.9(a)
Indemnified Party	Section 5.9(a)
Indemnitors	Section 5.9(b)
Insurance Cap	Section 5.9(a)
Intellectual Property	Section 3.12(a)
Knowledge/knowledge	Section 3.11(b)
Law	Section 3.5
Licensed Intellectual Property	Section 3.12(a)
Licensed Intellectual Property Agreement	Section 3.12(e)
Liens	Section 3.2(b)
Merger	Section 1.1
Merger Consideration	Section 2.1(a)
Non-Recommendation Determination	Section 5.6(b)
Order	Section 3.5
Owned Intellectual Property	Section 3.12(a)
Outside Date	Section 7.1(b)(i)
Parent	Preamble
Parent Benefit Plans	Section 5.4(a)
Parent Material Adverse Effect	Section 4.1
Patents	Section 3.12(a)
Paying Agent	Section 2.4(a)
PBGC	Section 3.15(b)
Person	Section 2.4(b)
Personal Property	Section 3.11(c)
Preferred Stock	Section 3.2(a)(i)
Prepaid Expenses	Section 3.29
Proxy Statement	Section 5.10(a)
Products	Section 3.12(e)
Purchased Assets	Section 5.15
Real Property Leases	Section 3.11(b)
Registered	Section 3.12(a)
Representatives	Section 5.5(a)
SEC	Section 2.4(a)
Securities Act	Section 3.6
Severance Arrangements	Section 3.15(e)
Shareholder	Third Recital
Shareholders Meeting	Section 5.6(a)(i)
Shares	First Recital
Sub	Preamble
Subsidiary	Section 3.1(b)
Subsidiary Charter Documents	Section 3.1(c)
Superior Proposal	Section 5.5(d)
Surviving Corporation	Section 1.1
Tax Return	Section 3.14(a)
Taxes	Section 3.14(a)
Taxing Authority	Section 3.14(a)
Trademarks	Section 3.12(a)
Trade Secrets	Section 3.12(a)
Transfer Taxes	Section 5.11
Voting Agreement	Third Recital

        Section 8.2    Amendment and Modification.    Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, pursuant to action taken by their respective Boards of Directors, at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement and the Merger by the shareholders of the Company, no such amendment, modification or supplement shall be made which by law requires further approval by such shareholders without such further approval.

        Section 8.3    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

        Section 8.4    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  if to Parent or Sub, to:

    Syntellect Inc.
    c/o Enghouse Systems Limited
    80 Tiverton Court, Suite 800
    Markham (Toronto), Ontario L3R OG4
    Canada
    Attention: Neil Shafran
    Telephone No.: (905) 946-3262
    Telecopy No.: (905) 946-1149

    with a copy to:

    Clifford Chance US LLP
    31 West 52nd Street
    New York, New York 10019
    Attention: Brian Hoffmann
    Telephone No.: (212) 878-8490
    Telecopy No.: (212) 878-8375

  (b)
  if to the Company, to:

    Apropos Technology, Inc.
    One Tower Lane, 28th Floor
    Oakbrook Terrace, IL 60181
    USA
    Attention: Frank Leonard
    Telephone No.: (630) 472-9600
    Telecopy No.: (630) 472-9745

    with a copy to:

    McDermott Will & Emery LLP
    227 West Monroe Street
    Chicago, Illinois 60606-5096
    Attention: Robert A. Schreck, Jr.
    Telephone: (312) 984-7582
    Fax: (312) 984-7700

Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other party to this Agreement notice in the manner set forth above.

        Section 8.5    Interpretation.    When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be the date first referenced above. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b 2 of the Exchange Act. For purposes of this Agreement, words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. As used in this Agreement, the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all Schedules hereto) and not to any particular provision of this Agreement, and Article,

Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified herein. Unless specified herein, all references to any period of days shall be deemed to be the relevant number of calendar days. As used in this Agreement, the terms "dollars" or "$" means United States dollars. As used in this Agreement, the term "cash" means dollars in immediately available funds. The parties have jointly participated in the negotiating and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

        Section 8.6    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 8.7    Entire Agreement; No Third Party Beneficiaries.    This Agreement and the Confidentiality Agreement (including the schedules and exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) except with respect to the Indemnified Parties in Section 5.9 and Enghouse's rights under Section 5.15 with respect to the Purchased Assets, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 8.8    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

        Section 8.9    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity. It is further agreed that the Company may enforce this Agreement and seek damages for and on behalf of its Shareholders.

        Section 8.10    GOVERNING LAW.    THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATED TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF ILLINOIS.

        Section 8.11    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly-owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 8.12    Consent to Jurisdiction; Waiver of Jury Trial.    (a) Each of the parties hereto:

              (i)  consents to submit itself to the personal jurisdiction of (A) the United States District Court for the Northern District of Illinois in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (B) the courts of the State of Illinois;

             (ii)  agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

            (iii)  agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts;

            (iv)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 8.4 or at such other address of which a party shall have been notified pursuant thereto; provided that in addition, a copy of such service is delivered in accordance with the provisions of Section 8.4 of this Agreement;

             (v)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction; and

            (vi)  agrees to appoint an agent for service of process in Illinois.

          (b)   EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

* * * * *

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

SYNTELLECT INC.
By:	/s/ NEIL SHAFRAN Name: Neil Shafran Title: Director
AMELIA ACQUISITION CORPORATION
By:	/s/ NEIL SHAFRAN Name: Neil Shafran Title: Executive Vice President & Director
APROPOS TECHNOLOGY, INC.
By:	/s/ KENNETH D. BARWICK Name: Kenneth D. Barwick Title: President & Chief Executive Officer

Agreement and Plan of Merger

APPENDIX B

VOTING AGREEMENTS

VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Agreement") is made and entered into as of the 26th day of September, 2005, by and between Syntellect Inc., a Delaware corporation ("Parent"), and each of the shareholders listed on the signature page hereof ("Shareholder"). Terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

        WHEREAS, Apropos Technology, Inc., an Illinois corporation (the "Company"), and Parent have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing for the merger of a wholly-owned subsidiary of Parent with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, Shareholder beneficially owns the number of common shares, par value $.01 per share, of the Company ("Company Common Stock") set forth opposite its name on the signature page hereof (the "Subject Shares"); and

        WHEREAS, as a condition to entering into the Merger Agreement, Parent has requested that Shareholder enter into this Agreement, pursuant to which Shareholder shall, among other things, vote to approve and adopt the Merger Agreement and the Merger in accordance with the terms hereof and thereof.

        NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as set forth below.

        1.    Agreement to Vote.

          (a)   Subject to Section 5 hereof, and without in any way limiting Shareholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a Shareholder vote, consent or other approval (including by written consent), at any meeting of the shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including written consent) with respect to the Merger and the Merger Agreement is sought, Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the approval of the Merger Agreement and the Merger.

          (b)   At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval is sought from the shareholders of the Company, Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger, consolidation, combination, sale of substantial assets (other than the Merger or a similar transaction with Parent), reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other alternative proposal or any other disposition of any shares of Company Common Stock or any interest therein or any similar transaction (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Articles of Incorporation or Bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger or change in any manner the voting rights of the shareholders of the Company or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions"), including in each case any transaction or proposal in furtherance of or that would facilitate such Alternative Transaction or Frustrating Transaction, as the case may be.

        2.    Representations and Warranties of Shareholder.    Shareholder hereby represents and warrants to Parent as follows:

          (a)    Authority.    Shareholder has all requisite power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Shareholder. This Agreement has been duly executed and delivered by Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

          (b)    Consent and Approvals.    The execution, delivery or performance of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby do not and will not (i) require any filing by Shareholder with, or require Shareholder to obtain any permit, authorization, consent or approval of a governmental entity, (ii) conflict with or result in any breach of any provision of the organizational documents of Shareholder, if Shareholder is not a natural person, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any of the terms, conditions or provisions of any contract, to which Shareholder is a party or result in the creation of any Lien (as defined in the Merger Agreement) upon the Shares other than any Lien created pursuant to this Agreement or restrictions on transfer under applicable securities laws, or (iv) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority (as defined in the Merger Agreement) applicable to Shareholder or the Subject Shares.

          (c)    The Shares.    The Subject Shares and the certificates representing such Shares are now, and at all times during the term of this Agreement will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, and Shareholder has good and marketable title to such Shares, free and clear of any Liens (other than any Lien created pursuant to this Agreement or restrictions on transfer under applicable securities laws), proxies, voting trusts or agreements, understandings or arrangements of any kind or nature whatsoever. Shareholder owns of record or beneficially no shares of Company Common Stock other than the Subject Shares.

          (d)    Merger Agreement.    Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder's execution and delivery of this Agreement.

        3.    No Proxies or Encumbrances; Transfer Restrictions; Non-Solicitation.    Except as otherwise provided herein, Shareholder shall not directly or indirectly (a) grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust, or enter into any other voting agreement with respect to the Subject Shares, (b) sell, assign, transfer, encumber or dispose of any Subject Shares or enter into any contract or other understanding or arrangement with respect thereto (other than with or to Parent) or (c) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder.

        4.    Certain Events.    Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which ownership of its Subject Shares shall pass, whether by operation of law or otherwise, including Shareholder's successors. In the event of any stock split, stock dividend, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock by Shareholder (whether by purchase or otherwise), the number of Subject Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional or decreased shares of Company Common Stock issued to or acquired or disposed of by Shareholder.

        5.    Termination.    This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of (i) the effectiveness of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) an amendment to the Merger Agreement that reduces the Merger Consideration to which Shareholder would have otherwise been entitled. None of the representations and warranties contained in this Agreement shall survive the termination of this Agreement.

        6.    Action as Director.    Nothing in this Agreement shall restrict any Shareholder or affiliate of a Shareholder from taking any action in the capacity of a director or officer of the Company or from fulfilling his fiduciary duties under Illinois law.

        7.    Grant of Irrevocable Proxy; Appointment of Proxy.

          (a)   Shareholder hereby irrevocably grants to, and appoints, each of Neil Shafran and Jason Meretsky, and any other individual who shall hereafter be designated by Parent, and each of them, Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote the Subject Shares, or grant a consent or approval in respect of such Shares, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the vote, consent or other approval of the Company's shareholders is sought, (i) in favor of the approval of the Merger Agreement and the Merger and other transactions contemplated by the Merger Agreement and (ii) against any Alternative Transaction or Frustrating Transaction.

          (b)   Shareholder shall, as soon as reasonably practicable following the grant of such an irrevocable proxy under Section 7(a), provide the Company's secretary or any of its officers with a copy of such proxy.

          (c)   Shareholder represents that any proxies heretofore given in respect of such Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

          (d)   Shareholder hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 5.

        8.    General Provisions.

          (a)    Amendments.    This Agreement may not be amended, except by an instrument in writing signed by each of the parties hereto.

          (b)    Notice.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.4 of the Merger Agreement and to Shareholder at its address set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

          (c)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Shareholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of Shareholder; provided, however, that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to an affiliate of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (d)    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

          (e)    Entire Agreement; No Third-Party Beneficiaries.    This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer any rights or remedies upon any person other than the parties hereto.

          (f)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          (g)    Further Assurances.    Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Subject Shares as contemplated by Section 1.

          (h)    Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          (i)    Specific Performance.    The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          (j)    Invalid Provisions.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          (k)    Publicity.    Except as otherwise required by law, court process or as contemplated in the Merger Agreement, for so long as this Agreement is in effect, neither Shareholder nor Parent shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior consultation with the other.

        IN WITNESS WHEREOF, the undersigned here caused this Agreement to be executed and the date first written above.

SYNTELLECT INC:		ARCH VENTURE FUND II, L.P.:		SUBJECT SHARES:
By:	/s/ NEIL SHAFRAN Name: Neil Shafran Title: Director	By:	/s/ KEITH CRANDELL Name: Keith Crandell Title:	1,412,133 Shares
		ARCH II PARALLEL FUND, L.P.:		SUBJECT SHARES:
		By:	/s/ KEITH CRANDELL Name: Keith Crandell Title:	142,002 Shares
		ARCH VENTURE FUND III, L.P.:		SUBJECT SHARES:
		By:	/s/ KEITH CRANDELL Name: Keith Crandell Title:	995,024 Shares
		VALOR CAPITAL MANAGEMENT LP:		SUBJECT SHARES:
		By:	/s/ JOHN M. KRATKY III Name: John M. Kratky III Title: Managing Member of Kratky Management, LLC, the General Partner of Valor Capital Management, L.P.	2,589,940 Shares

ARCH and Valor Voting Agreement

VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Agreement") is made and entered into as of the 26th day of September, 2005, by and between Syntellect Inc., a Delaware corporation ("Syntellect"), and each of the shareholders listed on the signature page hereof (each, a "Shareholder").

        WHEREAS, each Shareholder beneficially owns the number of common shares, par value $.01 per share, of the Company set forth opposite its name on the signature page to this Agreement (the "Subject Shares"); and

        WHEREAS, as an inducement to Syntellect entering into an Agreement and Plan of Merger (the "Merger Agreement") with Apropos Technology, Inc., an Illinois corporation ("Apropos"), pursuant to which Syntellect will acquire 100% of the issued and outstanding shares of common stock of Apropos for $2.76 per share (the "Merger"), each of Valor Capital Management, L.P., ARCH Venture Fund II, L.P., ARCH II Parallel Fund, L.P. and ARCH Venture Fund III, L.P. is entering into a voting agreement on similar terms to this Agreement.

        NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as set forth below.

        1.    Agreement to Vote.    Subject to Section 3 hereof, and without in any way limiting each Shareholder's right to vote its Subject Shares in its sole discretion on any other matters that may be submitted to a Shareholder vote, consent or other approval (including by written consent), each Shareholder agrees to, and shall, vote (or cause to be voted) its Subject Shares (a) in favor of the approval of the Merger Agreement and the Merger and (b) against any transaction or other corporate action that would in any manner delay, impede, frustrate, prevent or nullify the Merger (each, an "Alternative Transaction").

        2.    Treatment of Subject Shares.    Except as otherwise provided herein, no Shareholder shall directly or indirectly (a) grant any proxies or powers of attorney with respect to its Subject Shares or enter into any other voting or other similar arrangement with respect to its Subject Shares, (b) sell, assign, transfer, encumber or otherwise dispose of its Subject Shares or enter into any contract or other understanding or arrangement with respect thereto (other than with or to Syntellect) or (c) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder.

        3.    Termination.    This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of: (a) October 10, 2005, if by such date the Company and Syntellect have not entered into the Merger Agreement, (b) the effective time of the Merger, (c) the termination of the Merger Agreement in accordance with its terms or (d) an amendment to the Merger Agreement that reduces the Merger Consideration to which Shareholder would have otherwise been entitled.

        4.    Grant of Irrevocable Proxy; Appointment of Proxy.    Each Shareholder hereby irrevocably grants to and appoints each of Neil Shafran and Jason Meretsky, and any other individual who shall hereafter be designated by Syntellect, and each of them, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote such Shareholder's Subject Shares, or grant a consent or approval in respect of such shares, at any meeting of shareholders of the Company or in any other circumstances upon which the vote, consent or other approval of the Company's shareholders is sought, (i) in favor of the approval of the Merger Agreement and the Merger and (ii) against any Alternative Transaction. Each Shareholder represents that any proxies given in respect of its Subject Shares prior to the date of this Agreement are not irrevocable, and that any such proxies are hereby revoked. Each Shareholder affirms that the irrevocable proxy set forth in this Section 4 is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 3.

        5.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

        6.    Further Assurances.    Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Syntellect may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Subject Shares as contemplated by Section 1.

        7.    Specific Performance.    The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the undersigned here caused this Agreement to be executed and the date first written above.

SYNTELLECT:		SHAREHOLDER:	SUBJECT SHARES:
By:	SYNTELLECT INC	PATRICK BRADY	1,155,984 Shares
/s/ NEIL SHAFRAN Name: Neil Shafran Title: Director		/s/ PATRICK BRADY
		CATHERINE R. BRADY	612,110 Shares
/s/ CATHERINE R. BRADY
		BRADY FAMILY LIMITED PARTNERSHIP	525,000 Shares
/s/ PATRICK BRADY Name: Patrick Brady Title: General Partner

Brady Voting Agreement

APPENDIX C

805 ILCS 5/11.65 (2005)

[Prior to 1/1/93 cited as: Ill. Rev. Stat., Ch. 32, para. 11.65]

§ 805 ILCS 5/11.65. Right to dissent

        Sec. 11.65. Right to dissent. (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

        (1)   consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 [805 ILCS 5/11.20] or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30 [805 ILCS 5/11.30];

        (2)   consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

        (3)   an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

          (i)    alters or abolishes a preferential right of such shares;

          (ii)   alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

          (iii)  in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

        (4)   any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 [805 ILCS 5/11.70] or as may be otherwise provided in the articles, by-laws or resolution.

          (b)   A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

          (c)   A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

HISTORY: Source: P.A. 85-1269.

NOTES:

NOTE.

        This section was Ill.Rev.Stat., Ch. 32, para. 11.65.

805 ILCS 5/11.70 (2005)

[Prior to 1/1/93 cited as: Ill. Rev. Stat., Ch. 32, para. 11.70]

§ 805 ILCS 5/11.70. Procedure to Dissent

        Sec. 11.70. Procedure to Dissent. (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

        (b)   If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 [805 ILCS 5/11.30 or 805 ILCS 5/7.10] shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

        (c)   Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

        (d)   A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

        (e)   If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

        (f)    If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

        (g)   The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

        (h)   Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

        (i)    The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

          (1)   Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

          (2)   Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

        If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure [735 ILCS 5/1-101 et seq.].

        (j)    As used in this Section:

          (1)   "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

          (2)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

HISTORY:    Source: P.A. 86-1156.

NOTES:

NOTE.

        This section was Ill.Rev.Stat., Ch. 32, para. 11.70.

APPENDIX D

Jefferies Broadview 520 Madison Avenue, 10th Floor New York, NY 10022 tel 212.284.8100 fax 212.284.8101 www.jefferiesbroadview.com

September 26, 2005

CONFIDENTIAL

Board of Directors
Apropos Technology, Inc.
One Tower Lane
28th Floor
Oakbrook Terrace, IL 60181

Dear Members of the Board:

        We understand that Apropos Technology, Inc. ("Apropos" or the "Company"), Syntellect Inc. ("Syntellect" or "Parent"), a wholly owned subsidiary of Enghouse Systems Limited ("Enghouse"), and Amelia Acquisition Corporation, a wholly owned subsidiary of Parent ("Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Sub will merge with and into Apropos (the "Merger"). Pursuant to the Merger, each issued and outstanding share of Apropos common stock other than treasury shares and shares held by the Company, Sub, Parent and any of other wholly-owned subsidiary of the Company or Parent and Dissenting Shares (as defined in the Agreement) will be cancelled, extinguished and automatically converted into the right to receive $2.76 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully detailed in the Agreement.

        You have requested our opinion as to whether, as of the date hereof, the Merger Consideration is fair from a financial point of view to holders of Apropos common stock.

        Jefferies Broadview, a division of Jefferies & Company, Inc. ("Jefferies Broadview"), provides investment banking services, including merger and acquisition advisory services, to information technology ("IT"), communications, healthcare technology, and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications, healthcare technology, and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Apropos' Board of Directors, have received an engagement fee from Apropos in such capacity and will receive fees from Apropos upon delivery of this opinion and upon the closing of the Merger. In addition, the Company has agreed to indemnify Jefferies Broadview and its affiliates in connection with its engagement and to reimburse certain of our expenses. In the ordinary course of their businesses, Jefferies Broadview and its affiliates may publish research reports regarding the securities of the Company or Enghouse or their respective affiliates, may trade or hold such securities for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

        In rendering our opinion, we have, among other things:

  1.)
  reviewed the terms of the Agreement in the form of the draft dated September 23, 2005 furnished to us by the Company's legal counsel, which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed;

  2.)
  reviewed Apropos' annual report on Form 10-K for the fiscal year ended December 31, 2004, including the audited financial statements included therein, and Apropos' quarterly reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, including the unaudited financial statements included therein;

  3.)
  reviewed certain internal financial and operating information for Apropos, including quarterly financial projections for the fiscal year ending December 31, 2005 and estimate of revenue for the fiscal year ending December 31, 2006 prepared and furnished to us by Apropos' management;

  4.)
  participated in discussions with Apropos management concerning the operations, business strategy, current financial performance and prospects for the Company;

  5.)
  discussed with Apropos management its view of the strategic rationale for the Merger;

  6.)
  reviewed the recent reported closing prices and trading activity for Apropos common stock;

  7.)
  compared certain aspects of Apropos' financial performance with those aspects of public companies we deemed comparable;

  8.)
  analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

  9.)
  assisted in negotiations and discussions related to the Merger among Apropos, Enghouse and their respective financial and legal advisors; and

  10.)
  conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

        In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Apropos or its advisors. With respect to the financial projections and estimates of future revenues examined by us, we have assumed, with your permission, that they were reasonably prepared and reflect the best available estimates and good faith judgments of the management of the Company as to the future performance of the Company. We have also assumed, with your permission, that in the course of obtaining the regulatory and third party approvals, consents and releases necessary for consummation of the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Merger and that the Merger will be consummated in accordance with applicable laws and regulations and the terms of the Agreement as set forth in the September 23, 2005 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. We have not made or taken into account any independent appraisal or valuation of any of Apropos' assets or liabilities, contingent or otherwise. We express no view as to the federal, state or local tax consequences of the Merger.

        For purposes of this opinion, we have assumed that Apropos is not currently involved in any material transaction other than the Merger, other than publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion. It should be understood that, although subsequent developments may affect this opinion, we have no obligation to update, revise or reaffirm the opinion.

        Based upon and subject to the foregoing qualifications and limitations and those set forth below, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to holders of Apropos common stock.

        This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Apropos in connection with its consideration of the Merger and does not constitute a recommendation to any holder of Apropos common stock, or any other person, as to how such person should vote on or act with respect to the Merger. This opinion may not be used for any other purpose whatsoever or disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval; except that this opinion may be included in its entirety, if required, in any proxy statement filed by the Company in respect of the Merger with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel in our sole discretion.

Sincerely,

/s/ JEFFERIES BROADVIEW Jefferies Broadview, a division of Jefferies & Company, Inc.

M M M M M M M M M M M
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
!123456564525!	C 1234567890 J N T
☐ Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

A    Issue

The Board of Directors recommends a vote FOR the following proposal.

1.	To approve the Agreement and Plan of Merger, dated as of September 26, 2005 (the "Merger Agreement"), among Apropos Technology, Inc. ("Apropos"), Syntellect Inc. and Amelia Acquisition Corporation ("Amelia Acquisition") providing for the merger (the "Merger") of Amelia Acquisition with and into Apropos, and to approve the Merger.	For ☐	Against ☐	Abstain ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, including to vote to postpone or to adjourn the Special Meeting to solicit additional proxies in the event that the number of proxies sufficient to approve the Merger Agreement and the Merger has not been received by the date of the Special Meeting.

B    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

When signing as attorney, administrator, personal representative, executor, custodian, trustee, guardian, or corporate official, please give your full title as such. When stock is held in the name of more than one person, each such person should sign the proxy.

Signature 1-Please keep signature within the box	Signature 2-Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - APROPOS TECHNOLOGY, INC.

ONE TOWER LANE 28TH FLOOR, OAKBROOK TERRACE, ILLINOIS 60181
Solicited on behalf of the Board of Directors
Special Meeting of Shareholders—November 21, 2005

The undersigned hereby appoints Donald A. DeLoach, Kenneth D. Barwick and Frank Leonard, or any of them, as proxies, with full powers of substitution, to represent and to vote the stock of the undersigned at the Special Meeting of Shareholders of Apropos Technology, Inc., to be held at the Company's headquarters at One Tower Lane, 28th Floor, Oakbrook Terrace IL 60181, on Tuesday, November 21, 2005, at 10:30a.m., and at any postponements or adjournments thereof. The Board of Directors recommends a vote FOR approval of the Merger Agreement and the Merger.

This Proxy is revocable and it will not be voted if the undersigned is present and voting in person. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED FOR THE PROPOSAL SET FORTH IN ITEM 1, AND WITH REGARD TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE DISCRETION OF THE PROXY HOLDERS AS DESCRIBED IN THE PROXY STATEMENT.

Please mark, sign on the reverse side, date, and return in the enclosed envelope.

(Continued and to be signed on reverse side)

QuickLinks

SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MERGER
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE PARTIES TO THE MERGER
THE SPECIAL MEETING OF APROPOS SHAREHOLDERS
THE MERGER
THE MERGER AGREEMENT
RECENT MARKET PRICES OF APROPOS COMMON STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXCHANGE PROCEDURES
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
HOUSEHOLDING
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
ARTICLE 1 THE MERGER
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
ARTICLE 5 COVENANTS
ARTICLE 6 CONDITIONS
ARTICLE 7 TERMINATION
ARTICLE 8 MISCELLANEOUS
[Prior to 1/1/93 cited as: Ill. Rev. Stat., Ch. 32, para. 11.65]